                             IN THE UNITED STATES BANKRUPTCY COURT

                                  FOR THE DISTRICT OF DELAWARE

--------------------------------------------
In re:                                             Chapter 11

American Classic Voyages Co., et al.,              Case No. 01-10954 (JCA)

               Debtors.                            Jointly Administered

--------------------------------------------

                              DISCLOSURE STATEMENT
                            WITH RESPECT TO DEBTORS'
                            JOINT PLAN OF LIQUIDATION

Francis A. Monaco (No. 2078)
Joseph J. Bodnar (No. 2512)
WALSH, MONZACK AND MONACO, P.A.
1201 Orange Street, Suite 400
Wilmington, DE 19801
(302) 656-8162

   -and-

David S. Heller
Josef S. Athanas
LATHAM & WATKINS
Suite 5800 Sears Tower
233 South Wacker Drive
Chicago, Illinois  60606
(312) 876-7700

Attorneys for the Debtors and
Debtors-in-Possession

                                                          Dated: August __, 2002

                                TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
I.   INTRODUCTION....................................................................     1

     A. Purpose of Disclosure Statement..............................................     1
     B. Overview of the Plan.........................................................     3
     C. Voting Instructions..........................................................    11
     D. Confirmation of the Plan by the Bankruptcy Court.............................    12

II.  BACKGROUND OF THE DEBTORS.......................................................    13

III. THE CHAPTER 11 CASES............................................................    14

     A. Commencement of the Chapter 11 Cases.........................................    14
        1. First Day Relief Granted by the Bankruptcy Court..........................    14
     B. Appointment of Official Committee of Unsecured Creditors.....................    16
     C. Approval to Implement Revised Incentive Plan and Employee Retention Plan.....    16
     D. The Vessels..................................................................    17
        1. The ms Patriot:...........................................................    17
        2. The s.s. Independence:....................................................    18
        3. The Cape May Light and the Cape Cod Light:................................    18
        4. New Ships.................................................................    19
        5. Sale of the Delta Queen, the Mississippi Queen and the American Queen.....    29
        6. The Columbia Queen........................................................    21
     E. Allocation Stipulation and Stipulation Valuing the American Queen............    22
     F. Distributable Proceeds of the Asset Sale.....................................    23
     G. Rejection of Unexpired Non-Residential Real Property Leases and
        Rejection of Certain Executory Contracts.....................................    23
     H. Rejection of Collective Bargaining Agreements................................    24
     I. AMI Contract Dispute.........................................................    25
     J. Monumental Litigation........................................................    26
     K. Bar Date.....................................................................    27
     L. ADR Motion...................................................................    27
     M. Objections to Proofs of Claims...............................................    27

IV.  CHAPTER 11 PLAN.................................................................    29

     A. Summary......................................................................    29
     B. Summary of Treatment of Claims and Interests.................................    30
        1. Class 1 - Other Priority Claims...........................................    30
        2. Class 2 - MARAD AQ Secured Claims.........................................    31
        3. Class 3 - Other AQ Secured Claims.........................................    31
        4. Class 4 - General Secured Claims..........................................    32
        5. Class 5 - Convenience Claims..............................................    32
        6. Class 6 - General Unsecured Claims........................................    34
        7. Class 7 - Intercompany Claims.............................................    34


        8. Class 8 - Interests.......................................................    35
     C. Conversion from Chapter 11 to Chapter 7 Liquidations of the Converting
        Debtors......................................................................    35
     D. Substantive Consolidation of the Liquidating Debtors; Recharacterization or
        Equitable Subordination of AMCV Claims.......................................    36
     E. Post-Confirmation Operations of the Debtors..................................    39
     F. Distributions Under the Plan.................................................    41
     G. Conditions to the Effective Date.............................................    43
     H. Modification/Revocation of the Plan..........................................    44
     I. Effect of Confirmation.......................................................    45
     J. Exculpation, Injunction, Release and Limitation of Liability.................    45
     K. Retention of Jurisdiction....................................................    46
     L. Retention and Enforcement of Causes in Action................................    48
     M. Objections to Claims.........................................................    49
     N. Treatment of Executory Contracts and Unexpired Leases........................    49

V.   FUNDING AND FEASIBILITY OF THE PLAN.............................................    50

     A. Funding of the Plan..........................................................    50
     B. Best Interests Test..........................................................    51
     C. Avoidance Action Analysis....................................................    52
     D. Feasibility..................................................................    52
     E. Risk Factors Associated with the Plan........................................    52

VI.  ALTERNATIVES TO THE PLAN........................................................    53

VII. CERTAIN FEDERAL INCOME TAX CONSIDERATIONS.......................................    54

     A. In General...................................................................    54
     B. Federal Income Tax Consequences to the Debtors...............................    55
     C. Federal Income Tax Consequences to Holders of Claims.........................    55
     D. Information Reporting and Backup Withholding.................................    56
     E. Importance of Obtaining Professional Tax Assistance..........................    57

                                I. INTRODUCTION

A.    PURPOSE OF DISCLOSURE STATEMENT

            American Classic Voyages Co., a Delaware corporation ("AMCV"), and those other subsidiaries and affiliates listed on Exhibit A hereto (together with AMCV, the "Debtors" or the "Company") provide this Disclosure Statement to certain of the Debtors' creditors to permit such creditors to make an informed decision in voting to accept or reject the Joint Plan of Liquidation of American Classic Voyages Co., et al., filed by the Debtors (the "Plan").(1) A copy of the Plan accompanies this Disclosure Statement as Exhibit B.

            This Disclosure Statement is presented to certain holders of Claims against the Debtors to satisfy the requirements of section 1125 of the United States Bankruptcy Code, 11 U.S.C. Sections 101-1330 (the "Bankruptcy Code").
Section 1125 requires that a disclosure statement provide information sufficient to enable a hypothetical and reasonable investor, typical of the Debtors' creditors, to make an informed judgment whether to accept or reject the Plan. This Disclosure Statement may not be relied upon for any purpose other than that described above.

            THIS DISCLOSURE STATEMENT AND THE PLAN ARE AN INTEGRAL PACKAGE, AND THEY MUST BE CONSIDERED TOGETHER FOR THE READER TO BE ADEQUATELY INFORMED.

            NO REPRESENTATIONS CONCERNING THE DEBTORS (PARTICULARLY AS TO THE VALUE OF THEIR PROPERTY) ARE AUTHORIZED BY THE DEBTORS OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT AND ITS EXHIBITS. ANY REPRESENTATIONS OR INDUCEMENTS MADE TO SECURE YOUR ACCEPTANCE OF THE PLAN OTHER THAN AS CONTAINED IN THIS DISCLOSURE STATEMENT AND ITS EXHIBITS AND THE ACCOMPANYING LETTER OF SUPPORT FROM THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS ("CREDITORS' COMMITTEE") SHOULD NOT BE RELIED UPON BY YOU IN ARRIVING AT YOUR DECISION, AND SUCH ADDITIONAL REPRESENTATIONS AND INDUCEMENTS SHOULD BE REPORTED TO COUNSEL FOR THE DEBTORS, WHO SHALL IN TURN DELIVER SUCH INFORMATION TO THE BANKRUPTCY COURT FOR SUCH ACTION AS MAY BE APPROPRIATE.

            THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT, INCLUDING ANY EXHIBITS CONCERNING THE FINANCIAL CONDITION OF THE DEBTORS AND THE OTHER INFORMATION CONTAINED HEREIN, HAS NOT BEEN SUBJECT TO AN AUDIT OR INDEPENDENT REVIEW EXCEPT AS EXPRESSLY SET FORTH HEREIN. ACCORDINGLY, THE DEBTORS ARE UNABLE TO WARRANT OR REPRESENT THAT THE INFORMATION CONCERNING THE DEBTORS OR THEIR FINANCIAL CONDITION IS ACCURATE OR COMPLETE. THE PROJECTED INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PRESENTED FOR ILLUSTRATIVE

--------

(1) Capitalized terms used herein but not otherwise defined have the meanings assigned to such terms in the Plan.

PURPOSES ONLY, AND, BECAUSE OF THE UNCERTAINTY AND RISK FACTORS INVOLVED, THE DEBTORS' ACTUAL RESULTS MAY NOT BE AS PROJECTED HEREIN.

            ALTHOUGH AN EFFORT HAS BEEN MADE TO BE ACCURATE, THE DEBTORS DO NOT WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT AND ITS EXHIBITS IS CORRECT. THE DISCLOSURE STATEMENT CONTAINS ONLY A SUMMARY OF THE PLAN. EACH CREDITOR IS URGED TO REVIEW THE PLAN PRIOR TO VOTING ON IT.

            THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE OF THE DISCLOSURE STATEMENT UNLESS ANOTHER TIME IS SPECIFIED. THE DELIVERY OF THIS DISCLOSURE STATEMENT SHALL NOT UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH SINCE THE DATE OF THE DISCLOSURE STATEMENT.

            A STATEMENT OF THE ASSETS AND LIABILITIES OF THE DEBTORS AS OF THE DATE OF THE COMMENCEMENT OF THEIR CHAPTER 11 CASES IS ON FILE WITH THE CLERK OF THE BANKRUPTCY COURT AND MAY BE INSPECTED BY INTERESTED PARTIES DURING REGULAR BUSINESS HOURS.

            THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH
SECTION 1125 OF THE BANKRUPTCY CODE AND NOT IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE NON-BANKRUPTCY LAW. ENTITIES HOLDING OR TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING CLAIMS AGAINST, INTERESTS IN OR SECURITIES OF THE DEBTORS SHOULD EVALUATE THIS DISCLOSURE STATEMENT ONLY IN LIGHT OF THE PURPOSE FOR WHICH IT WAS PREPARED.

            THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

            Pursuant to the Bankruptcy Code, the Plan was filed on July 30, 2002 and this Disclosure Statement was filed on August ___, 2002. The Bankruptcy Court will hold a hearing on confirmation of the Plan beginning at __:__ __.m. (prevailing Eastern time) on ___________ __, 2002, in the United States District Court for the District of Delaware, J. Caleb Boggs Federal Building, Courtroom 2A, 844 N. King Street, Wilmington, Delaware 19801. At that Confirmation Hearing, the Bankruptcy Court will consider whether the Plan satisfies the requirements of the Bankruptcy Code, including whether the Plan is in the best interests of the claimants, and will review a ballot report concerning votes cast for acceptance or rejection of the Plan.

            To obtain, at your cost, additional copies of this Disclosure Statement or of the Plan, please contact:

        Logan & Company, Inc.
        546 Valley Road
        Upper Montclair, NJ  07043
        (973) 509-3190

B.    OVERVIEW OF THE PLAN

            THE FOLLOWING IS A BRIEF SUMMARY OF THE TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN. THE DESCRIPTION OF THE PLAN SET FORTH BELOW CONSTITUTES A SUMMARY ONLY. CREDITORS AND OTHER PARTIES IN INTEREST ARE URGED TO REVIEW THE MORE DETAILED DESCRIPTION OF THE PLAN CONTAINED IN SECTION IV OF THIS DISCLOSURE STATEMENT AND THE PLAN ITSELF. THE PLAN IS ATTACHED AS EXHIBIT B TO THIS DISCLOSURE STATEMENT.

            As described in detail in Section III hereof, the Debtors set forth on Exhibit 3 to the Plan (the "Liquidating Debtors") sold substantially all of their assets to DNPS Delta Queen Steamboat Company, Inc. ("DNPS") for total consideration of $80.9 million (the "Asset Sale"). Pursuant to the Plan, the proceeds of this Asset Sale and the other Assets of the Liquidating Debtors shall be distributed to the Creditors of the Liquidating Debtors. The remaining Debtors, set forth on Exhibit 2 to the Plan (the "Converting Debtors"), have little or no assets in which they have any equity. Thus, pursuant to the Plan, the Chapter 11 Cases of these Converting Debtors shall be converted to liquidations under chapter 7 of the Bankruptcy Code.

            The Plan classifies Claims against and Interests in the Liquidating Debtors into 8 classes. Except as set forth below, the Plan provides that holders of Class 1 Allowed Other Priority Claims, Class 3 Allowed Other AQ Secured Claims, Class 4 Allowed General Secured Claims, Class 5 Allowed Convenience Claims and Class 6 Allowed General Unsecured Claims generally will be entitled to initial distributions of Cash on, or as soon as reasonably practicable after, the Effective Date and additional distributions based on recoveries from the liquidation of remaining assets and causes of actions of the Debtors after the Effective Date. Holders of Class 2 Allowed MARAD AQ Secured Claims will retain the MARAD Notes received from the close of the Asset Sale in full satisfaction of such Claims. The Plan provides that the holders of Class 7 Allowed Intercompany Claims and the holders of Class 8 Interests will receive no distribution and that all Intercompany Claims and Interests will be cancelled.

            Procedures for the distribution of Cash pursuant to the Plan, including matters that are expected to affect the timing of the receipt of distributions by certain holders of Claims, are described in detail in Section IV of this Disclosure Statement.

            In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims of the kinds specified in sections 503(b), 507(a)(1) and 507(a)(8) of the Bankruptcy Code have not been classified under the Plan and their treatment is set forth in Article 2 of the Plan.

            The Plan provides for payment in full in Cash on the Effective Date, or as soon thereafter as is reasonably practicable, to all holders of Class 1 Allowed Other Priority Claims. Class 1 is not Impaired.

            The Plan provides that all Class 2 Allowed MARAD AQ Secured Claims shall be satisfied by the receipt of the MARAD Notes from the close of the Asset Sale to DNPS. Class 2 is Impaired.

            The Plan provides that each holder of a Class 3 Allowed Other AQ Secured Claim will receive the collateral securing such Allowed Other AQ Secured Claim or Cash in the respective allocable amounts obtained from the sale of the collateral securing such holder's Allowed Other AQ Secured Claim or such other treatment as may be agreed upon in writing by the holder of such Allowed Other AQ Secured Claim and the Liquidating Debtors. Class 3 is not impaired.

            The Plan provides that each holder of a Class 4 Allowed General Secured Claim will receive the collateral securing such Allowed General Secured Claim or Cash in the respective allocable amounts obtained from the sale of the collateral securing such holder's Allowed General Secured Claim or such other treatment as may be agreed upon in writing by the holder of such Allowed General Secured Claim and the Liquidating Debtors. Class 4 is not impaired.

            The Plan provides that each holder of a Class 5 Allowed Convenience Claim will receive an amount equal in Cash to 50% of such Allowed Convenience Claim, or such other amount as may be agreed upon by the holder of such Allowed Convenience Claim and the Liquidating Debtors. Class 5 is Impaired.

            The Plan provides that all holders of Class 6 Allowed General Unsecured Claims will receive in Cash a Pro Rata share of the remaining Assets (including Cash) after distributions to all higher priority Allowed Claims. Class 6 is Impaired.

            The Plan provides that all Class 7 Intercompany Claims and Class 8 Interests will be cancelled and extinguished under the Plan. The holders of Class 7 Claims and Class 8 Interests will receive no distribution under the Plan. Class 7 and 8 are Impaired.

            As discussed in Section IV(D) of this Disclosure Statement, the Plan is also premised on the substantive consolidation of all of the Liquidating Debtors with respect to the treatment of all Claims other than Secured Claims in Classes 2, 3, and 4, as provided below. The Plan does not contemplate substantive consolidation of the Liquidating Debtors with respect to Classes of Secured Claims against or Interests in the Liquidating Debtors, which shall be deemed to apply separately with respect to each Plan proposed by each Liquidating Debtor.

            To effectuate the substantive consolidation of the Liquidating Debtors with respect to all Claims except for Secured Claims, as of the Effective Date, (a) all Class 7 Intercompany Claims and Class 8 Interests will be cancelled (b) after giving effect to the transfers set forth in the Plan to the holders of Administrative Claims, Professional Claims, Allowed Priority Tax Claims, Class 1 Claims, Class 2 Claims, Class 3 Claims, Class 4 Claims, all Assets and liabilities of the Liquidating Debtors will be merged or treated as though they were merged, (c) all guarantees of the Liquidating Debtors of the obligations of any other Liquidating Debtor and any joint or several liability of any of the Liquidating

Debtors shall be eliminated, (d) except with respect to Secured Claims, each and every Claim against any Liquidating Debtor shall be deemed filed against the consolidated Liquidating Debtors and all Claims filed against more than one Liquidating Debtor for the same liability shall be deemed one Claim against and obligation of the consolidated Liquidating Debtors.

            The Debtors believe that distributions under the Plan will provide Creditors of the Liquidating Debtors at least the same recovery on account of Allowed Claims as would distributions by a chapter 7 trustee. However, distributions under the Plan to Creditors of the Liquidating Debtors would be made more quickly than distributions by a chapter 7 trustee and a chapter 7 trustee would charge a substantial fee, reducing the amount available for distribution on account of Allowed Claims. Additionally, the Creditors' Committee supports the Plan. ACCORDINGLY, THE DEBTORS URGE EACH CREDITOR ENTITLED TO VOTE ON THE PLAN TO VOTE TO ACCEPT THE PLAN.

            Following are detailed, Class-by-Class summaries of the description and treatment of Allowed Claims under the Plan.

CLASS DESCRIPTION                           TREATMENT UNDER PLAN
-----------------                           --------------------
CLASS 1 - OTHER PRIORITY CLAIMS             On the Effective Date, or as soon thereafter as is
                                            reasonably practicable, each Allowed Other Priority
                                            Claim shall be paid, in full satisfaction,
                                            settlement, release and discharge of and in
                                            exchange for such Allowed Other Priority Claim,
                                            (a) Cash equal to the amount of such Allowed Other
                                            Priority Claim, or (b) such other treatment as to
                                            which the Liquidating Debtors and the holder of
                                            such Allowed Other Priority Claim have agreed upon
                                            in writing.

CLASS 2 - MARAD AQ SECURED CLAIMS           Pursuant to the DNPS sale documentation in
                                            connection with the Asset Sale, payment of the
                                            $47,311,509.40 Asset Sale proceeds allocable to the
                                            Assets of Great AQ Steamboat, L.L.C. was in the
                                            form of assumption of the Assumed MARAD Notes and
                                            execution and delivery of the New MARAD Note.
                                            Receipt by MARAD of the MARAD Notes was in full
                                            satisfaction, settlement, release and discharge of
                                            and in exchange for all Allowed Claims of MARAD
                                            against Great AQ Steamboat, L.L.C.  Accordingly,
                                            pursuant to the MARAD Stipulation, MARAD withdrew
                                            and released its Claims against Great AQ Steamboat,
                                            L.L.C., including any MARAD AQ Deficiency Claim.

CLASS DESCRIPTION                           TREATMENT UNDER PLAN
-----------------                           --------------------
CLASS 3 - OTHER AQ SECURED CLAIMS           At the Liquidating Debtors' option (after
                                            consultation with the Reconstituted Committee), as
                                            soon as is practicable after the later of (x) the
                                            Effective Date, or (y) thirty (30) days after the
                                            date on which a Claim against Great AQ Steamboat,
                                            L.L.C. becomes an Allowed Other AQ Secured Claim,
                                            the Liquidating Debtors shall, in full
                                            satisfaction, settlement, release and discharge of
                                            and in exchange for such Allowed Other AQ Secured
                                            Claim, (a) distribute to each holder of an Allowed
                                            Other AQ Secured Claim the collateral securing such
                                            Allowed Other AQ Secured Claim, (b) distribute to
                                            each holder of an Allowed Other AQ Secured Claim
                                            Cash in an amount not to exceed the amount of its
                                            Allowed Other AQ Secured Claim (payable first, if
                                            applicable, from amounts set aside on account of
                                            such Other AQ Secured Claim by order of the
                                            Bankruptcy Court), or (c) provide for such other
                                            treatment as may be agreed upon by the holder of
                                            such Allowed Other AQ Secured Claim and the
                                            Liquidating Debtors.

CLASS 4 - GENERAL SECURED CLAIMS            At the Liquidating Debtors' option (after
                                            consultation with the Reconstituted Committee), as
                                            soon as is practicable after the later of (x) the
                                            Effective Date, or (y) thirty (30) days after the
                                            date on which a Claim becomes an Allowed General
                                            Secured Claim, the Liquidating Debtors shall, in
                                            full satisfaction, settlement, release and
                                            discharge of and in exchange for such Allowed
                                            General Secured Claim, (a) distribute to each
                                            holder of an Allowed General Secured Claim the
                                            collateral securing such Allowed General Secured
                                            Claim, (b) distribute to each holder of an Allowed
                                            General Secured Claim Cash in an amount not to
                                            exceed the Allowed General Secured Claim, equal to
                                            the proceeds actually realized from the sale of any
                                            collateral securing such Claim (payable first, if
                                            applicable, from amounts set aside on account of
                                            such General Secured Claim by order of the
                                            Bankruptcy Court), less the actual costs and
                                            expenses of disposing of such collateral, or
                                            (c) provide for such other treatment as may be
                                            agreed upon by the holder of such Allowed General
                                            Secured Claim and the Liquidating Debtors.

CLASS 5 - CONVENIENCE CLAIMS                At the Liquidating Debtors' option (after
                                            consultation with the Reconstituted Committee), as
                                            soon as

CLASS DESCRIPTION                           TREATMENT UNDER PLAN
-----------------                           --------------------
                                            practicable after the later of (x) the
                                            Effective Date or (y) thirty (30) days after the
                                            date on which a Convenience Claim becomes an
                                            Allowed Convenience Claim, the Liquidating Debtors
                                            shall, in full satisfaction, settlement, release
                                            and discharge of such Allowed Convenience Claim,
                                            (a) distribute to each holder of an Allowed
                                            Convenience Claim Cash in an amount equal to 50% of
                                            such Allowed Convenience Claim, or (b) provide for
                                            such other treatment as may be agreed upon by the
                                            holder of such Allowed Convenience Claim and the
                                            Liquidating Debtors.

CLASS 6 - GENERAL UNSECURED CLAIMS          After (a) satisfaction in full or satisfaction in
                                            accordance with this Plan of all Allowed
                                            Administrative Claims, Allowed Professional Claims
                                            and Allowed Priority Tax Claims as provided in
                                            Article 2 of the Plan and (b) the treatment
                                            provided in the Plan for Allowed Claims in Classes
                                            1, 2, 3, 4 and 5, all remaining Available Cash
                                            shall be distributed Pro Rata among holders of
                                            Allowed General Unsecured Claims in Class 6.  If,
                                            after the Effective Date, any Cash is available
                                            from, among other things, the liquidation of Assets
                                            of the Liquidating Debtors' Estates, the
                                            prosecution and enforcement of causes of action of
                                            the Liquidating Debtors, the release of funds from
                                            the Disputed Claims Reserve, or unclaimed,
                                            undeliverable or time-barred distributions to
                                            holders of Allowed Claims pursuant to the Plan and,
                                            in any such case, such Cash becomes Available Cash,
                                            then such Cash shall be treated as Available Cash
                                            and distributed in accordance with this Section 5.6
                                            on a Subsequent Distribution Date, if any, and the
                                            Final Distribution Date in accordance with the
                                            procedures set forth below.  Notwithstanding the
                                            foregoing, the aggregate distributions received
                                            pursuant to the Plan do not exceed the amount of
                                            the Allowed Claim (together with post-petition
                                            interest accruing on such Allowed Claims from and
                                            after the Petition Date at a rate equal to five
                                            percent (5%) per annum, compounded annually, solely
                                            for purposes of calculating the cap on any such
                                            distribution).

CLASS 7 - INTERCOMPANY CLAIMS               As a result of the substantive consolidation of the
                                            Liquidating Debtors for purposes of distributions
                                            to holders of all Allowed Claims other than Secured

CLASS DESCRIPTION                           TREATMENT UNDER PLAN
-----------------                           --------------------
                                            Claims under the Plan, and if the Claims of AMCV
                                            against the Liquidating Debtors are recharacterized
                                            as Interests or equitably subordinated, as a result
                                            of such recharacterization or subordination,
                                            holders of Intercompany Claims will not receive any
                                            distributions of property under the Plan on account
                                            of their Intercompany Claims and, on the Effective
                                            Date, the Intercompany Claims will be cancelled.

CLASS 8 - INTERESTS                         Holders of Interests will not receive any
                                            distribution of property under the Plan on account
                                            of their Interests and, on the Effective Date, the
                                            Interests will be cancelled.

Following are detailed, Class-by-Class summaries of the estimated Allowed Claims against the Liquidating Debtors and the estimated distribution to the Creditors of the Liquidating Debtors on account of such Allowed Claims. THE AMOUNTS SET FORTH IN THE FOLLOWING SUMMARIES ARE MERELY ESTIMATES, THE ACTUAL AMOUNTS COULD BE SUBSTANTIALLY DIFFERENT, CAUSING THE ULTIMATE DISTRIBUTIONS TO CREDITORS TO BE HIGHER OR LOWER THAN ESTIMATED.

The table set forth below describes the classification of Claims and Interests under the Plan with estimates of (1) the approximate amount of Claims in each Class and number of Interests that have been asserted, (2) the amount of Claims in each Class that the Debtors estimate will be allowed, and (3) the nature and extent of the distributions to be made under the Plan on account of such Allowed Claims. The distribution amounts do not reflect the effect of Avoidance Actions not released by the Plan.

      Whether the Bankruptcy Court recharacterizes or equitably subordinates the Claims of AMCV against the Liquidating Debtors will have a material impact upon the recoveries of holders of Allowed General Unsecured Claims in these Chapter 11 cases. Accordingly, summaries (a) assuming AMCV's claims against the Liquidating Debtors are recharacterized or equitably subordinated and (b) assuming AMCV's Claims against the Liquidating Debtors are not equitably subordinated are included below.

  SUMMARY OF ESTIMATED DISTRIBUTIONS UNDER THE PLAN IF THE CLAIMS OF AMCV ARE
                        RECHARACTERIZED OR SUBORDINATED

------------------------------------------------------------------------------------------------------------------------------
                                             TOTAL AMOUNT OF CLAIMS/INTERESTS                  ESTIMATED DISTRIBUTION
------------------------------------------------------------------------------------------------------------------------------
CLASS                                    APPROXIMATE                 ESTIMATED                     CASH/PROPERTY
                                       AMOUNTS ASSERTED           ALLOWED AMOUNTS
------------------------------------------------------------------------------------------------------------------------------
Class 1 - Other Priority Claims         $  7,909,166.35         $ 4,000,000              $1.00 per dollar of Allowed Claim

------------------------------------------------------------------------------------------------------------------------------
Class 2 - MARAD AQ Secured Claims       $ 45,735,000            Amount equal to value    MARAD Notes
                                                                of MARAD Notes

------------------------------------------------------------------------------------------------------------------------------
Class 3 - Other AQ Secured Claims       $  1,059,019.26         $   800,000              $1.00 per dollar of Allowed Claim or
                                                                                         the property securing such Claim

------------------------------------------------------------------------------------------------------------------------------
Class 4 - General Secured Claims        $ 10,238,511.00         $  1,800,000             $1.00 per dollar of Allowed Claim or
                                                                                         the property securing such Claim

------------------------------------------------------------------------------------------------------------------------------
Class 5 - Convenience Claims            $  1,695,624.85         $  1,700,000             $.50 per dollar of Allowed Claim

------------------------------------------------------------------------------------------------------------------------------
Class 6 - General Unsecured Claims      $216,396,104.68         $ 75,000,000             $.27 per dollar of Allowed Claim

------------------------------------------------------------------------------------------------------------------------------
Class 7 - Intercompany Claims           $281,050,453.49         $281,050,453.49          No distribution

------------------------------------------------------------------------------------------------------------------------------
Class 8 - Interests                     N/A                     N/A                      No distribution

------------------------------------------------------------------------------------------------------------------------------

         SUMMARY OF ESTIMATED DISTRIBUTIONS UNDER THE PLAN IF THE CLAIMS
           OF AMCV ARE NOT RECHARACTERIZED OR EQUITABLY SUBORDINATED

--------------------------------------------------------------------------------------------------
                                TOTAL AMOUNT OF CLAIMS/INTERESTS           ESTIMATED DISTRIBUTION
--------------------------------------------------------------------------------------------------
CLASS                            APPROXIMATE           ESTIMATED               CASH/PROPERTY
                              AMOUNTS ASSERTED      ALLOWED AMOUNTS
--------------------------------------------------------------------------------------------------
Class 1 - Other Priority      $  7,909,166.35       $  4,000,000           $1.00 per dollar of
Claims                                                                     Allowed Claim

--------------------------------------------------------------------------------------------------
Class 2 - MARAD AQ Secured    $ 45,735,000          Amount equal to value  MARAD Notes
Claims                                              of MARAD Notes

--------------------------------------------------------------------------------------------------
Class 3 - Other AQ Secured    $  1,059,019.26       $    800,000           $1.00 per dollar of
Claims                                                                     Allowed Claim or the
                                                                           property securing such
                                                                           Claim

--------------------------------------------------------------------------------------------------
Class 4 - General Secured     $ 10,238,511.00       $  1,800,000           $1.00 per dollar of
Claims                                                                     Allowed Claim or the
                                                                           property securing such
                                                                           Claim

--------------------------------------------------------------------------------------------------
Class 5 - Convenience Claims  $  1,695,624.85       $  1,700,000           $.50 per dollar of
                                                                           Allowed Claim

--------------------------------------------------------------------------------------------------
Class 6 - General Unsecured   $302,977,372.39       $161,581,267.71        $.13 per dollar of
Claims                                                                     Allowed Claim

--------------------------------------------------------------------------------------------------
Class 7 - Intercompany        $194,469,185.78       $194,469,185.78         No distribution
Claims

--------------------------------------------------------------------------------------------------
Class 8 - Interests           N/A                   N/A                     No distribution

--------------------------------------------------------------------------------------------------

C.    VOTING INSTRUCTIONS

            Only holders of Allowed Claims against Liquidating Debtors in Impaired Classes of Claims are entitled to vote on the Plan. The claimants in Classes 1, 3 and 4 are not Impaired under the Plan and thus pursuant to section 1126(f) of the Bankruptcy Code the claimants in Classes 1, 3 and 4 are deemed to have accepted the Plan. Holders of Claims in Classes 2, 5, and 6 are Impaired and thus may vote to accept or reject the Plan. The Debtors have enclosed ballots with this Disclosure Statement to solicit the votes of all claimants in Classes 2, 5, and 6. The holders of Claims in Class 7 and holders of Class 8 Interests shall receive no distribution under the Plan. Thus, pursuant to section 1126(g) of the Bankruptcy Code, the holders of Claims in Class 7 and the holders of Class 8 Interests are deemed to have rejected the Plan.

BEFORE VOTING, YOU SHOULD READ THIS DISCLOSURE STATEMENT AND ITS EXHIBITS, INCLUDING THE PLAN, IN THEIR ENTIRETY.

            You may vote on the Plan by completing the enclosed ballot and mailing it to Logan & Company, Inc., the Debtors' Claims and Noticing Agent, at:

        Logan & Company, Inc.
        546 Valley Road
        Upper Montclair, NJ  07043

You should use the ballot sent to you with this Disclosure Statement to cast your vote for or against the Plan. You may not cast ballots or votes orally. In order for your ballot to be considered by the Bankruptcy Court, it must be received at the above address no later than the time designated in the notice accompanying this Disclosure Statement. Any ballot executed by the holder of an Allowed Claim, but which does not indicate acceptance or rejection of the Plan, shall be considered a vote to accept the Plan. If you are a Claimant in either Class 2, Class 5 or Class 6 and you did not receive a ballot with this Disclosure Statement, please contact:

        Logan & Company, Inc.
        546 Valley Road
        Upper Montclair, NJ  07043
        Attn:  AMCV Plan Voting Department
        Telephone:  (973) 509-3190

            Only holders of Allowed Claims in Impaired classes of Claims are entitled to vote on the Plan.

            An Impaired class of Claims accepts the Plan if at least two-thirds (2/3) in amount and more than one-half (1/2) in number of the Allowed Claims in the class that are actually voted are cast in favor of the Plan. Holders of Allowed Claims who do not execute a ballot are not counted as having voted either for or against the Plan. Whether or not a creditor or interest holder votes on the Plan, such Person will be bound by the terms and treatment set forth in the Plan if the Plan is accepted by the requisite majorities of the classes of creditors and interest holders and is confirmed by the Bankruptcy Court. Pursuant to the provisions of section 1126 of the Bankruptcy Code, the Bankruptcy Court may disallow any vote accepting or rejecting the Plan if such vote is not cast in good faith.

            If the voting members of an Impaired class do not vote unanimously for the Plan but, nonetheless, vote for the Plan by at least the requisite two-thirds (2/3) in amount and one-half (1/2) in number of Allowed Claims or allowed interests in that class actually voted, the Plan, at a minimum, must provide that each member of such class will receive property of a value, as of the Effective Date of the Plan, that is not less than the amount such class members would receive or retain if the applicable Liquidating Debtor were liquidated under chapter 7 of the Bankruptcy Code.

            The Debtors may dispute proofs of Claim or Interest that have been filed or that the Liquidating Debtors listed as disputed in the schedules that the Liquidating Debtors filed with the Bankruptcy Court. Persons whose Claims or Interests are disputed may vote on or otherwise participate in distributions under the Plan only to the extent that the Bankruptcy Court allows their Claims or Interests. The Bankruptcy Court may temporarily allow a Claim or Interest for voting purposes only. Allowance of a Claim or Interest for voting purposes or disallowance of a Claim or Interest for voting purposes does not necessarily mean that all or a portion of that Claim or Interest will be allowed or disallowed for distribution purposes. The Debtors' schedules listing Claims and Interests and whether such Claims or Interests are disputed can be inspected at the Office of the Clerk of the United States Bankruptcy Court for the District of Delaware, 824 Market Street, Wilmington, Delaware, 19801 or at the offices of Logan & Company, Inc., the Debtors' Claims and Noticing Agent, as the address set forth above.

            The Bankruptcy Court established April 30, 2002 as the Bar Date by which all proofs of Claim were required to be filed, with the exception of Claims of customers for customer deposits. Pursuant to the Plan, Claims of customers for customer deposits must be filed on or prior to the first Business Day that is at least thirty (30) days following the Effective Date. Pursuant to the Plan, all unpaid administrative claims must be filed on or before the Administrative Claims Bar Date. The Administrative Claims Bar Date is the first Business Day that is at least sixty (60) days following the Effective Date.

            Whether or not a creditor or interest holder votes on the Plan, such Person will be bound by the terms and treatment set forth in the Plan if the Plan is accepted by the requisite majorities of the classes of creditors and interest holders and is confirmed by the Bankruptcy Court. Allowance of a Claim or Interest for voting purposes does not necessarily mean that all or a portion of that Claim or Interest will be allowed or disallowed for distribution purposes.

D.    CONFIRMATION OF THE PLAN BY THE BANKRUPTCY COURT

            Once it is determined which Impaired classes have or have not accepted the Plan, the Bankruptcy Court will determine whether the Plan may be confirmed. Class 7 and Class 8 receive no distributions on account of their respective Claims and Interests and are therefore deemed to have rejected the Plan. However, the Bankruptcy Court may confirm the Plan even if all but one of the Impaired classes do not accept the Plan if the Bankruptcy Court finds that the remaining Impaired class of Claims (not including any acceptances by "insiders" as defined in section 101(31) of the Bankruptcy Code) has accepted the Plan and that certain additional conditions are met. The Debtors will therefore request that the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code with respect to any non-accepting Class of Claims or Interests.

            Section 1129(b) of the Bankruptcy Code is generally referred to as the "cramdown" provision. Pursuant to the cramdown provision, the Bankruptcy Court may confirm the Plan over the objection of a non-accepting Class of Secured Claims if the Plan satisfies one of the alternative requirements of section 1129(b)(2)(A) of the Bankruptcy Code. Likewise, the Bankruptcy Court may confirm the Plan over the objection of a non-accepting Class of Unsecured Claims if the non-accepting claimants will receive the full value of their Claims, or, if the non-accepting claimants receive less than full value, if no Class of junior priority will receive anything on account of their pre-petition Claims or Interests.

            If the Plan does not meet the cramdown requirements as set forth above with respect to all of the Liquidating Debtors, in the Liquidating Debtors' sole discretion, the Plan may be (a) revoked as to all of the Liquidating Debtors, or (b) revoked as to the Liquidating Debtor not satisfying the cramdown requirements (such Debtor's Chapter 11 Case being converted to a chapter 7 liquidation, continued or dismissed in the Debtors' sole discretion) and confirmed as to the remaining Liquidating Debtors.

            THESE ARE COMPLEX STATUTORY PROVISIONS, AND THE PRECEDING PARAGRAPHS ARE NOT INTENDED TO BE A COMPLETE SUMMARY OF THE LAW. IF YOU DO NOT UNDERSTAND THESE PROVISIONS, PLEASE CONSULT WITH YOUR ATTORNEY. BECAUSE CLASSES 7 AND 8 RECEIVE NO DISTRIBUTIONS ON ACCOUNT OF THEIR RESPECTIVE CLAIMS AND INTERESTS AND ARE THUS DEEMED TO HAVE REJECTED THE PLAN, THE DEBTORS INTEND TO RELY UPON THE "CRAMDOWN" PROVISION OF SECTION 1129(B) OF THE BANKRUPTCY CODE.

            The Plan provides for the liquidation of substantially all of the property of the Liquidating Debtors' estates. Pursuant to section 1141(d)(3) of the Bankruptcy Code, confirmation of the Plan will not discharge the Liquidating Debtors from any of their debts which arose prior to October 22, 2001; however, Confirmation will make the Plan binding upon the Debtors, their creditors, holders of Claims and Interests, and other parties in interest regardless of whether they have accepted the Plan.

                         II. BACKGROUND OF THE DEBTORS

            American Classic Voyages Co. is a Delaware corporation incorporated in 1985 as a holding company that indirectly owns and controls TDQS Co., f/k/a The Delta Queen Steamboat Co., which operated the Delta Queen riverboats and the Delta Queen Coastal Voyages vessels through various subsidiaries, Great Hawaii Cruise Line, Inc. which operated American Hawaii through various subsidiaries, and Project America, Inc. which operated United States Lines through various subsidiaries.

            AMCV was the largest U.S.-flag cruise company and marketed two distinct products that cruised in Hawaii, one product that cruised along the coast of North America and one product that cruised on America's inland waterways. The Company's cruise lines, United States Lines, American Hawaii Cruises, DQCV, L.L.C. f/k/a Delta Queen Coastal Voyages and TDQS Co., f/k/a The Delta Queen Steamboat Company operated a total of seven U.S.-crewed vessels with a combined 3,480 berths. Three more ships, with a total of 4,024 berths, were in production at U.S. shipyards as of the Petition Date.

            Like the rest of the travel industry, the Debtors were negatively affected by the slowing economy in 2001 and were impacted by very aggressive pricing competition in the cruise industry. Prior to the September 11, 2001 terrorist attacks, the Debtors had restructured a large amount of their non-operational cash obligations, pared their operating costs and had taken sales and marketing steps that led to fully occupied vessels at increasing yields. The aftermath of the terrorists acts and the war on terrorism had a dramatic effect on the Debtors' financial health. After September 11, 2001, the Debtors' bookings slowed dramatically, their cancellations increased and their liquidity declined sharply as access to bank credit lines and working capital became sharply restricted.

            Absent any prospects for any material improvement or access to additional funding, the Debtors decided to file for bankruptcy protection. The Debtors determined that a significant reduction of operations would permit the Debtors to stem cash outlays and to preserve the value of their assets for the benefit of creditors.

                           III. THE CHAPTER 11 CASES

A.    COMMENCEMENT OF THE CHAPTER 11 CASES

            On October 19, 2001, AMCV commenced its reorganization case by filing a voluntary petition for relief under chapter 11 of the Bankruptcy Code in the United States District Court for the District of Delaware. On October 22, 2001, the remaining Debtors commenced their respective reorganization cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the United States District Court for the District of Delaware. Since the Petition Date, the Debtors have been managing their affairs and conducting their businesses as debtors-in-possession, pursuant to sections 1107 and 1108 of the Bankruptcy Code. An Official Committee of Unsecured Creditors (the "Creditors' Committee") was appointed in the Chapter 11 Cases on November 1, 2001. The Chapter 11 Cases are pending before the Honorable John C. Akard, United States Bankruptcy Judge, in the United States District Court for the District of Delaware, located at the United States District Court, J. Caleb Boggs Federal Building, Courtroom 2A, 844 N. King Street, Wilmington, Delaware.

      1.    FIRST DAY RELIEF GRANTED BY THE BANKRUPTCY COURT

      (a) Applications for Retention of Debtors' Professionals; Ordinary Course Professionals

            The Bankruptcy Court authorized the Debtors to retain certain professionals to represent them and assist them in connection with the Chapter 11 Cases. These professionals included, among others: (i) Latham & Watkins, as counsel for the Debtors in the Chapter 11 Cases; (ii) Walsh Monzack & Monaco, P.A., as local counsel in the Debtors' Chapter 11 Cases; (iii) Preston Gates Ellis & Rouvelas Meeds, LLP as special regulatory and maritime counsel for the Debtors in their Chapter 11 Cases; (iv) PricewaterhouseCoopers as the Debtors' financial consultants and (v) Logan & Company, Inc., as claims and noticing agent for the Debtors. Additionally, the Bankruptcy Court authorized the Debtors to retain, employ, compensate and reimburse the expenses of certain professionals, primarily attorneys, who have rendered services to the Debtors unrelated to the Chapter 11 Cases (collectively defined in the applicable Motion as the "Ordinary Course Professionals"), to assist with the operation of the Debtors' businesses in the ordinary course. By a separate order, entered on January 7, 2002, the Bankruptcy Court signed an order authorizing the retention of Chanin Capital Partners, L.L.C. and American Marine Advisors as of November 19, 2001 as the Debtors.

      (b) Motion for Joint Administration of the Chapter 11 Cases

            The Bankruptcy Court authorized the joint administration of the Debtors' Chapter 11 Cases.

      (c) Motion to Continue Using Existing Cash Management Systems

            The Bankruptcy Court authorized the Debtors to continue to utilize their existing centralized cash management systems, bank accounts, business forms and to engage in intercompany transactions in the ordinary course of the Debtors' businesses.

      (d) Motion for Authority to Pay Pre-Petition Employee Wages, Salaries and Benefits and Directing All Banks to Honor Pre-Petition Checks for Payment of Pre-petition Employee Obligations

            The Bankruptcy Court authorized the Debtors to pay or otherwise honor the pre-petition wages, salaries and employee benefits earned or arising before the Petition Date of all currently active employees and independent contractors, and the Bankruptcy Court directed all banks to honor pre-petition checks for payment of all such pre-petition employee obligations.

      (e) Motion Prohibiting Utilities From Altering, Refusing or Discontinuing Services and Establishing Procedures for Determining Requests for Additional Adequate Assurance

            The Bankruptcy Court granted the Debtors' request and prohibited the Debtors' utility service providers from altering, refusing or discontinuing services on account of pre-petition invoices.

      (f) Motion Confirming Authority to Pay Pre-petition Sales, Use and Other Taxes

            The Bankruptcy Court confirmed the Debtors' authority to pay pre-petition sales, use and other taxes collected by the Debtors from their customers or incurred in the ordinary course of their businesses to the appropriate taxing authorities.

      (g) Motion Establishing Procedures for Interim Compensation and Reimbursement of Chapter 11 Professionals and Committee Members

            The Bankruptcy Court authorized the Debtors to establish an orderly, regular process for allowance and payment of compensation and reimbursement for attorneys and other professionals utilized by the Debtors in the Chapter 11 Cases and to establish a procedure for reimbursement of reasonable out-of-pocket expenses incurred by members of any statutory committee.

      (h) Motion Granting Additional Time to File Schedules and Statements

            The Bankruptcy Court granted the Debtors additional time to file their schedules and statements of financial affairs.

      (i) Motion Establishing Administrative and Notice Procedures

            The Bankruptcy Court approved the Debtors' proposed administrative and notice procedures.

      (j) Motion Requiring Debtors to Provide Staffing Services for Case Administration

            The Bankruptcy Court approved the Debtors' order requiring the Debtors to provide staffing services for the case administration.

B.    APPOINTMENT OF OFFICIAL COMMITTEE OF UNSECURED CREDITORS

            On November 1, 2001 the Office of the United States Trustee for the District of Delaware appointed the Creditors' Committee to represent the interests of the Debtors' unsecured creditors. Since its formation, the Debtors have consulted with the Creditors' Committee concerning the administration of the Chapter 11 Cases. The Debtors have kept the Creditors' Committee informed about their operations and have sought the concurrence of the Creditors' Committee for actions and transactions taken outside of the ordinary course of the Debtors' businesses. The Creditors' Committee has participated actively, together with the Debtors' management and professionals, in negotiation of the Plan. The Creditors' Committee fully supports the Plan.

            The Creditors' Committee consists of the following members: (i) American Express Travel Related Services Co. Inc., 90 Hudson Street, 9th Floor, #412-D, Jersey City, NJ 17302 (Attn: Jason Halpern, Esq.); (ii) Schiff Hardin & Waite, Sears Tower, Suite 7200, 233 South Wacker Drive, Chicago, IL 60606 (Attn:
Eugene J. Geekie, Jr., Esq.); (iii) Jewelcor Management, Inc., 199 N. Wilkes-Barre Boulevard, Wilkes-Barre, PA 18702 (Attn: Seymour Holtzman); and
(iv) Seafarers International Union, 5201 Auth Way, Camp Springs, MD 20746 (Attn:
Ellen A. Silver, Esq.). Counsel to the Creditors' Committee is Hahn & Hessen, LLP, Empire State Building, 350 Fifth Avenue, New York, NY 10118-0075, (Attn:
Mark T. Power, Esq.) The Creditors' Committee's Financial Advisor is FTI Policano & Manzo, Park 80 West, Plaza 1, 3rd Floor, Saddlebrook, NJ 07663 (Attn:
Ed Ordway).

C.    APPROVAL TO IMPLEMENT REVISED INCENTIVE PLAN AND EMPLOYEE RETENTION PLAN

            After negotiations between the Debtors and the Creditors' Committee, the Bankruptcy Court, pursuant to an order entered on November 16, 2001 and an order entered on February 19, 2002, authorized the Debtors to provide certain senior level employees with a severance plan and an additional incentive plan. These plans provided the Debtors with the necessary assurance that certain senior level employees would remain employed by the Debtors and would continue to contribute to the Debtors' efforts to maximize value for the benefit of their creditors.

D.    THE VESSELS

            The Debtors have already ceased operation of, turned over their title to, and/or granted relief from stay for the benefit of their secured creditors with respect to, all of the vessels not included in the Asset Sale (discussed in detail in Section III(D)(4) hereof).

      1.    THE MS PATRIOT:

            Under the terms of an agreement finalized on October 15, 1999, on October 18, 2000 Oceanic Ship Co. purchased the ms Nieuw Amsterdam from Holland America Line ("HAL") for $114.5 million. Upon taking delivery of the vessel, Oceanic Ship Co. renamed it the M/S Patriot (the "Patriot") and operated it as a 1,212-passenger U.S.-flagged vessel servicing the Hawaiian market. On February 22, 2000 AMCV Capital Trust I completed an offering of 2,000,000 trust convertible preferred securities guaranteed by AMCV. The net proceeds, after underwriting fees and other expenses, were $96.3 million. A portion of the proceeds were used to fund the letter of credit facility related to the Patriot and to pay outstanding amounts on the Chase letter of credit facility. The purchase price was financed with $30 million of proceeds from the issuance of trust preferred securities and an $84.5 million promissory note issued to HAL by Oceanic Ship Co. The promissory note bears interest at a floating rate equal to the prevailing prime rate, which was 9.5% at the time of purchase and is payable monthly in arrears. Principal paydowns of $5.1 million are scheduled for each March 31st and September 30th, beginning with March 31, 2001, with a final payment of $23.7 million due on January 18, 2007. Oceanic Ship Co. also incurred $20.4 million in refurbishment, renovation, and other capital expenditures necessary to ready the vessel for service. This amount was funded from operating cash flow. The vessel's inaugural voyage took place in December 2000.

            The 1999 purchase contract with HAL required Oceanic Ship Co. to make an earnest money deposit of $30 million by January 17, 2000. Persons and entities affiliated with Equity Group Investments, Inc. ("Equity"), AMCV's largest stockholder, guaranteed a letter of credit facility for the Oceanic Ship Co. with The Chase Manhattan Bank ("Chase") for up to $30 million, thereby allowing Oceanic Ship Co. to obtain the facility from its inception until February 22, 2000. Under an agreement dated October 15, 1999, as consideration for issuance of the guarantee, Oceanic Ship Co. paid Equity a commitment fee of $.5 million in 1999 and agreed to pay Equity additional compensation in the form of stock appreciation units. No payments were made under the stock appreciation units. Equity's rights to receive this additional compensation vested, on a monthly basis, during the period that the guarantee remained outstanding. On February 22, 2000, Oceanic Ship Co. deposited $30 million into a cash collateral account with Chase from proceeds received from the issuance of trust preferred securities, thereby terminating the Equity guarantee. On October 22, 2001, HAL filed a Verified Complaint In Rem and In Personam for Foreclosure of Preferred Marine Mortgage in which they asked the District Court for the District of Hawaii, among other things, to issue a warrant of arrest instructing the United States Marshall to seize the Patriot, to enter a judgment foreclosing the mortgage for $79,430,000 and to enter an order directing the sale of the Patriot. On January 28, 2002 pursuant to the District Court of Hawaii's Order for Interlocutory Sale of Defendant Vessel M/S Patriot Pursuant to Supplemental Admiralty Rule E(9)(b) and the Notice of Sale, the Patriot was sold at public auction by a U.S. Marshall to HAL for $79,769,783. On February 1, 2002, the United States District Court for the District of Hawaii entered an order confirming this sale.

      2.    THE S.S. INDEPENDENCE:

            Great Independence Ship Co.'s cruise ship, the s.s. Independence operated inter-island cruise vacations among the Hawaiian Islands year round. Built in 1951, the s.s. Independence has 860 passenger berths and offered primarily seven-day itineraries with ports of call throughout the Hawaiian Islands.

            As of the Petition Date, Great Independence Ship Co. owed MARAD in excess of $24 million secured by the s.s. Independence. The Debtors believed that no buyer existed for the ship in its capacity as a cruise ship, and that the only likely buyer would be for scrap value. Accordingly, the Debtors estimated that the value of the s.s. Independence is between $1 million and $3 million. Additionally, the cost to the Debtors of docking and maintaining the s.s. Independence was extremely expensive. Because the Debtors never planned to operate the s.s. Independence again, the Debtors saw no reason to pay the s.s. Independence's high docking and maintenance fees.

            On October 30, 2001, the Bankruptcy Court granted the First Amended Emergency Motion of Debtors for an Order Authorizing Abandonment of the s.s. Independence and Limited Modification of Automatic Stay. The Bankruptcy Court found that abandonment of the s.s. Independence was appropriate. The s.s. Independence was burdensome to the Debtors' estates under 11 U.S.C. Section 554(a) because the Debtors did not require the s.s. Independence in the conduct of their operations and because the s.s. Independence was subject to secured debt of MARAD which far exceed its value.

      3.    THE CAPE MAY LIGHT AND THE CAPE COD LIGHT:

            In late 1999, Cape May Light, L.L.C. and Cape Cod Light, L.L.C. began constructing two new coastal cruise vessels at Atlantic Marine, Inc. ("AMI") of Jacksonville, Florida. As is discussed more fully in Section II(J) hereof, the Debtors and AMI are in litigation over this construction. Each vessel was expected to have a total project cost of approximately $40 million to $42 million. During 2000, Cape May Light, L.L.C. and Cape Cod Light, L.L.C. incurred $23.5 million and $22.9 million for construction costs pertaining to the Cape May Light and Cape Cod Light respectively, including capitalized interest. On October 16, 2000, Cape May Light, L.L.C. and Cape Cod Light, L.L.C. issued $37.9 million and $38.5 million of 7.25% long-term bonds to finance construction of the Cape May Light and the Cape Cod Light respectively. These bonds were guaranteed by MARAD. The Cape May Light was delivered in April 2001 and the Cape Cod Light was never delivered.

            On April 9, 2002, the Bankruptcy Court signed a Stipulation and Order Granting Limited Modification of the Automatic Stay as to Cape May Light whereby the Debtors turned over the Cape May Light to MARAD on grounds that the vessel was burdensome to the Debtors' estate under 11 U.S.C. Section 554(a). The Debtors did not require the vessel in the conduct of their business operations, and the amount of the claim secured by MARAD's lien on the vessel exceeded the Debtors' equity in the vessel. On March 18, 2002, the Bankruptcy Court signed the Stipulation and Order Granting Limited Modification of the Automatic Stay as to the Cape Cod Light whereby the Debtors turned over the Cape Cod Light to MARAD on the same grounds on which they had turned over the Cape May Light.

      4.    NEW SHIPS

On March 9, 1999, Project America, Inc. signed a definitive agreement with Ingalls Shipbuilding to construct two new passenger ships, each containing approximately 1,900 passenger berths, with options to build up to four additional vessels. The contract, which was guaranteed by MARAD, provided that Ingalls Shipbuilding deliver the first new ship in January 2003 and the second ship in January 2004. Project America, Inc. estimated that the new Hawaii cruise ships would cost approximately $495 million each, including the cost of furnishings, fixtures as well as design, engineering and architectural fees, but excluding capitalized interest. During 2000, Project America, Inc. spent $110.3 million on construction of the first Hawaii vessel and $24.7 million on construction of the second vessel. A significant portion of the construction cost of the Hawaii cruise ships was financed through MARAD. In April 1999, the Project America, Inc. received commitments from MARAD for financing guarantees for up to 87.5% of the cost of the vessels. During the 12 months ending December 31, 2000, Project America, Inc. placed three separate issuances of short-term notes guaranteed by MARAD totaling $125 million. These notes bear interest at LIBOR minus 0.10%. On January 31, 2001, the Debtors issued an additional $50 million of notes guaranteed by MARAD bearing interest at LIBOR minus 0.10% and due on January 31, 2002. A portion of the proceeds from this issuance was used to pay down $25 million of notes issued in 2000 that were due January 31, 2001. On April 27, 1999 and May 4, 1999, AMCV completed public offerings of an additional 3,500,000 and 525,000 shares of common stock, respectively. The net proceeds to AMCV, after offering expenses, were $63.5 million and was used for construction of the initial Hawaii vessel. Additionally, on February 22, 2000, Project America, Inc. competed an offering of an additional 2,000,000 shares of common stock. The net proceeds, after underwriting commissions and other expenses, were $46.8 million and were used for construction of the second Hawaii vessel. The underwriters' overallotment option of 300,000 additional shares was not exercised. In the 90 days preceding the Petition Date, AMCV Cruise Operations, Inc. paid $15 million to Ingalls Shipbuilding in connection with the contract.

      5.    SALE OF THE DELTA QUEEN, THE MISSISSIPPI QUEEN AND THE AMERICAN
            QUEEN

            Despite having taken extensive measures to reduce expenses, the Debtors determined in early 2002 that they would run out of cash by May 31, 2002. Therefore, after extensive negotiations with the Creditors' Committee, the Debtors determined that the best way to maximize the value of the Debtors' assets for the benefit of their creditors was to seek a prompt conclusion to the Debtors' reorganization proceedings through an immediate sale of the Delta Queen, the Mississippi Queen, the American Queen and the Columbia Queen. The Debtors retained Chanin Capital Partners, L.L.C. and American Marine Advisors in late 2001 to find a strategic or financial buyer or investor. The Debtors' decision to sell the Delta Queen, the Mississippi Queen, the American Queen and the Columbia Queen was intended to avoid liquidation for "fire sale value" which would have resulted in substantially diminished creditor recovery.

            For over four months, the Debtors' financial advisors and senior management diligently marketed the Delta Queen, the Mississippi Queen, the American Queen, the Columbia Queen and the related franchise and contacted approximately 185 potential strategic and financial buyers. Of the 185 parties contacted, 157 received a confidential information memorandum. Ultimately, the buyer diligence process yielded eight written offers or indications of interest.

            On March 5, 2002 and March 6, 2002, the Debtors, the Debtors' financial advisors, representatives from the Creditors' Committee, the Creditors' Committee's financial advisors, representatives from MARAD and their counsel from the Department of Justice entertained six of the parties who had expressed an interest in purchasing the Delta Queen, the Mississippi Queen, the American Queen and/or the Columbia Queen. Each party was given the opportunity to present its best offer for the Delta Queen, the Mississippi Queen, the American Queen and/or the Columbia Queen. The terms and structure of the offers differed significantly. After considering a variety of factors including the amount of money being offered, the structure of the transaction, the proposed break-up fee, the financial stability of the interested parties and the level of commitment to closing the sale given the Debtors' expedited timeframe, the Debtors and the Creditors' Committee selected WI-DQSC to act as the "stalking horse." After lengthy negotiations, AMCV and WI-DQSC entered into a letter of intent (the "Letter Agreement") regarding both the proposed sale of the Delta Queen and the Mississippi Queen and certain proposed sale procedures in connection therewith.

            Thereafter, the Debtors promptly sought approval of the Letter Agreement and the bidding procedures contemplated therein in their Emergency Motion for an Order Approving Bidding Procedures, Break-Up Fee, and Right of First Refusal with Respect to the Proposed Sale of Debtors' Assets to WI-DQSC or the Highest Bidder (the "Bid Procedures Motion"). On March 18, 2002, the Bankruptcy Court approved the Debtors' Bid Procedures Motion and a modified version of the Letter Agreement.

            On April 11, 2002, the Debtors filed a Motion for Order Authorizing
(A) Proposed Sale of the Debtors' Inland Waterway Cruises Business Free and Clear of Liens, Claims, and Encumbrances, and (B) Assumption and Assignment of All or Substantially All of the Debtors' Executory Contracts and Unexpired Leases Related Thereto (the "Asset Sale Motion"). Pursuant to the Asset Sale Motion, the Debtors sought to sell the Delta Queen, the Mississippi Queen, the related franchise and the American Queen and/or the Columbia Queen if a supplemental bidding procedures order acceptable to the Debtors was entered prior to the Auction (as defined below).

            On April 16, 2002, MARAD obtained from American West Steamboat Company ("American West") a written offer for the sale, subject to MARAD exercising its right of foreclosure as a secured party, of the American Queen, in exchange for American West assuming the Title XI portion of the AQ secured debt and satisfying pursuant to a note the principal amount of the February 2002 AQ debt payment, subject to higher or better offers being received at the Auction.

            On April 19, 2002, the Debtors filed and served a Notice of Inclusion of American Queen and Columbia Queen Riverboats in the May 3, 2002 Auction. Also, on April 19, 2002, the Bankruptcy Court entered the Order Scheduling Hearing and Notice on Motion to Approve the Sale of the American Queen and the Columbia Queen Riverboats as Part of the Auction Scheduled for May 3, 2002. On April 25, 2002, with the support of the Creditors' Committee and MARAD, the Debtors filed with the Bankruptcy Court a Certification of Bid Procedures Regarding the Revised Bid Procedures Regarding the Sale of the American Queen and the Columbia Queen as Part of the Auction Scheduled for May 3, 2002.

            On May 3, 2002, an auction was held as contemplated by the Asset Sale Motion (the "Auction"). The Delta Queen, the Mississippi Queen, the American Queen, the Columbia Queen and the related franchise were offered for sale in lots comprised of various combinations of the four vessels. Lot 1 was comprised of the Delta Queen and the Mississippi Queen and the related franchise, Lot 2 the American Queen, Lot 3 the Columbia Queen. Lot 4 was comprised of Lots 1 and 2, Lot 5 of Lots 1 and Lots 3, and Lot 6 of Lots 1, 2, and 3. The highest bidder at the Auction for the Delta Queen, the Mississippi Queen and the related general intangibles and franchise (the "Unencumbered Assets") was DNPS Delta Queen Steamboat Company ("DNPS"). DNPS offered to pay $9.3 million in cash for the title to the Unencumbered Assets. The highest bidder at the Auction for Lot 2 was American West. American West offered to execute and deliver a note in favor of MARAD in the principal amount of $2,788,509.40 (the "Interest Payment Note")(2) and assume an aggregate of $44,523,000 in principal amount of Title XI obligations to MARAD (the "Title XI Obligations" and together with the Interest Payment Notes, the "MARAD Notes")(3) in exchange for title to the American Queen. The overall highest and best bidder at the Auction was DNPS. DNPS offered to pay $33,588,490.60 in cash, execute and deliver the $2,788,509.40 Interest Payment Note and assume the $44,523,000 Title XI Obligations in exchange for the combined lot of the American Queen and the Unencumbered Assets, including, the Debtors and the Committee assert, the virtual monopoly on overnight passenger riverboats on the inland waterways of the United States that ownership of all three vessels would provide. After consultation with MARAD and the Committee, the Debtors chose DNPS' bid for the combined lot as the highest and best bid.

            On May 6, 2002, the Bankruptcy Court heard the Debtors' Asset Sale Motion and on May 13, 2002, the Bankruptcy Court signed an order approving the Asset Sale to DNPS. Subsequent to the May 6, 2002 hearing, DNPS and the Debtors finalized and executed an asset purchase agreement dated May 13, 2002 (the "Purchase Agreement"). In connection with, and pursuant to, the Purchase Agreement and various related documents, MARAD agreed that execution and delivery of the Interest Payment Note and assumption of the Title XI Obligations by DNPS was in full satisfaction of all of MARAD's claims against Great AQ Steamboat, L.L.C., the company that owns the American Queen. Accordingly, MARAD withdrew its claims against Great AQ Steamboat, L.L.C. upon the closing of the Asset Sale on May 31, 2002.

      6.    THE COLUMBIA QUEEN

            In May 1999, the Debtors acquired a substantially complete riverboat originally built for the casino trade that was converted into the fourth delta queen riverboat. The vessel, known as the Columbia Queen, entered service on May 27, 2000 and operated weekly cruise vacations out of Portland, Oregon on the Columbia River. The Debtors paid $3.2 million to acquire the vessel and incurred $32.8 million and $8.1 million in costs in 2000 and 1999

--------------

(2) The Interest Payment Note bears interest at the rate of 2.3% per annum, interest is capitalized until August 24, 2003 and principal and capitalized interest is amortized thereafter in six equal semi-annual payments, plus accrued interest, over the subsequent three-year period.

(3) The Title XI Obligations include a Title XI Note in the principal amount of $8,325,000, maturing on August 24, 2005, with interest accruing at the rate of LIBOR plus 0.24% per annum and a Title XI Bond in the current principle amount of $36,198,000, maturing on June 2, 2020, with interest accruing at the rate of 7.68% per annum.

respectively, to convert the boat into an overnight passenger vessel. The conversion was financed primarily through borrowings on the Debtors' revolving credit facility.

            In February 1999, TDQS Co., f/k/a The Delta Queen Steamboat Co. entered into a credit agreement with a group of lenders, with The Chase Manhattan Bank as agent. This agreement provided for a revolving credit facility of up to $70 million to fund the expansion of the Delta Queen line. Upon the completion of MARAD financing for the two Delta Queen coastal vessels, this facility was amended in the third quarter of 2000 whereby TDQS Co. had a maximum of $30 million available to it in the amount of revolving credit loans. The maturity date of the facility was September 13, 2001. Any amounts outstanding on the maturity date would be converted to a non-amortizing term loan which matures on September 13, 2002. The facility was secured by all of the assets of TDSC except for the American Queen, the Cape May Light and Cape Cod Light.

            Although the Columbia Queen was included in certain lots at the Auction, the highest and best bid at the Auction was not for a lot that included the Columbia Queen. As the Debtors did not require the Columbia Queen in the conduct of their business operations and the amount of the claim secured by MARAD's lien on the vessel exceeded the Debtors' equity in the vessel, the Debtors and MARAD filed an Emergency Stipulation and Order Granting Limited Modification of the Automatic Stay as to Columbia Queen (the "Columbia Queen Stipulation"). On June 12, 2002, the Bankruptcy Court signed the Columbia Queen Stipulation, whereby the Bankruptcy Court granted MARAD relief from the automatic stay to exercise its rights with respect to the Columbia Queen.

E.    ALLOCATION STIPULATION AND STIPULATION VALUING THE AMERICAN QUEEN

            On May 3, 2002, MARAD, the Creditors' Committee and the Debtors entered into the Stipulation and Order Regarding Consensual Allocation of Auction Proceeds and Related Issues (the "Allocation Stipulation"). The Allocation Stipulation was intended to avoid future disputes regarding the allocation of sale proceeds among the assets upon which MARAD asserted a first priority security interest and mortgage, the American Queen and the Columbia Queen, and the other assets being sold by the Debtors. Pursuant to the Allocation Stipulation, MARAD would receive the proceeds allocable to the American Queen and/or the Columbia Queen up to the amount of its debt and the Debtors would receive the proceeds allocable to the other assets sold, together with any proceeds received in excess of the amount of secured debt on such vessels. The Allocation Stipulation further provided that MARAD could elect to receive its share of the consideration in the form of assumed and new debt secured by such vessels. The Allocation Stipulation enabled MARAD to consent to the sale of the American Queen and the Columbia Queen.

            After the filing of the Sale Motion, several claimants who were injured on the American Queen asserted first priority liens on the American Queen (the "AQ Claimants"). Moreover, the AQ Claimants alleged that their liens are senior to those of MARAD. Neither the Committee nor MARAD, the drafters of the Allocation Stipulation, appear to have considered the possibility that third parties might have liens upon the American Queen with priority over MARAD's liens. The AQ Claimants filed motions for reconsideration of the Allocation Stipulation (the "Motions to Reconsider the Allocation Stipulation"). Although the Motions to Reconsider the Allocation Stipulation were withdrawn, in MARAD's response to the Motions to

Reconsider, MARAD asserted that the Allocation Stipulation did not allocate the sale proceeds among the assets sold, but simply indicated how the proceeds were to be distributed. This position called into question the Debtors' understanding of the Allocation Stipulation. In addition, it was impossible for the Debtors to prepare a plan until the parties resolve the issue of how the proceeds should be allocated among the Unencumbered Assets on one hand and the American Queen on the other. Accordingly, on July 8, 2002, the Debtors filed the Motion of Debtors and Debtors-in-Possession for an Order Enforcing Allocation Stipulation and Valuing American Queen (the "Valuation Motion").

            On July 16, 2002, in an effort to resolve the issue of how the proceeds of the Asset Sale should be allocated, the Debtors, MARAD and the Committee entered into a Stipulation and Agreed Order Settling Motion for an Order Enforcing Allocation Stipulation and Valuing American Queen and Related Assets (the "MARAD Stipulation"). Pursuant to the MARAD Stipulation, MARAD agreed to accept the MARAD Notes in full and complete satisfaction of all of its claims against Great AQ Steamboat, L.L.C. and all of its claims against The Delta Queen Steamboat Co., as guarantor, which are in any way related to the American Queen, including, without limitation, any unsecured deficiency claim of MARAD against Great AQ Steamboat, L.L.C. In exchange for the foregoing, the Debtors, MARAD and the Committee agreed that to the extent any AQ Claimant or any other third party has a valid, allowed claim secured by a valid and perfected security interest or lien upon the American Queen with priority over the security interest and mortgage of MARAD, such prior secured claim shall attach to the cash proceeds of the Asset Sale and shall not attach to the MARAD Notes or the proceeds thereof.

F.    DISTRIBUTABLE PROCEEDS OF THE ASSET SALE

            The Debtors estimate that as a result of the Asset Sale and any other proceeds from the sale of residual assets, $34,882,400 in cash and $47,311,500 in MARAD Notes will be available for initial distribution to creditors in accordance with the Plan. After distributing the MARAD Notes and approximately $14,500,000 in cash payments to be made to holders of Administrative Claims, Priority Tax Claims and holders of Class 1, 2, 3, 4 and 5 Claims, the total amount ultimately available for distribution to General Unsecured Creditors is estimated to be approximately $20,382,400 (the "Net Distributable Proceeds"). Exhibit C to this Disclosure Statement sets forth the methodology used by the Debtors in estimating the Net Distributable Proceeds. Based on this estimated amount of Net Distributable Proceeds, the Debtors estimate that holders of General Unsecured Claims in Class 6 will receive approximately 27% of their Allowed General Unsecured Claims if the Claims of AMCV are recharacterized as Interests or equitably subordinated and 13% of their Allowed General Unsecured Claims if the Claims of AMCV become Allowed General Unsecured Claims.

G. REJECTION OF UNEXPIRED NON-RESIDENTIAL REAL PROPERTY LEASES AND REJECTION OF CERTAIN EXECUTORY CONTRACTS

            The Debtors ceased operation of all but one of their vessels as of the Petition Date. Thus, the Debtors no longer needed many of the offices and warehouses that supported their operations. The Debtors determined that the costs of the leases outweighed the amount of revenue, if any, generated by such leases. In addition, the Debtors reasonably believed that the leases had little or no assignment value to third parties. Moreover, rejection of the leases preserved the estates by relieving the Debtors of any post-petition obligations under the leases. The Bankruptcy Court authorized the Debtors' rejection of certain leases for non-residential real property at the following locations: (1) 119 S. Market, Suite 104, Portland, Oregon; (2) 5835 Blue Lagoon Drive, Miami, Florida; (3) 1428 Brickell Avenue, Miami, Florida; (4) 2200 N. Commerce Parkway, Weston, Florida; (4) Sawgrass Commerce Center; and (5) 700 Bishop Street, Suite 800, Honolulu, Hawaii. Moreover, on March 14, 2002, the Bankruptcy Court signed a Stipulation, Agreement and Order with Equity Office Properties Management Corp. in which the Debtors, among other things, rejected their lease at Two North Riverside Plaza, Suite 600, Chicago, Illinois as of February 28, 2002.

            In taking further steps to protect the value of the estates, the Debtors made the decision to reject certain executory contracts in conjunction with their cessation of operations. Prior to the Petition Date, the Debtors, in connection with their business operations, entered into many executory contracts, including, but not limited to, service agreements, equipment leases, recovery services leases, employment contracts and consulting contracts. The Debtors determined that the administrative costs of the contracts outweighed the amount of revenue, if any, generated by the contracts. In addition, the Debtors reasonably believed that the contracts had little or no assignment value to third parties. Moreover, rejection of the executory contracts would preserve the estates by relieving the Debtors of any post-petition obligations under such contracts. The Debtors therefore determined that the contracts did not enhance or contribute in any substantial way to the value of the business assets of the Debtors and sought Bankruptcy Court approval to reject them. The Bankruptcy Court granted the Debtors authorization to reject certain executory contracts by orders entered on November 13, 2001, November 26, 2001, December 19, 2001, January 22, 2002, March 14, 2002 and June 21, 2002.

H.    REJECTION OF COLLECTIVE BARGAINING AGREEMENTS

            Prior to the Petition Date, the Debtors, in connection with their business operations, entered into the Collective Bargaining Agreements with the Seafarers International Union (the "SIU") and the American Maritime Officers Union (the "AMO"). Prior to the Petition Date, the Debtors employed approximately 1140 SIU employees and approximately 121 AMO employees to fully service and operate the Debtors' seven vessels. The union employees who belonged to the SIU performed various duties related to the storeroom, housekeeping, galley and dining room, while the union employees who belonged to the AMO were primarily engineers and officers.

            When the Debtors ceased operation of their vessels, the Debtors terminated the unionized labor who operated and serviced the vessels. When the Debtors resumed the operation of the Mississippi Queen as scheduled in Spring 2002, they rehired union employees to appropriately staff that vessel. Prior to the close of the Asset Sale with DNPS, the only union employees working for the Debtors were working on the Mississippi Queen.

            As discussed in Section III(f) of this Disclosure Statement, the Debtors have ceased operation of, sold, turned over their title to and/or granted relief from the automatic stay with respect to, all of their vessels. Accordingly, shortly before the close of the Asset Sale with DNPS, the Debtors terminated all of their remaining unionized employees currently working on the Mississippi Queen and there is no possibility that the Debtors will ever require the services of any union employees again. On information and belief, it is the Debtors' understanding that the majority of these laid off employees have been subsequently reemployed by DNPS. Accordingly, the Debtors filed the Motion of Debtors and Debtors-in-Possession for an Order Authorizing Rejection of Collective Bargaining Agreement with Seafarers International Union and American Maritime Officers Union. The Bankruptcy Court entered an Order on June 21, 2002 finding that the Debtors had complied with section 1113 of the Bankruptcy Code and authorizing the rejection of the collective bargaining agreements with respect to the SIU. The Bankruptcy Court has yet to determine whether the Debtors may reject the collective bargaining agreements with respect to the AMO.

I.    AMI CONTRACT DISPUTE

            AMI and Coastal Queen Holdings, L.L.C. ("Coastal Queen") entered into a construction contract on May 1, 1999 (as amended, the "AMI Contract") to build a coastal vessel ("the Vessel"). On September 25, 2000, the AMI Contract was assigned by Coastal Queen to Cape May Light, L.L.C. and Cape Cod Light, L.L.C.

            Prior to the Petition Date, various disputes arose and were continuing under the AMI Contract as to whether progress payments were due. The Debtors' dispute with AMI centers on AMI's alleged breach of the AMI Contract. Under the AMI Contract, the Debtors assert that AMI was responsible for assuring that the Vessel complied with any and all requirements promulgated by regulatory authorities. The Debtors further assert that, in breach of the AMI Contract, AMI constructed the Vessel's main food preparation area (the "Galley") in a manner that did not conform to the regulations promulgated by the Centers for Disease Control ("CDC"). In fact, the Debtors assert, despite repeated attempts by the Debtors to compel AMI to comply with the AMI Contract and thereby with CDC regulations, the Galley never conformed to CDC standards. Because AMI ignored the CDC requirements initially, the Debtors assert that the cost of restructuring the Galley lay on AMI. As a result of the alleged AMI's breaches under the AMI Contract, the Debtors refused to pay unearned progress payments.

            On October 26, 2001, AMI filed a Motion for Relief from Automatic Stay or, in the Alternative, for Adequate Protection (the "First AMI Motion"). On November 7, 2001, MARAD filed a Memorandum in Support of Atlantic Marine's Motion for Relief from the Automatic Stay. On November 9, 2001, the Debtors filed their Response and Objection to the First AMI Motion. On November 20, 2001, MARAD filed an additional motion seeking relief from the automatic stay to extinguish any interest of the Debtors in the Vessel.

            In the First AMI Motion, AMI asserted that it was the unconditional owner of the Vessel because AMI allegedly terminated the AMI Contract pre-petition for the alleged failure of the Debtors to pay certain invoices, which involved the disputed progress payments as described above.

            Among other things, the Debtors assert that AMI was in material breach of the AMI Contract and that the Debtors have a total of at least $5,715,512 in claims against AMI as a result of such breach. Furthermore, the Debtors' assert that AMI had no right of termination under the AMI Contract. Therefore, the Debtors argued that the AMI Contract, as part of the Debtors' estates, was subject to the automatic stay. AMI alleges a Claim amount of $7,707,803.

            On February 4, 2002, AMI, the Debtors, MARAD and the Creditors' Committee entered into a stipulation regarding AMI's and MARAD's motions for relief from stay (the "AMI Stipulation"). Pursuant to paragraph one of the Stipulation, the Debtors agreed that, on or before April 1, 2002, they would file (i) a motion to assume the AMI Contract, (ii) a motion to reject the AMI Contract or (iii) a consent to relief from the automatic stay to allow AMI and MARAD to exercise their rights in the Vessel. Additionally, pursuant to paragraph six of the AMI Stipulation, AMI agreed that were the Debtors to file a consent to stay relief as provided in paragraph one, the Debtors would pay AMI a total of $50,000 as adequate protection.

            In accordance with the Stipulation, the Debtors consented to limited relief from the stay on March 18, 2002 and paid AMI $50,000 as adequate protection. On April 26, 2002, the Debtors filed their Emergency Motion for an Order Authorizing Rejection of Executory Contract with Atlantic Marine, Inc. for Construction of Coastal Queen Vessel and Related Relief (the "Rejection Motion"), which was heard by the Bankruptcy Court on May 13, 2002. An order approving the Rejection Motion was entered on June 21, 2002. On June 3, 2002, AMI filed a second motion (the "Second AMI Motion") seeking to lift the automatic stay to have rejection damages and other claims relating to the AMI Contract heard in a forum other than the Bankruptcy Court. The Second AMI Motion was denied by the Bankruptcy Court on July 5, 2002. On July 15, 2002, AMI filed a Notice of Appeal. The Debtors expect the District Court to affirm the decision of the Bankruptcy Court and that AMI will be required to file a proof of Claim and liquidate that Claim within the jurisdiction of the Bankruptcy Court.

J.    MONUMENTAL LITIGATION

            On December 17, 2001, Monumental General Casualty Co., Monumental Life Insurance Co., and AUSA Life Insurance Co. (collectively, "Monumental") filed a Complaint for Declaratory Relief, Imposition of Constructive Trust and Injunctive Relief Relating to Insurance Premiums Held by Debtors.

            This adversary proceeding is a dispute over the ownership of $947,000.40 in insurance premiums collected by the Debtors. Monumental asserts that it is the owner of the premiums and that the Debtors were acting as the agent of Monumental for the limited purpose of collecting and remitting the premiums. Monumental seeks declaratory relief and the imposition of a constructive trust with respect to the premiums.

            The Debtors deny that any insurance premiums are due and owing to Monumental. To the contrary, Debtors assert that they have made overpayments to Monumental in the amount of $179,961.20 and that they are entitled to a judgment in the amount of the difference between the overpayment amount and the amount, if any, for which Debtors are found liable to Monumental for unpaid premiums. To the extent that any monies are found to be due and owing to Monumental, the Debtors assert that Monumental has no ownership interest in the premiums. In particular, the Debtors deny that they were acting as Monumental's agent. The Debtors characterize the premiums as property of their bankruptcy estate pursuant to 11 U.S.C. Section 541(a). Accordingly, if the Debtors have any liability to Monumental, the Debtors believe such liability should be characterized as an unsecured claim.

            A trial is scheduled to be held before the Bankruptcy Court on September 20, 2002 to resolve this dispute.

K.    BAR DATE

            On March 18, 2002, the Bankruptcy Court entered an order establishing April 30, 2002 as the date by which all proofs of Claim must be filed (excluding customer claims for deposits and Administrative Claims) (the "General Bar Date") for Claimants to be eligible to receive a distribution under the Plan. Pursuant to the Plan, Claims of customers for customer deposits must be filed on or prior to the first Business Day that is at least thirty (30) days following the Effective Date. Pursuant to the Plan, all unpaid Administrative Claims must be filed within at least sixty (60) days of the Effective Date.

L.    ADR MOTION

            The Debtors are aware of 285 proofs of Claims filed in accordance with the General Bar Date by claimants alleging personal injuries. Thus, the Debtors could potentially have to liquidate through trial 285 personal injury claims with respect to which the Debtors retain significant self-insured exposure, including deductibles of up to $150,000 per claim. On July 8, 2002, the Debtors filed the Motion of Debtors and Debtors-in-Possession for an Order Approving Procedures for (A) Liquidating, Settling and Arbitrating Pre-petition Personal Injury Litigation Claims, (B) Clarifying that the Automatic Stay Applies to Pre-petition Personal Injury Litigation and (C) Modifying Automatic Stay to the Extent Necessary to Effectuate Proposed Claims Resolution Procedure (the "ADR Motion"). The ADR Motion seeks to establish a mandatory claims resolution procedure (the "Claims Resolution Procedure") for modifying the automatic stay to allow the liquidation by litigation or settlement of pre-petition personal injury litigation claims. The Claims Resolution Procedure is intended to promote cost-effective and timely liquidation, settlement and arbitration of the pre-petition personal injury claims. The Bankruptcy Court has not yet heard the ADR Motion.

M.    OBJECTIONS TO PROOFS OF CLAIMS

            As stated above, the General Bar Date was April 30, 2002. According to an analysis performed by Logan & Company, the Liquidating Debtors' Claims and Noticing Agent, over $564,434,200 in Claims have been filed against or scheduled by the Liquidating Debtors. Not including Intercompany Claims, based on an analysis by FTI Policano & Manzo, financial advisors to the Creditors' Committee, the Debtors estimate approximately $130,961,500 of Claims actually owing by the Liquidating Debtors. In addition, the Debtors estimate that less than $4,700,000 million of Administrative Claims will be allowed against the Debtors.

            Shortly after the Petition Date, the Debtors filed their Schedules of Assets and Liabilities and Statements of Financial Affairs (collectively with any amendments, the "Schedules"). However, the nature of the Debtors' business created unique difficulties in preparing the Schedules. As part of their business operations, the Debtors regularly required that their customers make cash deposits to book a reservation for a cruise. Also, the Debtors regularly required that their customers tender full and complete payment of the purchase price 60 days prior to the cruise departure date. Many customers made those payments to their travel agencies which, in turn, forwarded those payments to the Debtors. Many other customers made those payments utilizing credit cards.

            Travel agencies and credit card companies frequently reimburse customers for deposits made on cruises not provided. Accordingly, when the Debtors compiled their Schedules, it was impossible to determine whether the Debtors were directly liable to customers who had booked and made payments through a travel agency or using a credit card, or whether they were indebted to the respective travel agencies and credit card companies. Therefore, after internal consultation and external consultation with the Creditors' Committee's counsel and the United States Trustee, the Debtors prepared their Schedules in a manner such that (i) the claims of travel agencies and credit card companies would be listed as unsecured, disputed claims in the amount of $0.00 and (ii) the claims of customers that tendered payment through such travel agencies or using such credit cards would be listed as disputed, priority claims in the amount of $0.00 (all such claims, as listed on the Schedules, the "Scheduled Claims").

            The Debtors' initial analysis of the claims indicates that certain claimants, who the Debtors believe are all travel agents or travel agencies, are asserting claims which rightfully belong to the cruise customers. In fact, it is likely that there will be duplicative claims, one by the customer and one by the travel agent, filed on account of the same debt. The Debtors, however, are cognizant of the possibility that many cruise customers have not filed proofs of Claim because they incorrectly believe their travel agents can file on their behalf.

            The Debtors, in accordance with their fiduciary duties, in response to numerous proofs of Claims filed by travel agents, on July 26, 2002, filed the Amended First Omnibus Objection of Debtors and Debtors-in-Possession to Certain Proofs of Claim filed by Travel Agents and the Amended Second Omnibus Objection of Debtors and Debtors-in-Possession to Certain Proofs of Claim filed by Travel Agents (collectively, the "Travel Agent Objections") in an effort to reduce the risk of duplicative claims. The Debtors assert that, for any particular claim of a travel agent to be allowed, the travel agent would, among other things, need to provide the Debtors with detailed documentation proving that (a) it has remitted payments from its customers to the Debtors and (b) it has reimbursed its customers on account of such payments.

            Similarly, on July 16, 2002, the Debtors filed objections to certain proofs of Claim filed by certain credit card companies (the "Credit Card Objections"), including, American Express Travel Related Services Company, Inc., Discover Card Financial Services, Inc. and Banc One Payment Services, Inc. (collectively, the "Credit Card Claimants") to disallow and expunge their claims. The Debtors assert that, for any particular claim of a Credit Card Claimant to be allowed, the Credit Card Claimant would, among other things, need to provide the Debtors with detailed documentation proving that it has reimbursed customers for chargebacks requested by such customers consistent with federal law.

            Neither the Credit Card Objections nor the Travel Agent Objections have been resolved by the Bankruptcy Court. Until the Bankruptcy Court rules on the Travel Agent Objections and Credit Card Objections, each claim will be deemed disallowed for voting purposes in its entirety. Allowance or disallowance of a claim for voting purposes does not necessarily mean that all or a portion of that claim will be allowed or disallowed for distribution purposes.

            To have its claim allowed for voting purposes, each creditor that holds a claim which has been objected to may file a motion to estimate its claim for voting purposes.

However, until the Bankruptcy Court rules on any motions to estimate, such claims are deemed disallowed for voting purposes.

            The table attached as Exhibit D hereto describes (1) the Claims objected to by the Debtors, (2) the amount in which each such Claim was filed by the claimant and (3) the Debtor(s) against whom each such Claim is asserted. As noted above, the Debtors' Schedules list all of the objected to Claims at $0.00.

                              IV. CHAPTER 11 PLAN

            THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN OF THE MORE SIGNIFICANT MATTERS CONTEMPLATED BY OR IN CONNECTION WITH THE CONFIRMATION OF THE PLAN. THIS SUMMARY ONLY HIGHLIGHTS CERTAIN SUBSTANTIVE PROVISIONS OF THE PLAN. CONSIDERATION OF THIS SUMMARY WILL NOT, NOR IS IT INTENDED TO, YIELD A THOROUGH UNDERSTANDING OF THE PLAN. SUCH CONSIDERATION IS NOT A SUBSTITUTE FOR A FULL AND COMPLETE READING OF THE PLAN. ALL HOLDERS OF CLAIMS AND INTERESTS ARE URGED TO REVIEW THE PLAN CAREFULLY. THE PLAN, IF CONFIRMED, WILL BE BINDING ON THE DEBTORS AND ALL HOLDERS OF CLAIMS AND INTERESTS.

A.    SUMMARY

            As described in detail in Section III(D)(4) hereof, the Liquidating Debtors sold substantially all of their assets to DNPS for total consideration of $80.9 million. Pursuant to the Plan, the proceeds of this Asset Sale and the other Assets of the Liquidating Debtors shall be distributed to the Creditors of the Liquidating Debtors. The Converting Debtors have little or no assets in which the Debtors have any equity. Thus, pursuant to the Plan, the Chapter 11 Cases of these Converting Debtors shall be converted to liquidations under chapter 7 of the Bankruptcy Code.

            The Plan provides for the discontinuance and liquidation of the Debtors' business. The Plan shall be funded by (i) Available Cash on the Effective Date, (ii) funds added to Available Cash after the Effective Date from, among other things, the liquidation of the Liquidating Debtors' remaining assets and the prosecution and enforcement of causes of action, and (iii) the release of any funds held in reserve in accordance with the terms thereof. The Debtors anticipate that the proceeds generated from these sources should be sufficient to: satisfy Allowed Other Priority Claims against the Liquidating Debtors in full; satisfy Allowed MARAD AQ Secured Claims against the Liquidating Debtors in full; satisfy Allowed Other AQ Secured Claims against the Liquidating Debtors in full; satisfy Allowed General Secured Claims against the Liquidating Debtors in full; satisfy Allowed Convenience Claims in part; and satisfy Allowed General Unsecured Claims against the Liquidating Debtors in part. The post-confirmation operations of the Liquidating Debtors shall be funded from the Operating Reserve.

            On and after the Confirmation Date, the Liquidating Debtors shall engage Paul Gunther (or such other Person as is designated by the Creditors' Committee or Reconstituted Committee and approved by the Bankruptcy Court) as Plan Administrator. The Plan Administrator will be retained by the Liquidating Debtors pursuant to the terms of employment set forth on Exhibit E hereto. From and after the Confirmation Date, the Liquidating Debtors shall continue in existence. The Plan Administrator, with the consent of the Creditors' Committee or Reconstituted Committee or approval of the Bankruptcy Court, shall have authority on behalf of the Liquidating Debtors, without further approval from the Bankruptcy Court, to take all actions necessary to: (a) hold, manage, protect, administer, collect, sell, liquidate, prosecute, transfer, resolve, settle, adjust, invest, distribute, or otherwise dispose of any Assets of the Liquidating Debtors' Estates, including, without limitation, causes of action described in Section 9.1 of the Plan not released in the Plan; (b) reconcile Claims and contest objectionable Claims and Disputed Claims; (c) make all distributions to be funded under the Plan; (d) engage professionals (including those professionals that presently represent the Liquidating Debtors and the Creditors' Committee) and any other Entities necessary to assist the Plan Administrator and the Creditors' Committee or Reconstituted Committee in fulfilling their responsibilities; (e) pay all necessary expenses incurred in connection with the foregoing activities; (f) administer the Plan; (g) file tax returns and make other related corporate filings; (h) transfer Assets; (i) administer the Plan and the Assets of the Liquidating Debtors' Estates; and (j) undertake such other responsibilities as are reasonable and appropriate. The Plan Administrator shall have absolute discretion to pursue or not to pursue any and all claims, rights, or causes of action that the Liquidating Debtors retain pursuant to the Plan, as he determines in the exercise of his business judgment and in consultation with the Creditors' Committee or Reconstituted Committee as provided herein, and shall have no liability for the outcome of his decision. Subject to Section 7.9 of the Plan, the Plan Administrator may incur and pay any reasonable and necessary expenses on behalf of the Liquidating Debtors in performing the foregoing functions without Bankruptcy Court approval.

B.    SUMMARY OF TREATMENT OF CLAIMS AND INTERESTS

            The following is a brief description, qualified by reference to the Plan itself, of each class and its treatment under the Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims of the kinds specified in sections 507(a)(1) and 507(a)(8) of the Bankruptcy Code have not been classified under the Plan and their treatment is set forth in Article 2 of the Plan.

      1.    CLASS 1 - OTHER PRIORITY CLAIMS

      (a)   Definition of Class 1 - Other Priority Claims

            Class 1 shall consist of all Other Priority Claims. Other Priority Claims consist of any Claim, other than an Administrative Claim or a Priority Tax Claim, of a Creditor to the extent such Claim is entitled to priority pursuant to section 507(a) of the Bankruptcy Code.

      (b)   Treatment of Class 1 - Other Priority Claims

            On the Effective Date, or as soon thereafter as is reasonably practicable, each Allowed Other Priority Claim shall be paid, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Other Priority Claim, (a) Cash equal to the amount of such Allowed Other Priority Claim, or (b) such other treatment as to which the Liquidating Debtors and the holder of such Allowed Other Priority Claim have agreed upon in writing.

      (c)   Voting Status of Class 1 - Other Priority Claims

            Class 1 is not Impaired and is deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Thus, the Claimants in Class 1 may not vote on the Plan.

      2.    CLASS 2 - MARAD AQ SECURED CLAIMS

      (a) Definition of Class 2 - Class 2 shall consist of the MARAD AQ Secured Claims.

      (b)   Treatment of Class 2 - MARAD AQ Secured Claims

                Pursuant to the DNPS sale documentation in connection with the Asset Sale, payment of the $47,311,509.40 Asset Sale proceeds allocable to the Assets of Great AQ Steamboat, L.L.C. was in the form of assumption of the Assumed MARAD Notes and execution and delivery of the New MARAD Note. Receipt by MARAD of the MARAD Notes was in full satisfaction, settlement, release and discharge of and in exchange for all Allowed Claims of MARAD against Great AQ Steamboat, L.L.C. Accordingly, pursuant to the MARAD Stipulation, MARAD withdrew and released its Claims against Great AQ Steamboat, L.L.C., including any MARAD AQ Deficiency Claim.

      (c)   Voting Status of Class 2 -

            Class 2 is Impaired and may vote on the Plan.

      3.    CLASS 3 - OTHER AQ SECURED CLAIMS

      (a)   Definition of Class 3 - Other AQ Secured Claims

            Class 3 shall consist of all Other AQ Secured Claims, other than the MARAD AQ Secured Claims.

      (b)   Treatment of Class 3 -

            At the Liquidating Debtors' option (after consultation with the Reconstituted Committee), as soon as is practicable after the later of (x) the Effective Date, or (y) thirty (30) days after the date on which a Claim against Great AQ Steamboat, L.L.C. becomes an Allowed Other AQ Secured Claim, the Liquidating Debtors shall, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Other AQ Secured Claim, (a) distribute to each holder of an Allowed Other AQ Secured Claim the collateral securing such Allowed Other AQ Secured Claim, (b) distribute to each holder of an Allowed Other AQ Secured Claim Cash in an amount not to exceed the amount of its Allowed Other AQ Secured Claim (payable first, if applicable, from amounts set aside on account of such Other AQ Secured Claim by order of the Bankruptcy Court), or (c) provide for such other treatment as may be agreed upon by the holder of such Allowed Other AQ Secured Claim and the Liquidating Debtors.

      (c)   Voting Status of Class 3 -

            Class 3 is not Impaired and is deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Thus, the claimants in Class 3 may not vote on the Plan.

      4.    CLASS 4 - GENERAL SECURED CLAIMS

      (a) Definition of Class 4 General Secured Claims - Class 4 shall consist of all Allowed Secured Claims other than the Allowed MARAD AQ Secured Claim and the Allowed Other AQ Secured Claims.

      (b) At the Liquidating Debtors' option (after consultation with the Reconstituted Committee), as soon as is practicable after the later of (x) the Effective Date, or (y) thirty (30) days after the date on which a Claim becomes an Allowed General Secured Claim, the Liquidating Debtors shall, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed General Secured Claim, (a) distribute to each holder of an Allowed General Secured Claim the collateral securing such Allowed General Secured Claim, (b) distribute to each holder of an Allowed General Secured Claim Cash in an amount not to exceed the Allowed General Secured Claim, equal to the proceeds actually realized from the sale of any collateral securing such Claim (payable first, if applicable, from amounts set aside on account of such General Secured Claim by order of the Bankruptcy Court), less the actual costs and expenses of disposing of such collateral, or (c) provide for such other treatment as may be agreed upon by the holder of such Allowed General Secured Claim and the Liquidating Debtors.

      (c)    Voting Status of Class 4 -

            Class 4 is not Impaired and is deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Thus, the claimants in Class 4 may not vote on the Plan.

      5.    CLASS 5 - CONVENIENCE CLAIMS

      (a)   Definition of Class 5 Convenience Claims -

            Class 5 shall consist of all Unsecured Claims of $1,000 or less, and Allowed Unsecured Claims that the holder of which elects to reduce to $1,000 on the ballot provided for voting on the Plan within the time fixed by the Bankruptcy Court for completing and returning such ballot, which Claims would otherwise be classified in Class 6, absent the existence of Class 5. A holder of a Claim that would have been classified in Class 6 absent such election may only make this election as to all of such holder's Claims in Classes 5 and 6 in the aggregate.

      (b)   Treatment of Class 5

            At the Liquidating Debtors' option (after consultation with the Reconstituted Committee), as soon as practicable after the later of (x) the Effective Date or (y) thirty (30) days after the date on which a Convenience Claim becomes an Allowed Convenience Claim, the Liquidating Debtors shall, in full satisfaction, settlement, release and discharge of such Allowed Convenience Claim, (a) distribute to each holder of an Allowed Convenience Claim Cash in an amount equal to 50% of such Allowed Convenience Claim, or (b) provide for such other treatment as may be agreed upon by the holder of such Allowed Convenience Claim and the Liquidating Debtors.

      (c)   Voting Status of Class 5 -

            Class 5 is Impaired and may vote on the Plan.

      6.    CLASS 6 - GENERAL UNSECURED CLAIMS

      (a)   Definition of Class 6 General Unsecured Claims -

            Class 6 shall consist of all Allowed Unsecured Claims other than the Claims in Class 5.

      (b)   Treatment of Class 6 -

            After (a) satisfaction in full or satisfaction in accordance with this Plan of all Allowed Administrative Claims, Allowed Professional Claims and Allowed Priority Tax Claims as provided in Article 2 of the Plan and (b) the treatment provided in the Plan for Allowed Claims in Classes 1, 2, 3, 4 and 5, all remaining Available Cash shall be distributed Pro Rata among holders of Allowed General Unsecured Claims in Class 6. If, after the Effective Date, any Cash is available from, among other things, the liquidation of Assets of the Liquidating Debtors' Estates, the prosecution and enforcement of causes of action of the Liquidating Debtors, the release of funds from the Disputed Claims Reserve, or unclaimed, undeliverable or time-barred distributions to holders of Allowed Claims pursuant to the Plan and, in any such case, such Cash becomes Available Cash, then of the Plan such Cash shall be treated as Available Cash and distributed in accordance with this Section 5.6 of the Plan on a Subsequent Distribution Date, if any, and the Final Distribution Date in accordance with the procedures set forth in the Plan. Notwithstanding the foregoing, the aggregate distributions received pursuant to the Plan shall not exceed the amount of the Allowed Claim (together with postpetition interest accruing on such Allowed Claims from and after the Petition Date at a rate equal to five percent (5%) per annum, compounded annually, solely for purposes of calculating the cap on any such distribution).

      (c)   Voting Status of Class 6 -

            Class 6 is Impaired and may vote on the Plan.

      7.    CLASS 7- INTERCOMPANY CLAIMS

      (a)   Definition of Class 7- Intercompany Claims

            Class 7 shall consist of all Intercompany Claims, including (a) the Claims of AMCV or any Liquidating Debtor against AMCV or any other Liquidating Debtor if the Claims of AMCV against the Liquidating Debtors are recharacterized as Interests or equitably subordinated in accordance with Section 16.2 of the Plan and (b) the Claims of any Liquidating Debtor against any other Liquidating Debtor if the Claims of AMCV against the Liquidating Debtors are not recharacterized as Interests or equitably subordinated.

      (b)   Treatment of Class 7 - Intercompany Claims

            As a result of the substantive consolidation of the Liquidating Debtors for purposes of distributions to holders of all Allowed Claims under the Plan except for Secured Claims and, if the Claims of AMCV against the Liquidating Debtors are recharacterized as Interests or equitably subordinated, as a result of such recharacterization or subordination, holders of Intercompany Claims will not receive any distribution of property under the Plan on account of their Intercompany Claims and, on the Effective Date, the Intercompany Claims will be cancelled.

      (c)   Voting Status of Class 7 - Intercompany Claims

            Class 7 is Impaired. However, because the holders of Claims in Class 7 shall receive no distribution under the Plan they are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Consequently, holders of Claims in Class 7 may not vote on the Plan.

      8.    CLASS 8 - INTERESTS

      (a)   Definition of Class 8 - Interests

            Class 8 consists of all Interests. When used in the context of holding an equity security of the Liquidating Debtors (and not used to denote
(i) the compensation paid for the use of money for a specified time and usually denoted as a percentage rate of interest on a principal sum of money or (ii) a security interest in property), "Interest" shall mean an interest or share in, or warrant or right asserted against, the Liquidating Debtors of the type described in the definition of "equity security" in Bankruptcy Code section 101(16).

      (b)   Treatment of Class 8 - Interests

            Holders of Interests will not receive any distribution of property under the Plan on account of their Interests and, on the Effective Date, the Interests will be cancelled.

      (c)   Voting Status of Class 8 - Interests

            Class 8 is Impaired. However, because the holders of Interests in Class 8 shall receive no distribution under the Plan they are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Consequently, holders of Interests in Class 8 may not vote on the Plan.

C.    CONVERSION FROM CHAPTER 11 TO CHAPTER 7 LIQUIDATIONS OF THE CONVERTING
      DEBTORS

            The Plan seeks to convert the Chapter 11 Cases of the Converting Debtors listed on Exhibit 2 of the Plan to chapter 7 liquidations because the Converting Debtors have little or no assets in which they have any equity.

            Section 1112 of the Bankruptcy Code prescribes a series of rules that govern the conversion of a chapter 11 case. Voluntary conversion, as is applicable in the present instance, is governed by section 1112(a), which states the general rule that a debtor may convert a chapter 11 case to a case under chapter 7 at any time as of right. A debtor's right under section 1112(a), however, is subject to certain restrictions: 1) the debtor may not convert the case as of right if a trustee has been appointed; 2) the debtor may not convert the case as of right if the chapter 11 case was commenced by an involuntary petition; 3) the debtor may not convert the case as of right if the case was previously converted to a chapter 11 case from another chapter by a party other than the debtor; and 4) a chapter 11 case may not be converted to a liquidation case if the debtor is not eligible for chapter 7 relief. Here, no trustee has been appointed in any of the Converting Debtors' cases, the Converting Debtors filed a voluntary petition, the Converting Debtors' chapter 11 cases have not previously been converted, and the Converting Debtors are eligible for chapter 7 relief.

            For the reasons set forth above, the Debtors believe that the requirements have been satisfied for converting the cases of the Converting Debtors from chapter 11 cases to chapter 7 liquidations upon the Effective Date.

D. SUBSTANTIVE CONSOLIDATION OF THE LIQUIDATING DEBTORS; RECHARACTERIZATION OR EQUITABLE SUBORDINATION OF AMCV CLAIMS

            As set forth in more detail in Article 16.1 of the Plan, the Plan provides for the substantive consolidation of the Liquidating Debtors, with respect to the treatment of all Claims other than Secured Claims. Section 105(a) of the Bankruptcy Code empowers a bankruptcy court to authorize substantive consolidation. Although the United States Court of Appeals for the Third Circuit has not articulated a standard regarding substantive consolidation, several courts, including the United States Courts of Appeals for the First Circuit, Second Circuit, D.C. Circuit, Eighth Circuit and Eleventh Circuit have developed similar tests for authorizing substantive consolidation. See Reider v. F.D.I.C. (In re Reider), 31 F.3d 1102, 1108 (11th Cir. 1994); Woburn Assoc. v. Kahn (In re Hemingway Transport Inc.), 954 F.2d 1 (1st Cir. 1992); First Nat'l Bank of El Dorado v. Giller (In re Giller), 962 F.2d 796, 798-99 (8th Cir. 1992); Union Sav. Bank. v. Augie/Restivo Baking Co. (In re Augie/Restivo Baking Co.) 860 F.2d 515, 518 (2d. Cir. 1988); Drabkin v. Midland-Ross Corp. (In re Auto-Train Corp.), 810 F.2d 270, 276 (D.C. Cir. 1987); Bracaglia v. Manzo (In re United Stairs Corp.) 176 B.R. 359, 369 (Bankr. D.N.J. 1995).

            Several courts within the Third Circuit have acknowledged the existence and application of substantive consolidation of separate bankruptcy estates in appropriate circumstances. See In re Molnar Bros., 200 B.R. 555 (Bankr. D.N.J. 1996) (recognizing the application of substantive consolidation of two or more bankruptcy estates); In re PWS Holding Corp., Bruno's. Inc., et al., Case No. 98-212-223 (SLR) (D. Del. 1998) (approving substantive consolidation of debtors pursuant to a plan of reorganization); In re Smith Corona Corp. et al., Case No. 95-788 (HSB) (Bankr. D. Del., Oct. 18, 1996) (adopting substantive consolidation test articulated by the Eighth Circuit); Bracaglia v. Manzo (In re United Stairs Corp.) 176 B.R. 359, 368 (Bankr. D.N.J.
1995) (stating that it is "well established that in the appropriate circumstances the court may substantively consolidate corporate entities"); In re Buckhead American Corp., 1992 Bankr. LEXIS 2506 (Bankr. D. Del. August 13,
1992) (substantively consolidating debtors); In re Cooper, 147 B.R. 678, 681 (Bankr. D.N.J. 1992) (stating that substantive consolidation constitutes the "merger of the assets and liabilities of two or more estates, creating a common fund of assets and a single body of creditors.") (citation omitted).

            In general, these cases identify two factors which must be examined in the context of a substantive consolidation analysis: (i) whether there is a "substantial identity" or an inseparable "interrelationship" or "entanglement" between the debtors to be consolidated and (ii) whether the benefits of consolidation outweigh the harm or prejudice to creditors, including whether individual creditors relied upon the separate identity of one of the entities to be consolidated such that they would be prejudiced by consolidation.

            There is a substantial identity, extensive interrelationship, interdependence and entanglement between and among the Liquidating Debtors such that the Liquidating Debtors are inextricably intertwined in virtually all operational and financial aspects. They include, but are not limited to, the following: (i) the members of the board of directors and the officers for each of the Liquidating Debtors are substantially the same; (ii) although separate books and records are maintained for each Debtor, the Liquidating Debtors' businesses are generally operated without regard for their separate assets, liabilities, employees or management; (iii) the Liquidating Debtors and Great Pacific NW Cruise Line, L.L.C. prepared and disseminated consolidated financial reports to the public, including customers, suppliers, landlords, lenders, credit rating agencies and stockholders; (iv) because the state of Louisiana does not allow tax returns to be consolidated, the Liquidating Debtors were converted to limited liability companies so as to garner the same effects of consolidation with all profits and losses flowing through to TDQS Co., f/k/a The Delta Queen Steamboat Co.; (v) the Liquidating Debtors utilize a centralized cash management system and; (vi) the cash portion of the purchase price paid by DNPS upon the close of the Asset Sale was not split up among the Liquidating Debtors' Assets except with respect to the American Queen. Finally, the proposed substantive consolidation of the Liquidating Debtors is necessary to, among other things, effectuate equitable distributions, avoid the calculation, resolution and classification of intercompany claims and to reduce the administrative burden of tabulating separate votes with respect to each of the Liquidating Debtors. Thus, the substantive consolidation of the Liquidating Debtors reflects the economic reality of the Liquidating Debtors' businesses and operations and is fair and equitable for all creditors.

            The second prong of the test for determining whether substantive consolidation of the Liquidating Debtors is warranted is whether the benefits of consolidation will outweigh the potential prejudice to the Liquidating Debtors' creditors. As noted above, because the Liquidating Debtors' affairs are integrated, interrelated and entangled from both a functional and a financial perspective, the substantive consolidation of the Liquidating Debtors would be equitable for all creditors. Substantive consolidation would ensure that all of the Liquidating Debtors' Creditors receive the benefit of distributions in satisfaction of their claims from a single pool of assets. Finally, substantive consolidation will expedite the conclusion of the Chapter 11 Cases.

            The standards for substantive consolidation likewise require that AMCV, the parent holding company, and the other Converting Debtors, not be substantively consolidated with the Liquidating Debtors. AMCV and the other Converting Debtors have no meaningful assets other than AMCV's interest in, and/or alleged claims against, the Liquidating Debtors. By contrast, the Liquidating Debtors functioned, by and large, as integrated businesses and sold substantially all of their assets for $80.9 million in the Asset Sale.

            The Asset Sale generated $33,588,490.60 in cash proceeds that clearly belong to the Liquidating Debtors and in no way relate to the Converting Debtors. This is reflected by the fact that only the Liquidating Debtors were signatories to the Purchase Agreement. Hence, substantive consolidation of the claims against the Converting Debtors with the claims against the various Liquidating Debtors would clearly confer an unwarranted windfall on the Converting Debtors' creditors to the detriment of the creditors of the Liquidating Debtors.

            The inappropriateness of substantively consolidating AMCV and the other Converting Debtors with the Liquidating Debtors is not undercut by the fact that in the years preceding the Petition Date, AMCV contributed to the Liquidating Debtors a significant portion of the funds necessary to operate their operations. The Debtors believe that these contributions would be subject either to recharacterization as equity Interests in the applicable Liquidating Debtor or to equitable subordination pursuant to Section 510(c) of the Bankruptcy Code.

            First, these intercompany contributions never bore any of the hallmarks of a debt obligation. The contributions were never memorialized by any intercompany notes or other loan documentation other than via the intercompany accounts within the general ledger. There were never any fixed maturity dates or schedule of payments attached to any of the intercompany balances. The contributions were always non-interest bearing, and there were no repayments per se.

            Second, even if the contributions are characterized as an Unsecured Claims, the Debtors believe that such claims should be equitably subordinated to all other Unsecured Claims against the Liquidating Debtors. Section 510(c) of the Bankruptcy Code expressly recognizes the applicability of equitable subordination principles in bankruptcy cases. Numerous courts have invoked equitable subordination principles to subordinate the claims of shareholders or other insiders that are based on advances made when the debtor was undercapitalized, i.e., capitalized with excessive debt and insufficient equity. See, e.g., Machinery Rental, Inc. v. Herpel (In re Multiponics, Inc.), 622 F.2d 709 (5th Cir. 1980) (subordination of claim based on director's payment of loan to debtor guaranteed by director when debtor was undercapitalized); see also In re Trimble Co., 479 F.2d 103 (3d. Cir. 1973) (same, stating "the Trimble advances . . . to their hopelessly insolvent corporate structure, although clothed in the garments of judgment demand notes, must be held to be contributions to capital"). Apart from the approximately $86.5 million intercompany investment made by AMCV, the Liquidating Debtors were never capitalized with any significant equity. Virtually all of their funds other than the AMCV intercompany investment arose from debt offerings of various sorts. In short, it is clear that AMCV's approximately $86.5 million intercompany "receivable" was the functional equivalent of equity risk capital. Accordingly, the Debtors believe that under controlling precedent, AMCV's alleged Unsecured Claims against the various Liquidating Debtors should either be recharacterized as equity or equitably subordinated to the other Unsecured Claims against the Liquidating Debtors. As a result, subject to Bankruptcy Court approval, the Plan provides for no distribution to, and the cancellation of, such Claim. In addition, the Plan provides for the cancellation of all other Intercompany Claims in order to effectuate the substantive consolidation of the Liquidating Debtors with respect to all Claims other than Secured Claims.

            For the reasons set forth above, the Debtors believe that the requirements for substantive consolidation of the Liquidating Debtors with respect to the treatment of all Claims other than Secured Claims are satisfied.

E.    POST-CONFIRMATION OPERATIONS OF THE DEBTORS

            On the Effective Date, the Creditors' Committee shall be dissolved and the members thereof shall be released and discharged from all authority, duties, responsibilities and obligations and related to, arising from and in connection with the Chapter 11 Cases. On the Effective Date, the Creditors' Committee shall be reconstituted to consist of members to be appointed by the Creditors' Committee (the "Reconstituted Committee"). The Reconstituted Committee shall be authorized to have its reasonable expenses reimbursed from the Operating Reserve. Members of the Reconstituted Committee shall receive no compensation except reimbursement of expenses actually incurred directly in connection with their duties on the Reconstituted Committee. The Reconstituted Committee shall be authorized to employ counsel, which firm (or firms) shall be entitled to compensation from the Operating Reserve in accordance with Section
7.9 of the Plan. The Reconstituted Committee and its advisors shall be authorized solely to oversee distributions under the Plan and to exercise those remedies available to the Reconstituted Committee under the Plan; provided, however, that if the Plan Administrator fails to perform any material obligations under the Plan, the Reconstituted Committee may, upon notice and a hearing, seek a Bankruptcy Court order to enforce the provisions of the Plan and may employ such experts as may be necessary to advise the Reconstituted Committee with respect to such action.

            The property of the Liquidating Debtors' Estates shall not be revested in the Liquidating Debtors on or following the Confirmation Date or the Effective Date but shall remain property of the Liquidating Debtors' Estates(s) and continue to be subject to the jurisdiction of the Bankruptcy Court following Confirmation of the Plan until distributed to holders of Allowed Claims or liquidated with the proceeds being contributed to Available Cash, in accordance with the provision of the Plan and the Confirmation Order.

            On and after the Effective Date, the Liquidating Debtors shall engage Paul Gunther (or such other Person as is designated by the Creditors' Committee or Reconstituted Committee and approved by the Bankruptcy Court) as Plan Administrator. The Plan Administrator may be terminated or replaced only with prior Bankruptcy Court approval after notice and a hearing. The Plan Administrator shall be appointed the sole director, president and chief executive officer of the Liquidating Debtors and shall perform the duties set forth in the Plan through the earlier of the date the Liquidating Debtors are dissolved in accordance with Section 7.14 of the Plan and the date the Plan Administrator resigns, is unable to serve or is terminated for cause, provided, however, that in the event that the Plan Administrator resigns, is unable to serve or is terminated for cause before the Liquidating Debtors are dissolved in accordance with Section 7.14 of the Plan, then an individual to be named by the Reconstituted Committee shall, by operation of the Plan and without need for further Bankruptcy Court order or corporate action, be appointed the Plan Administrator, sole director, president and chief executive officer of the Liquidating Debtors subject to the foregoing provisions. Within fifteen (15) business days after the Effective Date, the Plan Administrator shall obtain a fiduciary bond in the face amount equal to the amount of Available Cash plus 10%, evidence of which shall be filed with the Bankruptcy Court, which bond (or a substitute bond for any successor Plan Administrator) shall remain in place until the resignation or removal of the Plan Administrator. The cost of such bond shall be treated as an Administrative Expense, which shall be paid out of Available Cash.

            From and after the Confirmation Date, the Liquidating Debtors shall continue in existence. The Plan Administrator, with the consent of the Creditors' Committee or Reconstituted Committee or approval of the Bankruptcy Court, shall have authority on behalf of the Liquidating Debtors, without further approval from the Bankruptcy Court, to take all actions necessary to:
(a) hold, manage, protect, administer, collect, sell, liquidate, prosecute, transfer, resolve, settle, adjust, invest, distribute or otherwise dispose of any Assets of the Liquidating Debtors' Estates, including, without limitation, causes of action described in Section 9.1 of the Plan; (b) reconcile Claims and contest objectionable Claims and Disputed Claims; (c) make all distributions to be funded under the Plan; (d) engage professionals (including those professionals that presently represent the Liquidating Debtors and the Creditors' Committee) and any other Entities necessary to assist the Plan Administrator and the Creditors' Committee or Reconstituted Committee in fulfilling their responsibilities; (e) pay all necessary expenses incurred in connection with the foregoing activities; (f) administer the Plan; (g) file tax returns and make other related corporate filings; (h) transfer Assets; (i) administer the Plan and the Assets of the Liquidating Debtors' Estates; and (j) undertake such other responsibilities as are reasonable and appropriate. The Plan Administrator shall have absolute discretion to pursue or not to pursue any and all claims, rights or causes of action that the Liquidating Debtors retain pursuant to the Plan, as he determines in the exercise of his business judgment and in consultation with the Creditors' Committee or Reconstituted Committee as provided herein, and shall have no liability for the outcome of his decision. Subject to section 7.9 of the Plan, the Plan Administrator may incur and pay any reasonable and necessary expenses on behalf of the Liquidating Debtors in performing the foregoing functions without Bankruptcy Court approval.

            On or before the Effective Date, the Liquidating Debtors will establish an Indemnification Reserve in the amount of $2.5 million. The Indemnification Reserve shall be used to pay any Indemnification Claims not otherwise released pursuant to the Plan. For the purpose of Section 7.11 of the Plan and the distributions to be made under the Plan, (a) Claims of the Plan Administrator arising from the indemnification obligations of the Liquidating Debtors to the Plan Administrator in his present or former capacity as a representative and/or officer of the Liquidating Debtors' Estates and (b) the costs associated with any director's and/or officer's policy assumed pursuant to
Section 6.1 of the Plan, shall be paid from the Indemnification Reserve but not capped by the amounts contained therein. On the Final Distribution Date, any funds remaining in the Indemnification Reserve shall (i) first, be used to prepay remaining coverage under any director's and/or officer's policy assumed pursuant to Section 6.1 of the Plan, and (ii) second, to the extent remaining, become Available Cash subject to the Final Distribution procedures set forth in
Section 10.14 of the Plan.

            From and after the Effective Date, the Liquidating Debtors (i) for all purposes shall be deemed to have withdrawn their business operations from any state in which the Liquidating Debtors were previously conducting or are registered or licensed to conduct their business operations, and shall not be required to file any document, pay any sum or take any other action, in order to effectuate such withdrawal, (ii) shall be deemed to have cancelled pursuant to the Plan all Interests and all Intercompany Claims, and (iii) shall not be liable in any manner to any taxing authority for franchise, business, license or similar taxes accruing on or after the Effective Date.

            Upon the distribution of all Assets of the Liquidating Debtors' Estates pursuant to the Plan (including the transfer of any amounts held in reserve) and the filing by or on behalf of the Liquidating Debtors of a certification to that effect with the Bankruptcy Court, the Liquidating Debtors will be dissolved for all purposes effective as of the Final Distribution Date without the necessity for any other or further actions to be taken by or on behalf of the Liquidating Debtors or payments to be made in connection therewith, provided, however, that each of the Liquidating Debtors shall file with the official public office for keeping corporate records in its state of incorporation or organization a certificate of dissolution or equivalent document. Such a certificate of dissolution may be executed by the Plan Administrator without need for any action or approval by the shareholders members, or board of directors of any Liquidating Debtor.

            Notwithstanding anything to the contrary in the Bankruptcy Rules providing for earlier closure of the Chapter 11 Cases, when all Disputed Claims against the Liquidating Debtors have become Allowed Claims or have been disallowed by Final Order, and all remaining Assets of the Liquidating Debtors have been liquidated and converted into Cash (other than those Assets abandoned by the Liquidating Debtors or, if applicable, the Reconstituted Committee), and such Cash has been distributed in accordance with the Plan, or at such earlier time as the Liquidating Debtors, in consultation with the Reconstituted Committee, deem appropriate, the Liquidating Debtors shall seek authority from the Bankruptcy Court to close the Chapter 11 Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules.

F.    DISTRIBUTIONS UNDER THE PLAN

            Unless expressly provided in the Plan, to the extent more than one Liquidating Debtor is liable for any Claim, such Claim shall be considered a single Claim and entitled only to the payment provided therefore under the applicable provisions of the Plan.

            Distributions under the Plan shall be made by the Plan Administrator. The Plan Administrator may employ or contract with other entities to assist in or make the distributions required by the Plan without further order of the Bankruptcy Court. Distributions to any holder of an Allowed Claim shall be allocated first to the principal portion of any such Allowed Claim, and, only after the principal portion of any such Allowed Claim is satisfied in full, to any portion of such Allowed Claim comprising interest (but solely to the extent that interest is an allowable portion of such Allowed Claim pursuant to the Plan or otherwise). All payments shall be made in accordance with the priorities established in the Bankruptcy Code.

            Distributions to holders of Allowed Claims shall be made: (a) at the addresses set forth in the proofs of Claim filed by such holders; (b) at the addresses set forth in any written notices of address change delivered to the Plan Administrator after the date on which any related proof of Claim was filed; or (c) at the addresses reflected in the Schedules relating to the applicable Allowed Claim if no proof of Claim has been filed and the Plan Administrator has not received a written notice of a change of address.

            Cash payments to be made pursuant to the Plan shall be made by checks drawn on a domestic bank or by wire transfer from a domestic bank, at the option of the Liquidating Debtors.

            Unless otherwise specifically provided for in the Plan or the Confirmation Order, or required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a Final Distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

            Other than in the Final Distribution, no payment of Cash in an amount of less than $50.00 shall be made on account of any Allowed Claim. Such undistributed amount will instead be made part of the Available Cash for use in accordance with the Plan.

            Unless otherwise expressly set forth in the Plan with respect to a specific Claim or Class of Claims, for the purpose of the provisions of Article 10 of the Plan, the "Face Amount" of a Disputed Claim means the amount set forth on the proof of Claim unless the Disputed Claim has been estimated for distribution purposes or, in the alternative, if no proof of Claim has been timely Filed or deemed Filed, zero.

            If the distribution check to any holder of an Allowed Claim is not cashed within sixty (60) days after it is sent out by the Plan Administrator, the holder of such Allowed Claim shall have such Claim discharged and shall be forever barred from asserting such Claim against the Liquidating Debtors or their property. In such cases, any Cash held for distribution on account of such Claim shall become the property of the Liquidating Debtors' Estates, shall, if applicable, be returned to the Plan Administrator as part of Available Cash and shall be distributed in accordance with the terms of the Plan.

            Unless otherwise provided in the Plan, to the extent there is Available Cash subsequent to the Effective Date, the Liquidating Debtors shall, on a Subsequent Distribution Date, distribute such Available Cash to the holders of Claims entitled thereto that were Allowed on the Effective Date or subsequently have become Allowed on or before the Subsequent Distribution Date. Each Supplemental Distribution will reduce the Disputed Claims Reserve, calculated based upon, following resolution of all disputes and Allowance of any previously Disputed Claim, the reduction of the reserve by the amount previously allocated to the Disputed Claim Reserve on account of the Disputed Claim, as calculated prior to the date of the Supplemental Distribution.

            On the Effective Date, or as soon thereafter as practicable, the Liquidating Debtors shall distribute to the holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Professional Claims and Allowed Claims in Classes 1, 3, 4, 5 and 6, Cash equal to the distributions for each respective Class as set forth in the Plan or deliver the collateral to the holders of Allowed Claims in Classes 3 and 4 pursuant to Sections 5.3 and 5.4 of the Plan. In satisfaction of its Class 2 Claims, MARAD shall retain the MARAD Notes.

            Unless otherwise provided in the Plan, to the extent there is Available Cash subsequent to the Effective Date, the Liquidating Debtors shall, on a Subsequent Distribution Date, distribute such Available Cash to the holders of Claims entitled thereto that were Allowed on the Effective Date or subsequently have become Allowed on or before the Subsequent Distribution Date (each, a "Supplemental Distribution"). Each Supplemental Distribution will reduce the Disputed Claims Reserve, calculated based upon, following resolution of all disputes and Allowance of any previously Disputed Claim, the reduction of the reserve by the amount previously allocated to the Disputed Claim Reserve on account of the Disputed Claim, as calculated prior to the date of the Supplemental Distribution.

            The Liquidating Debtors shall, on the Final Distribution Date, distribute all Available Cash to the holders of Allowed Claims entitled thereto in accordance with the priorities and restrictions set forth in the Plan.

            To the extent there exist as of the Effective Date Disputed Claims in any Class, the Liquidating Debtors shall reserve from any distribution of their Estate Assets and Cash in an amount equal to the Pro Rata portion of such distribution to which such Disputed Claim would be entitled if Allowed in the amount asserted by the holder of such Disputed Claim, as set forth in the definition of Disputed Claim Reserve. To the extent that any such Disputed Claim becomes an Allowed Claim, such reserved Cash shall be distributed to the holder of the Allowed Claim in a manner and amount consistent with the treatment of Allowed Claims in that Class, with any surplus Cash becoming generally available for use by the Liquidating Debtors in accordance with the terms of the Plan.

            The Liquidating Debtors shall review Claims that are not Allowed Claims and shall resolve such Claims through the claims objection process in the Bankruptcy Court or by compromise. Bankruptcy Court approval for compromise of a Claim shall not be required except as provided for in the Plan. Any compromise of a Claim in a disputed amount which is to be allowed in an amount equal to or in excess of $100,000 shall be subject to the approval of the Bankruptcy Court but such compromise shall not require notice to any party other than to the members of the Reconstituted Committee, and shall not require a hearing, unless the Bankruptcy Court orders otherwise. Any compromise of a disputed Claim with respect to which the amount to be allowed is in excess of $50,000 but less than $100,000 shall also be subject to Bankruptcy Court approval if the proposed compromise is objected to (which objection is not resolved consensually) by the Reconstituted Committee within ten (10) business days of their receipt of such notice. The Liquidating Debtors, in their sole discretion, may submit resolutions of Claims in disputed amounts of $50,000 and less to the Bankruptcy Court for its approval, but they are fully authorized to resolve such Claims without Bankruptcy Court approval.

            In connection with the Plan and the distributions made in accordance therewith, to the extent applicable, the Liquidating Debtors shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. The Plan Administrator shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

G.    CONDITIONS TO THE EFFECTIVE DATE

            The Plan shall not become effective and the Effective Date shall not occur unless and until:

            - The Bankruptcy Court shall have entered the Confirmation Order in form and substance satisfactory to the Liquidating Debtors and the Creditors' Committee;

            - No stay of the Confirmation Order shall be in effect at the time the other conditions set forth in Section 12.1 of the Plan are satisfied, or, if permitted, waived;

            - All documents, instruments and agreements, in form and substance satisfactory to the Liquidating Debtors, provided for under the Plan or necessary to implement the Plan shall have been executed and delivered by the parties thereto, unless such execution or delivery has been waived by the parties benefited thereby; and

            - There shall exist sufficient Available Cash to pay all Allowed Administrative Claims, Allowed Professional Claims, Allowed Priority Tax Claims and Allowed Other Priority Claims.

            If the Effective Date shall not have occurred on or prior to the date that is FORTY-FIVE (45) DAYS AFTER THE Confirmation Date, then the Plan shall terminate and be of no further force or effect unless the provisions of
Section 12 of the Plan are waived in writing by the Liquidating Debtors and the Creditors' Committee.

            The Liquidating Debtors and the Creditors' Committee, in their sole discretion, may waive Section 12.2 of the Plan.

            On the Effective Date, or as soon thereafter as is practicable, the Liquidating Debtors shall file with the Bankruptcy Court a "Notice of Effective Date" in a form reasonably acceptable to the Liquidating Debtors in their sole discretion, which notice shall constitute appropriate and adequate notice that the Plan has become effective, provided, however, that the Liquidating Debtors shall have no obligation to notify any Person other than the Creditors' Committee of such fact. The Plan shall be deemed to be effective as of 12:01 a.m., prevailing Eastern time, on the date of such filing. A courtesy copy of the Notice of Effective Date may be sent by first class mail, postage prepaid (or at the Liquidating Debtors' option, by courier or facsimile) to those Persons who have filed with the Bankruptcy Court requests for notices pursuant to Bankruptcy Rule 2002.

H.    MODIFICATION/REVOCATION OF THE PLAN

            Subject to the restrictions on Plan modifications set forth in section 1127 of the Bankruptcy Code, the Debtors reserve the right to alter, amend or modify the Plan before its substantial consummation. The Debtors word further omitted in Plan reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan, or if Confirmation does not occur or if the Plan does not become effective, then the Plan shall be null and void, and nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors; (b) constitute an admission of any fact or legal conclusion by the Debtors or any other Entity; or (c) prejudice in any manner the rights of the Debtors in any further proceedings involving the Debtors.

I.    EFFECT OF CONFIRMATION

            Except as otherwise provided in section 1141(d) of the Bankruptcy Code, on and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against or Interest in the Liquidating Debtors and such holder's respective successors and assigns, whether or not the Claim or Interest of such holder is Impaired under the Plan and whether or not such holder has accepted the Plan.

            Unless otherwise provided in the Plan, all injunctions or stays provided for in the Chapter 11 Cases of the Liquidating Debtors pursuant to sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Final Distribution Date.

J.    EXCULPATION, INJUNCTION, RELEASE AND LIMITATION OF LIABILITY

            Except as otherwise specifically provided in the Plan, neither the Liquidating Debtors nor the Creditors' Committee (solely with respect to its conduct as a committee and not with respect to the actions of its members as individual creditors), nor any of such parties' respective present members (with respect to members of the Creditors' Committee, solely with respect to each member's conduct in furtherance of its, his or her duties or as a member of the Creditors' Committee, and not with respect to the actions of such members as individual creditors), officers, directors, employees, representatives, advisors, attorneys, financial advisors, investment bankers or agents or any of such parties' successors and assigns, shall have or incur, and are hereby released from, any Claim, obligation, cause of action or liability to one another or to any holder of a Claim or an Interest, or any other party in interest, or any of their respective officers, directors, members and/or enrollees, employees, representatives, advisors, attorneys, financial advisors, investment bankers, agents or Affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of Confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

            Except as otherwise specifically provided in the Plan or the Confirmation Order, all Persons who have held, hold or may hold claims, rights, causes of action, liabilities or any equity interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, other than as expressly provided in the Plan or the Confirmation Order, regardless of the filing, lack of filing, allowance or disallowance of such a Claim or Interest and regardless of whether such Person has voted to accept the Plan and any successors, assigns or representatives of the foregoing shall be precluded and permanently enjoined on and after the Effective Date from (a) commencing or continuing in any manner any Claim, action or other proceeding of any kind with respect to any Claim, Interest or any other right or Claim against the Liquidating Debtors, or any assets of the Liquidating Debtors which they possessed or may possess prior to the Effective Date, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order with respect to any Claim, Interest or any other right or Claim against the Liquidating Debtors, or any assets of the Liquidating Debtors that they possessed or may possess prior to the Effective Date, (c) creating, perfecting or enforcing any encumbrance of any kind with respect to any Claim,

Interest or any other right or Claim against the Liquidating Debtors the Creditor Releases, or any Assets of the Liquidating Debtors that they possessed or may possess prior to the Effective Date, and (d) asserting any Claims that are released in the Plan.

            Except as expressly provided in the Plan, upon the Effective Date, the Liquidating Debtors shall (i) remise, acquit, waive, release and forever discharge each of the Debtor Releasees, and (ii) covenant and agree never to institute or cause to be instituted any suit or other form of action or proceeding of any kind or nature whatsoever against any of the Debtor Releasees based upon any claims, demands, indebtedness, agreements, promises, causes of action, obligations, damages or liabilities of any nature whatsoever, in law or in equity, whether or not known, suspected or claimed, that the Liquidating Debtors or their Estates ever had, claimed to have, has, or may have or claim to have against the Debtor Releasees, or any of them, by reason of any matter, cause, thing, act or omission of the Debtor Releasees, or any of them, by reason of any matter, cause, thing, act or omission of the Debtor Releases, or any of them in each case related to the Liquidating Debtors. All Claims so waived and released shall be waived and released for all purposes. The term "Debtor Releasees" shall include: (i) the officers, directors, members and/or enrollees, employees, representatives, advisors, attorneys, financial advisors, investment bankers or agents of the Liquidating Debtors in each case as of the Petition Date or that have become officers and/or directors thereafter, (ii) the Creditors' Committee solely with respect to each member's conduct in furtherance of its, his or her duties as a member of the Creditors' Committee, and not with respect to the actions of such members as individual creditors, and its agents, attorneys and other professionals acting in conjunction with the Chapter 11 Cases and (iii) the Plan Administrator.

            Except as expressly set forth in the Plan, following the Effective Date, none of the Debtors, the Plan Administrator, the Creditors' Committee, the Reconstituted Committee or any of their respective members, officers, directors, employees, advisors, attorneys, professionals or agents shall have or incur any liability to any holder of a Claim or Interest for any act or omission in connection with, related to, or arising out of, the Chapter 11 Cases, the pursuit of Confirmation of the Plan, the consummation of the Plan or any contract, instrument, release or other agreement or document created in connection with the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct.

K.    RETENTION OF JURISDICTION

            Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases of the Liquidating Debtors after the Effective Date as is legally permissible, including jurisdiction to:

                  (a) Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims, Interests and Administrative Claims;

                  (b) Hear and determine any and all causes of action against any Person and rights of the Liquidating Debtors that arose before or after the Petition Date, including but not limited to the rights and powers of a trustee and debtor-in-possession, against any Person whatsoever, including but not limited to all avoidance powers granted to the Liquidating Debtors under the Bankruptcy Code and all causes of action and remedies granted pursuant to sections 502, 506, 510, 541, 542, 543, 544, 545, 547 through 551 and 553 of the Bankruptcy Code;

                  (c) Grant or deny any applications for allowance of compensation for professionals authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

                  (d) Resolve any matters relating to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which any Liquidating Debtor is a party or with respect to which any of the Liquidating Debtors may be liable, including without limitation the determination of whether such contract is executory for the purposes of section 365 of the Bankruptcy Code, and hear, determine and, if necessary, liquidate any Claims arising therefrom;

                  (e) Enter orders approving the Liquidating Debtors' post-Confirmation sale or other disposition of Assets under section 363 of the Bankruptcy Code;

                  (f) Ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

                  (g) Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving any Liquidating Debtor that may be pending in the Chapter 11 Cases on the Effective Date;

                  (h) Hear and determine matters concerning state, local or federal taxes in accordance with sections 346, 505 or 1146 of the Bankruptcy Code;

                  (i) Decide or resolve any disputes with DNPS in any way relating to the Asset Sale;

                  (j) Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and the Confirmation Order;

                  (k) Hear and determine any matters concerning the enforcement of the provisions of Article 13 of the Plan and any other releases or injunctions contemplated by the Plan;

                  (l) Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or the Confirmation Order;

                  (m) Permit the Liquidating Debtors, to the extent authorized pursuant to section 1127 of the Bankruptcy Code, to modify the Plan or any agreement or document created in connection with the Plan, or remedy any defect or omission or reconcile any inconsistency in the Plan or any agreement or document created in connection with the Plan;

                  (n) Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

                  (o) Enforce any injunctions entered in connection with or relating to the Plan or the Confirmation Order;

                  (p) Enter and enforce such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated, or distributions pursuant to the Plan are enjoined or stayed;

                  (q) Determine any other matters that may arise in connection with or relating to the Plan or any agreement or the Confirmation Order;

                  (r) Enter any orders in aid of prior orders of the Bankruptcy Court;

                  (s) Hear and determine any request of the Reconstituted Committee for authority and approval to take any actions or enforce any remedies provided to the Reconstituted Committee pursuant to any provision of the Plan; and

                  (t) Enter an order concluding the Chapter 11 Cases.

L.    RETENTION AND ENFORCEMENT OF CAUSES IN ACTION

            Pursuant to section 1123(b)(3) of the Bankruptcy Code, except as otherwise provided in the Plan or the Confirmation Order, the Plan Administrator will have the exclusive right to enforce any and all causes of action against any Person and rights of the Liquidating Debtors that arose before on or after the Petition Date, including but not limited to the rights and powers of a trustee and debtor-in-possession, against any Person whatsoever, including but not limited to all avoidance powers granted to the Liquidating Debtors under the Bankruptcy Code and all causes of action and remedies granted pursuant to sections 502 (objections to claims or interests), 506 (recovery of cost and expenses associated with preserving/disposing of property securing an allowed secured claim), 510 (subordination), 541 (property of the estate), 542 (turnover of property to the estate), 543 (turnover of property by a custodian), 544 (trustee as lien creditor and as successor to certain creditors and purchasers for purposes of pursuing state law fraudulent transfer or fraudulent conveyance actions), 545 (avoidance of statutory liens), 547 through 551 (avoidance of preferences; avoidance of fraudulent transfers and obligations; avoidance of post-petition transactions; liability of transferee of avoided transfer; automatic preservation of avoided transfer) and 553 (setoff) of the Bankruptcy Code. Bankruptcy Court approval for settlement of any claims or causes of action and other rights brought by the Liquidating Debtors or the Plan Administrator shall not be required except as herein provided. Any settlement of any causes of action and other rights involving an original cause of action or other right equal to or in excess of $250,000 shall be subject to the approval of the Bankruptcy Court. Any settlement of any causes of action or other rights involving an original cause of action or other right in excess of $25,000 but less than $250,000 shall also be subject to the approval of the Bankruptcy Court if the Plan Administrator receives a written objection (which objection is not consensually resolved) within ten (10) Business Days of service of written notice of the proposed settlement to the Reconstituted Committee.

            Without limiting the foregoing, the Plan Administrator expressly retains all of the Liquidating Debtors' causes of action in any way relating to any payments by TDQS Co., f/k/a The Delta Queen Steamboat Co. to secure the $1,631,998 letter of credit issued for the benefit of HAL Antillen N.V. on or about September 30, 2001, including, without limitation, any state law fraudulent conveyance actions under section 544 of the Bankruptcy Code and any fraudulent conveyance action under section 548 of the Bankruptcy Code.

M.    OBJECTIONS TO CLAIMS

            Subject to applicable law, from and after the Effective Date, the Plan Administrator shall have the authority to File, settle, compromise, withdraw, arbitrate or litigate to judgment objections to Claims: (a) pursuant to applicable procedures established by the Bankruptcy Code, the Bankruptcy Rules and the Plan; and (b) subject to the oversight authority granted to the Reconstituted Committee under the Plan.

N.    TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

            As of the Effective Date, the Liquidating Debtors (after consultation with the Creditors' Committee) shall assume or assume and assign, as applicable, pursuant to Bankruptcy Code section 365, each of the executory contracts and unexpired leases of the Liquidating Debtors that are identified on Exhibit F that have not expired under their own terms prior to the Effective Date. The Liquidating Debtors reserve the right to amend such Exhibit not later than ten (10) days prior to the Confirmation Hearing either to: (a) delete any executory contract or lease listed therein and provide for its rejection pursuant to Section 6.4 of the Plan; or (b) add any executory contract or lease to such Exhibit, thus providing for its assumption or assumption and assignment, as applicable, pursuant to this Section of the Plan; or (c) add any executory contract or lease to such Exhibit, thus providing for its assumption or assumption and assignment, as applicable, pursuant to Section 6.1 of the Plan. The Liquidating Debtors shall provide notice of any such amendment of such Exhibit to the parties to the executory contract or lease affected thereby and counsel for the Creditors' Committee not later than ten (10) days prior to the Confirmation Hearing. The Confirmation Order shall constitute an order of the Bankruptcy Court pursuant to Bankruptcy Code section 365 approving all such assumptions or assumptions and assignments, as applicable, described herein in
Section 6.1 of the Plan, as of the Effective Date.

            Any monetary defaults under each executory contract and unexpired lease to be assumed under the Plan shall be satisfied, pursuant to Bankruptcy Code section 365(b)(1), in either of the following ways: (a) by payment of the default amount in Cash, in full on the Effective Date; or (b) by payment of the default amount on such other terms as may be agreed to by the Liquidating Debtors and the non-Debtor parties to such executory contract or lease. In the event of a dispute regarding (i) the amount or timing of any cure payments, (ii) the ability of the Liquidating Debtors, the Plan Administrator, or an assignee thereof to provide adequate assurance of future performance under the contract or lease to be assumed or assumed and assigned, as applicable, or (iii) any other matter pertaining to assumption or assumption and assignment of the contract or lease to be assumed, the Liquidating Debtors shall pay all required cure amounts promptly following the entry of a Final Order resolving the dispute.

            To the extent that any party to an executory contract or unexpired lease identified for assumption asserts arrearages or damages pursuant to Bankruptcy Code section 365(b)(1), or has any objection with respect to adequate assurance of future performance, any proposed assumption, revestment, cure or assignment on the terms and conditions provided herein, all such arrearages, damages and objections must be Filed and served: (a) as to any contracts or leases identified in the Disclosure Statement or any Exhibit thereto that is mailed to any party to any such contract or lease along with all other solicitation materials accompanying the Plan, within the same deadline and in the same manner established for the Filing and service of objections to

Confirmation; and (b) as to any contracts or leases identified in any subsequent amendments to the Disclosure Statement or any Exhibit thereto that is mailed to any party to any such contract or lease not later than ten (10) days prior to the Confirmation Hearing, in such a manner as to be received by the Bankruptcy Court and Liquidating Debtors, the Plan Administrator and counsel thereto, as the case may be, if applicable, no later than one (1) day prior to the Confirmation Hearing.

            Failure to assert such arrearages, damages or objections in the manner described above shall constitute consent to the proposed assumption, revestment, cure or assignment on the terms and conditions provided herein, including an acknowledgement that the proposed assumption and/or assignment provides adequate assurance of future performance and that the amount identified for "cure" on Exhibit F hereto is the amount necessary to cover any and all outstanding defaults under the executory contract or unexpired lease to be assumed, as well as an acknowledgement and agreement that no other defaults exist under such contract or lease.

            If any assumption of an executory contract or unexpired lease proposed herein for any reason is not approved by the Bankruptcy Court, then the Liquidating Debtors shall be entitled, in their sole discretion, upon written notice to the applicable non-Debtor party to such executory contract or unexpired lease, to deem such executory contract or unexpired lease to have been rejected pursuant to the provisions of Section 6.4 of the Plan.

            Except for those executory contracts and unexpired leases (a) that are assumed pursuant to the Plan, (b) that are the subject of previous orders of the Bankruptcy Court providing for their assumption or rejection pursuant to Bankruptcy Code section 365, or (c) that are the subject of a pending motion before the Bankruptcy Court with respect to the assumption or assumption and assignment of such executory contracts and unexpired leases, as of the Effective Date, all executory contracts and unexpired leases of the Liquidating Debtors shall be rejected pursuant to section 365 of Bankruptcy Code. The Confirmation Order shall constitute an Order of the Bankruptcy Court approving all rejections under Section 6.4 of the Plan of executory contracts and unexpired leases pursuant to Bankruptcy Code section 365 as of the Effective Date. Any Claim for damages arising from any such rejection must be Filed within thirty (30) days after the mailing of notice of the entry of the Confirmation Order or such Claim shall be forever barred, shall not be enforceable against the Liquidating Debtors, their Estates, the Plan Administrator, or any of their respective properties and shall receive no distribution under the Plan or otherwise on account of such Claim. Objections to any Claim for damages arising from any such rejection must be Filed and served on the claimant no later than sixty (60) days after the Effective Date.

                     V. FUNDING AND FEASIBILITY OF THE PLAN

A.    FUNDING OF THE PLAN

            The Plan shall be funded by (i) Available Cash on the Effective Date, (ii) funds added to Available Cash after the Effective Date from, among other things, the liquidation of the Liquidating Debtors' remaining Assets and the prosecution and enforcement of causes of action and (iii) the release of any funds held in reserve in accordance with the terms thereof. The post-Confirmation operations of the Liquidating Debtors shall be funded from the Operating Reserve in the amount of $5 million. The Liquidating Debtors will collect, market, sell and/or otherwise dispose of their assets in a manner which will maximize value for their Estates. In addition, the Liquidating Debtors' Estates will retain some causes of action against third parties, such as preferences, which could increase the cash available for distribution.

            The Liquidating Debtors may establish one or more interest-bearing accounts as they determine may be necessary or appropriate to effectuate the provisions of the Plan consistent with section 345 of the Bankruptcy Code and any orders of the Bankruptcy Court, including accounts for the Operating Reserve, the Indemnification Reserve and the Disputed Funds Reserve.

B.    BEST INTERESTS TEST

            Notwithstanding acceptance of the Plan by each Impaired Class, to confirm the Plan, the Bankruptcy Court must determine that the Plan is in the best interests of each holder of a Claim or Interest in any such Impaired Class who has not voted to accept the Plan. Accordingly, if an Impaired Class does not unanimously accept the Plan, the best interests test requires the Bankruptcy Court to find that the Plan provides to each member of such Impaired Class a recovery on account of the Class member's Claim or Interest that has a value, as of the Effective Date, at least equal to the value of the distribution that each such Class member would receive if the Liquidating Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

            To estimate what members of each Impaired Class of unsecured creditors and equity security holders would receive if the Liquidating Debtors were liquidated under chapter 7, the Bankruptcy Court must first determine the aggregate dollar amount that would be generated from the Liquidating Debtors' Assets if the Liquidating Debtors' Chapter 11 Cases were converted to chapter 7 cases under the Bankruptcy Code and the Assets were liquidated by a trustee in bankruptcy (the "Liquidation Value" of such assets). The Liquidation Value would consist of the net proceeds from the disposition of the Liquidating Debtors' Assets and would be augmented by any Cash held by the Liquidating Debtors.

            As detailed in the liquidation analysis generated by the financial advisors to the Creditors' Committee attached hereto as Exhibit G, the Liquidation Value of the Liquidating Debtors' Assets available to general Creditors would be reduced by the costs and expenses of the liquidation, as well as other administrative expenses of the chapter 7 cases. The Liquidating Debtors' costs of liquidation under chapter 7 would include the compensation of a trustee or trustees, as well as counsel and other professionals retained by the trustee, disposition expenses, all unpaid expenses incurred by the Liquidating Debtors during their chapter 11 proceedings (such as compensation for attorneys and accountants) which are allowed in the chapter 7 proceedings, and litigation costs and claims against the Liquidating Debtors arising from their business operations during the pendency of their Chapter 11 Cases and chapter 7 liquidation proceedings. These costs, expenses and claims would be paid in full out of the Liquidating Debtors' liquidation proceeds before the balance would be made available to pay Unsecured Claims.

            Once the percentage recoveries in liquidation of secured claimants, priority claimants, general unsecured creditors and equity security holders are ascertained, the value of the distribution available out of the Liquidation Value is compared with the value of the property offered to each of the classes of Claims and Interests under the Plan to determine whether the Plan is in the best interests of each Class.

            Comparing the claims in Section I.B hereof with the liquidation analysis attached hereto as Exhibit G, the Debtors believe that distributions under the Plan will provide at least the same recovery to holders of Allowed Claims against the Liquidating Debtors on account of such Allowed Claims as would distributions by a chapter 7 trustee.

C.    AVOIDANCE ACTION ANALYSIS

            The Liquidating Debtors have reviewed transfers to insiders during the year preceding the Petition Date and have determined that any recoveries from Avoidance Actions resulting from such transfers would be property of the Converting Debtors.

            The Liquidating Debtors transferred in excess of $50,000 to approximately 115 creditors other than insiders during the 90 days prior to the Petition Date. The total amount of such transfers was approximately $106,217,857. A list of such transfers is attached hereto as Exhibit H.

            The Liquidating Debtors believe that any transfers made to persons released in the Plan would likely not be deemed preferential and that the Liquidating Debtors' determination as to which transfers are preferential would not differ markedly from that of a trustee under chapter 7 of the Bankruptcy Code. Except as otherwise provided in the releases, the Plan Administrator, the Liquidating Debtors, the Creditors' Committee and the Reconstituted Committee reserve their right to conduct a further review of the transfers made within ninety (90) days of the Petition Date described in Exhibit H hereto and to seek recovery of such transfers under section 547 and the other provisions of the Bankruptcy Code before or after the Confirmation Date.

D.    FEASIBILITY

            Section 1129(a)(11) of the Bankruptcy Code requires that the Liquidating Debtors be able to perform their obligations under the Plan. For purposes of determining whether the Plan meets this requirement, the Debtors analyzed their ability to meet their obligations under the Plan. The Liquidating Debtors believe that they will be able to meet their obligations under the Plan.

E.    RISK FACTORS ASSOCIATED WITH THE PLAN

            Holders of Claims against the Debtors should read and consider carefully the information set forth below, as well as the other information set forth in this Disclosure Statement (and the documents delivered together herewith and/or incorporated by reference), prior to voting to accept or reject the Plan. This information, however, should not be regarded as the only risk involved in connection with the Plan and its implementation.

            The Claims of holders of Class 6 General Unsecured Claims against the Liquidating Debtors are subject to the risk of dilution if the total amount of Claims is higher than the Debtors' estimate. A number of Disputed Claims are material and the total amount of all Claims, including Disputed Claims, is materially in excess of the total amount of Allowed Claims assumed in calculating the estimated distributions as set forth in Section IV above.

Accordingly, the amount of distribution that will ultimately be received by any particular holder of a Class 6 General Unsecured Claim may be adversely affected by the aggregate amount of all Allowed Claims. Consequently, distributions to holders of Class 6 General Unsecured Claims will be made on an incremental basis until all Disputed Claims have been resolved.

            In addition, if the Claims of AMCV against the Liquidating Debtors are not recharacterized as Interests or equitably subordinated as requested in the Plan, the distributions to holders of Class 6 Claims will be materially diluted.

            Finally, successful confirmation of the Plan is subject to satisfaction or waiver of the conditions to Plan effectiveness, which are discussed in detail in Section IV above. THUS, THERE CAN BE NO ASSURANCE THAT ALL OF THE VARIOUS CONDITIONS TO EFFECTIVENESS OF THE PLAN WILL BE TIMELY SATISFIED OR WAIVED.

                          VI. ALTERNATIVES TO THE PLAN

            Although this Disclosure Statement is intended to provide information to assist a Claim or Interest holder in determining whether to vote for or against the Plan, a summary of the alternatives to confirmation of the Plan may be helpful.

            If the Plan does not meet the cramdown requirements as set forth herein with respect to all of the Liquidating Debtors, in the Debtors' sole discretion, the Plan may be (a) revoked as to all of the Debtors, or (b) revoked as to the Liquidating Debtor not satisfying the cramdown requirements (such Liquidating Debtor's Chapter 11 Case being converted to a chapter 7 liquidation or dismissed in the Debtors' sole discretion) and confirmed as to the remaining Liquidating Debtors.

            If the Plan is not confirmed with respect to any of the Debtors, the following alternatives are available: (i) confirmation of another chapter 11 plan; (ii) conversion of all of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code; or (iii) dismissal of the Chapter 11 Cases leaving creditors and interest holders to pursue available non-bankruptcy remedies. Since the Liquidating Debtors have substantially completed the process of liquidating their assets, these alternatives to the Plan are very limited and not likely to benefit Creditors. Although the Liquidating Debtors could theoretically file a new plan, the most likely result if the Plan is not confirmed is that the Chapter 11 Cases will be converted to cases under chapter 7 of the Bankruptcy Code. The Liquidating Debtors believe that conversion of the Chapter 11 Cases to chapter 7 cases would result in (i) significant delay in distributions to all Creditors who would have received a distribution under the Plan and (ii) diminished recoveries for certain classes of creditors, particularly holders of Class 6 Claims. If the Chapter 11 Cases are dismissed, creditors would be free to pursue non-bankruptcy remedies in their attempts to satisfy claims against the Debtors. However, in that event, creditors would be faced with the costs and difficulties of attempting, each on its own, to collect claims from a non-operating entity.

                 VII. CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

A.    IN GENERAL

            A summary description of certain federal income tax consequences of the Plan is provided below. The description of tax consequences below is for informational purposes only and is subject to significant uncertainties. Only the principal consequences of the Plan for the Debtors and for the holders of Claims who are entitled to vote to confirm or reject the plan (except for MARAD because of its special status as a governmental entity) are described below. No opinion of counsel has been sought or obtained with respect to any tax consequences of the Plan, and no tax opinion is being given in this Disclosure Statement. No rulings or determinations of the Internal Revenue Service ("IRS") or any other tax authorities have been obtained or sought with respect to the Plan, and the description below is not binding upon the IRS or such other authorities.

            The following discussion of federal income tax consequences is based on the Internal Revenue Code of 1986, as amended (the "Tax Code"), regulations promulgated and proposed thereunder and judicial decisions and administrative rulings and pronouncements of the IRS as in effect on the date hereof. Legislative, judicial or administrative changes or interpretations enacted or promulgated in the future could alter or modify the analyses and conclusions set forth below. It cannot be predicted at this time whether any tax legislation will be enacted or, if enacted, whether any tax law changes contained therein would affect the tax consequences to holders. Any such changes or interpretations may be retroactive and could significantly affect the federal income tax consequences discussed below.

            THIS DISCUSSION DOES NOT ADDRESS FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE PLAN, NOR DOES IT PURPORT TO ADDRESS THE FEDERAL TAX CONSEQUENCES OF THE PLAN TO SPECIAL CLASSES OF TAXPAYERS (SUCH AS FOREIGN ENTITIES, NONRESIDENT ALIEN INDIVIDUALS, S CORPORATIONS, MUTUAL FUNDS, INSURANCE COMPANIES, FINANCIAL INSTITUTIONS, SMALL BUSINESS INVESTMENT COMPANIES, REGULATED INVESTMENT COMPANIES, CERTAIN SECURITIES TRADERS, BROKER-DEALERS AND TAX-EXEMPT ORGANIZATIONS). FURTHERMORE, ESTATE AND GIFT TAX ISSUES ARE NOT ADDRESSED HEREIN.

            NO REPRESENTATIONS ARE MADE REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE PLAN TO ANY HOLDER OF A CLAIM OR INTEREST. EACH HOLDER OF A CLAIM OR INTEREST IS STRONGLY URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS DESCRIBED HEREIN AND IN THE PLAN.

B.    FEDERAL INCOME TAX CONSEQUENCES TO THE DEBTORS

            Federal income taxes generally must be satisfied before most other claims may be paid. With the possible exception of alternative minimum tax, the Debtors do not believe that any federal income taxes have accrued with respect to taxable years ending after the Petition Date.

            Generally, the discharge of a debt obligation by a debtor for an amount less than the adjusted issue price (in most cases, the amount the debtor received on incurring the obligation, with certain adjustments) gives rise to cancellation of debt ("COD") income, which must be included in the debtor's income. The Debtors should have COD income as a result of the Plan, however, the Debtors should be able to utilize a special tax provision which excludes from income debts discharged in a chapter 11 case. If debts are discharged in a chapter 11 case, however, certain tax attributes otherwise available must be reduced by the amount of COD income that is excludable from income. Tax attributes subject to reduction generally include net operating losses and net operating loss carryovers (collectively, "NOLs"). The Debtors' NOLs should first be available to offset any net gain recognized on the Asset Sale, net gains recognized on the sale of the Debtors' remaining Assets and any other taxable income generated in the Debtors' current tax year (i.e., the tax year that includes the Effective Date). Any remaining NOLs would then be reduced (assuming the Debtors do not make an election pursuant to Section 108(b)(5) of the Tax Code to first reduce the tax basis of depreciable property) to the extent of the COD income exclusion, and any NOLs still remaining may be available to offset taxable income of the Debtors in any subsequent tax year provided an ownership change of the Debtors does not (and is deemed not to) occur.

            Accordingly, it is not expected that the Debtors will owe regular federal income tax with respect to taxable years ending after the Petition Date. If, however, the IRS were to prevail in assessing federal income tax for any of these years, payments of such taxes would reduce the amounts otherwise available for distribution under the Plan. Because the Debtors are liquidating rather than continuing to operate in reorganized form, and because substantially all of the Debtors' historic assets and businesses have been sold, any remaining NOLs will have no material value.

            A consolidated group of corporations may incur alternative minimum tax liability even where a NOL is generated for regular corporate income tax purposes or where NOL carryovers and other tax attributes are sufficient to eliminate taxable income as computed under the regular corporate income tax. Thus, it is possible that the Debtors will be liable for the alternative minimum tax in a taxable year ending after the Petition Date.

C.    FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF CLAIMS

            Holders of Claims should generally recognize gain (or loss) to the extent the amount realized under the Plan (generally the amount of cash received) in respect of their Claims exceeds (or is exceeded by) their respective tax bases in their Claims. The tax treatment of holders of Claims and the character and amount of income, gain or loss recognized as a consequence of the Plan and the distributions provided for by the Plan will depend upon, among other things, (i) the nature and origin of the Claim; (ii) the manner in which a holder acquired a Claim; (iii) the length of time a Claim has been held; (iv) whether the Claim was acquired at a discount; (v) whether the holder has taken a bad debt deduction in the current or prior years; (vi) whether the holder has previously included accrued but unpaid interest with respect to a Claim; (vii) the method of tax accounting of a holder; and (viii) whether a Claim is an installment obligation for federal income tax purposes. THEREFORE, HOLDERS OF CLAIMS SHOULD CONSULT THEIR OWN TAX ADVISOR FOR INFORMATION THAT MAY BE RELEVANT TO THEIR PARTICULAR SITUATION AND CIRCUMSTANCES AND THE PARTICULAR TAX CONSEQUENCE TO SUCH HOLDERS AS A RESULT THEREOF.

            The tax treatment of a holder of a Claim that receives distributions of property on multiple dates is uncertain. If the open transaction doctrine applies as a result of the value of the subsequent payments that a holder may receive not being ascertainable on the date that such holder first receives a distribution of property (such as on the Effective Date), such holder should not recognize gain or loss with respect to its Claim until it receives the final distribution thereon (which may be on the Final Distribution Date). Alternatively, if such a holder treats the transaction as closed on the date it first receives a distribution of property, it will recognize gain or loss at such time (based on the value of property actually received and the estimated value of property to be received in the future), and will subsequently recognize additional gain or loss when additional property distributions are received (based on the value of such property less the holder's allocable tax basis in its Claim with respect to such subsequent distribution). HOLDERS OF CLAIMS ARE URGED TO CONTACT THEIR OWN TAX ADVISOR AS THESE ISSUES RELATING TO THE APPLICATION OF THE OPEN TRANSACTION DOCTRINE AND HOW IT MAY APPLY TO THEIR PARTICULAR SITUATION.

            Holders of Allowed Claims will be treated as receiving a payment of interest (includible in income in accordance with the holder's method of accounting for tax purposes) to the extent that any cash or other property received pursuant to the Plan is attributable to accrued but unpaid interest, if any, on such Allowed Claims. The extent to which the receipt of cash or other property should be attributable to accrued but unpaid interest is unclear. The Debtors intend to take the position that such cash or property distributed pursuant to the Plan will first be allocable to the principal amount of an Allowed Claim and then, to the extent necessary, to any accrued but unpaid interest thereon. Each holder should consult its own tax advisor regarding the determination of the amount of consideration received under the Plan that is attributable to interest (if any). A holder generally will be entitled to recognize a loss to the extent any accrued interest was previously included in its gross income and is not paid in full.

D.    INFORMATION REPORTING AND BACKUP WITHHOLDING

            Certain payments, including the payments of Claims pursuant to the Plan, are generally subject to information reporting by the payor to the IRS. Moreover, such reportable payments are subject to backup withholding under certain circumstances. Under the backup withholding rules, a holder of a Claim may be subject to backup withholding at the applicable tax rate with respect to distributions or payments made pursuant to the Plan, unless the holder: (a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates this fact or (b) provides a correct taxpayer identification number and certifies under penalty of perjury as to the correctness of its taxpayer identification number and certain other tax matters. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of federal income taxes, a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS.

E.    IMPORTANCE OF OBTAINING PROFESSIONAL TAX ASSISTANCE

            THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE ABOVE DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES OF THE PLAN ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A HOLDER'S INDIVIDUAL CIRCUMSTANCES. ACCORDINGLY, HOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS ABOUT THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN.

                                   CONCLUSION

            For all of the reasons set forth in this Disclosure Statement, the Debtors believe that confirmation of the Plan is preferable to all other alternatives. Consequently, the Debtors and the Creditors' Committee urge all holders of Class 2, Class 5 and Class 6 Claims to vote to ACCEPT the Plan, and to complete and return their ballots so that they will be RECEIVED by the voting Agent on or before 5:00 p.m. prevailing Eastern time on the Voting Deadline.

Dated: August __, 2002              American Classic Voyages Co. (for itself and
                                    on behalf of the other Debtors)

                                    By:        /s/ Jordan B. Allen
                                          --------------------------------------
                                    Name:      Jordan B. Allen
                                          --------------------------------------
                                    Title:     Executive Vice President
                                          --------------------------------------


                                    WALSH MONZACK AND MONACO, P.A.

                                    By:       /s/ Joseph J. Bodnar
                                          --------------------------------------

                                          Francis A. Monaco, Jr. (No. 2078)
                                          Joseph J. Bodnar (No. 2512)
                                          WALSH MONZACK AND MONACO, P.A.
                                          1201 N. Orange Street, Suite 400
                                          Wilmington, Delaware 19899
                                          (302) 656-8162

                                       -and-


                                    LATHAM & WATKINS

                                    By:     /s/ Josef S. Athanas
                                          --------------------------------------

                                          David S. Heller
                                          Josef S. Athanas
                                          Caroline A. Reckler
                                          Suite 5800 Sears Tower
                                          233 South Wacker Drive
                                          Chicago, Illinois  60606
                                          (312) 876-7700

                                    Attorneys for the Debtors and
                                    Debtors-in-Possession

                                    EXHIBIT A

                                     Debtors

---------------------------------------------------------------------------------------------
DEBTOR NAME                                             TAX ID         CASE NO.
---------------------------------------------------------------------------------------------
American Classic Voyages Co.                          31-0303330       01-10954 (PJW)
---------------------------------------------------------------------------------------------
Great Pacific NW Cruise Line, L.L.C.                  72-1446619       01-10977
---------------------------------------------------------------------------------------------
DQCV, L.L.C. f/k/a Delta Queen Coastal Voyages,       72-1451156       01-10964
L.L.C.
---------------------------------------------------------------------------------------------
Cape Cod Light, L.L.C.                                72-1451150       01-10962
---------------------------------------------------------------------------------------------
Cape May Light, L.L.C.                                72-1451148       01-10961
---------------------------------------------------------------------------------------------
DQSB II, Inc.                                         36-4133147       01-10974
---------------------------------------------------------------------------------------------
AMCV Holdings, Inc.                                   72-1451155       01-10973
---------------------------------------------------------------------------------------------
Ocean Development Co.                                 36-4243198       01-10972
---------------------------------------------------------------------------------------------
Great Hawaiian Cruise Line, Inc.                      36-3897706       01-10975
---------------------------------------------------------------------------------------------
CAT II, Inc.                                          72-1451157       01-10968
---------------------------------------------------------------------------------------------
Great Independence Ship Co.                           36-3897780       01-10969
---------------------------------------------------------------------------------------------
Great Hawaiian Properties Corporation                 36-3897776       01-10971
---------------------------------------------------------------------------------------------
American Hawaii Properties Corporation                99-0327076       01-10976
---------------------------------------------------------------------------------------------
AMCV Cruise Operations, Inc.                          36-4365686       01-10967
---------------------------------------------------------------------------------------------
TDQS Co., f/k/a The Delta Queen Steamboat Co.         72-1245383       01-10970
---------------------------------------------------------------------------------------------
Cruise America Travel, Incorporated,                  31-0963640       01-10966
---------------------------------------------------------------------------------------------
Great AQ Steamboat, L.L.C.                            72-1353482       01-10960
---------------------------------------------------------------------------------------------
Great Ocean Cruise Line, L.L.C.                       72-1351947       01-10959
---------------------------------------------------------------------------------------------
Great River Cruise Line, L.L.C.                       72-1353488       01-10963
---------------------------------------------------------------------------------------------
DQSC Property Co.                                     36-4233547       01-10965
---------------------------------------------------------------------------------------------

                                    EXHIBIT B

        JOINT PLAN OF LIQUIDATION OF AMERICAN CLASSIC VOYAGES CO., ET AL.

                            [PLAN FILED SEPARATELY.]

                                    EXHIBIT C

          METHODOLOGY UTILIZED TO CALCULATE NET DISTRIBUTABLE PROCEEDS

Cash in Estate                                                       $ 1,293,900

Sale Proceeds                                                        $80,900,000
                                                                     -----------
Total Proceeds Available for Distribution to Creditors                               $82,193,900
                                                                                     -----------

Post-Confirmation Expenses                                           $ 2,000,000

Unpaid Administrative Expenses                                       $ 1,500,000

Investment Banking Fee & Employee & Retention Bonus Plans            $ 2,800,000

Estimated Allowed Priority Tax Claims                                $   350,000

Estimated Allowed Class 1 Other Priority Claims                      $ 4,000,000

Estimated Allowed Class 2 MARAD AQ Secured Claims                    $47,311,500

Estimated Allowed Class 3 Other AQ Secured Claims                    $   800,000

Estimated Allowed Class 4 General Secured Claims                     $ 1,800,000

50% of Estimated Allowed Class 5 Convenience Claims                  $   850,000
                                                                     -----------

                                                                                     $62,261,500
                                                                                     -----------
Net Distributable Proceeds                                                           $20,782,400
                                                                                     ===========

                                    EXHIBIT D

              SUMMARY OF CLAIMS AMOUNTS OBJECTED TO BY THE DEBTORS

                          AMERICAN CLASSIC VOYAGES CO                  7/25/2002
                          Exhibit-D                                 Page 1 of 31


CLAIM ID   CREDITOR NAME                      CLAIM AMT           DEBTOR(S) AGAINST WHOM CLAIM IS ASSERTED
----------------------------------------------------------------------------------------------------------
  924      5 STAR TRAVEL & TOURS, INC           $7,000.00         AMERICAN CLASSIC VOYAGES CO.
  647      5 STAR TRAVEL & TOURS, INC           $7,000.00         AMERICAN CLASSIC VOYAGES CO.
 3182      A+ CRUISES & TOURS                     $311.40         AMERICAN CLASSIC VOYAGES CO.
 8062      AAA ARIZONA                          $8,736.70         AMERICAN CLASSIC VOYAGES CO.
 8063      AAA ARIZONA                         $17,400.63         AMERICAN HAWAII PROPERTIES CORPORATION
 8061      AAA ARIZONA                         $10,421.74         THE DELTA QUEEN STEAMBOAT CO.
 1743      AAA AUTO CLUB SOUTH                  $3,500.00         AMERICAN CLASSIC VOYAGES CO.
 1744      AAA AUTO CLUB SOUTH                  $8,336.22         AMERICAN CLASSIC VOYAGES CO.
 1738      AAA AUTO CLUB SOUTH                  $1,200.00         AMERICAN CLASSIC VOYAGES CO.
 1739      AAA AUTO CLUB SOUTH                  $8,555.00         AMERICAN CLASSIC VOYAGES CO.
 1676      AAA AUTO CLUB SOUTH                  $1,600.00         AMERICAN CLASSIC VOYAGES CO.
 1722      AAA AUTO CLUB SOUTH                  $3,983.74         AMERICAN CLASSIC VOYAGES CO.
 1887      AAA AUTO CLUB SOUTH                 $86,874.40         AMERICAN CLASSIC VOYAGES CO.
 1740      AAA AUTO CLUB SOUTH                    $600.00         AMERICAN CLASSIC VOYAGES CO.
 1741      AAA AUTO CLUB SOUTH                    $800.00         AMERICAN CLASSIC VOYAGES CO.
 1742      AAA AUTO CLUB SOUTH                  $1,300.00         AMERICAN CLASSIC VOYAGES CO.
 6738      AAA CENTRAL PENN AUTO               $43,483.00         MULTIPLE DEBTORS
 6740      AAA CENTRAL PENN AUTO              $104,449.02         MULTIPLE DEBTORS
 6739      AAA CENTRAL PENN AUTO               $14,219.00         MULTIPLE DEBTORS
 8361      AAA LEXINGTON TRAVEL                   $858.00         AMCV CRUISE OPERATIONS, INC
 5751      AAA MID-ATLANTIC TRAVEL AGENCY      $75,980.43         MULTIPLE DEBTORS
 7536      AAA MINNEAPOLIS                        $500.00         NO DEBTOR CHOSEN
 7535      AAA MINNEAPOLIS                        $450.00         NO DEBTOR CHOSEN
 7555      AAA MINNEAPOLIS                      $1,940.23         NO DEBTOR CHOSEN
 7538      AAA MINNEAPOLIS                        $500.00         NO DEBTOR CHOSEN
 7550      AAA MINNEAPOLIS                        $933.66         NO DEBTOR CHOSEN
 7534      AAA MINNEAPOLIS                        $450.00         NO DEBTOR CHOSEN
 7537      AAA MINNEAPOLIS                        $350.00         NO DEBTOR CHOSEN
 7540      AAA MINNEAPOLIS #2642                  $429.50         NO DEBTOR CHOSEN
 5300      AAA MOUNTAIN WEST                    $4,450.40         AMERICAN CLASSIC VOYAGES CO.
 5299      AAA MOUNTAIN WEST                    $3,220.00         DELTA QUEEN COASTAL VOYAGES, L.L.C.
 5301      AAA MOUNTAIN WEST                    $1,287.40         AMERICAN CLASSIC VOYAGES CO.
 7532      AAA NW OHIO (TOLEDO)                 $1,200.00         NO DEBTOR CHOSEN
 7503      AAA NW OHIO (TOLEDO)                 $2,100.00         NO DEBTOR CHOSEN
 8059      AAA OF WASHINGTON                   $14,090.70         NO DEBTOR CHOSEN
  374      AAA OHIO AUTO CLUB                  $10,058.00         AMERICAN CLASSIC VOYAGES CO.
  205      AAA OHIO AUTO CLUB                   $1,500.00         AMERICAN CLASSIC VOYAGES CO.
  309      AAA OHIO AUTO CLUB                   $2,529.00         AMERICAN CLASSIC VOYAGES CO.
  370      AAA OHIO AUTO CLUB                   $7,750.00         AMERICAN CLASSIC VOYAGES CO.
 2366      AAA OKLAHOMA                         $1,000.00         NO DEBTOR CHOSEN
11661      AAA TRAVEL                             $328.30         AMERICAN CLASSIC VOYAGES CO.
 4352      AAA TRAVEL                           $4,400.00         NO DEBTOR CHOSEN
11264      AAA TRAVEL AGENCY                      $600.00         AMERICAN CLASSIC VOYAGES CO.
12340      AAA TRAVEL CINCINNATI                $2,704.00         THE DELTA QUEEN STEAMBOAT CO.
12343      AAA TRAVEL CINCINNATI                  $838.00         THE DELTA QUEEN STEAMBOAT CO.
10929      AAA TRAVEL CINCINNATI                  $414.58         AMERICAN CLASSIC VOYAGES CO.
 8357      AAA TRAVEL FRANKFORT                 $2,100.00         AMERICAN CLASSIC VOYAGES CO.
 8359      AAA TRAVEL FRANKFORT                 $2,480.00         THE DELTA QUEEN STEAMBOAT CO.
 2425      AAA TRAVEL GROVE CITY                  $858.00         AMERICAN CLASSIC VOYAGES CO.
 5297      AAA TRAVEL HELENA                      $800.00         AMERICAN CLASSIC VOYAGES CO.
 6987      AAA TRAVEL INDIANAPOLIS              $2,170.00         AMERICAN CLASSIC VOYAGES CO.
 8360      AAA TRAVEL LEXINGTON                 $4,226.90         AMCV CRUISE OPERATIONS, INC

                          AMERICAN CLASSIC VOYAGES CO                 7/25/2002
                                  Exhibit - D                      Page 2 of 31

Claim Id            Creditor Name                           Claim Amt                Debtor(s) against whom claim is asserted
---------------------------------------------------------------------------------------------------------------------------------
8362                AAA TRAVEL LEXINGTON                    $4,226.80                AMERICAN CLASSIC VOYAGES CO.
8358                AAA TRAVEL LEXINGTON                    $5,400.40                AMERICAN CLASSIC VOYAGES CO.
7545                AAA TRAVEL MINNEAPOLIS                    $378.00                NO DEBTOR CHOSEN
8522                AAA TRAVEL OF HARTFORD                  $3,750.00                AMERICAN CLASSIC VOYAGES CO.
8514                AAA TRAVEL OHIO MOTORIST                  $350.00                THE DELTA QUEEN STEAMBOAT CO.
10021               AAA TRAVEL PORTLAND                       $250.00                AMERICAN CLASSIC VOYAGES CO.
10022               AAA TRAVEL PORTLAND                       $500.00                AMERICAN CLASSIC VOYAGES CO.
10023               AAA TRAVEL PORTLAND                       $500.00                AMERICAN CLASSIC VOYAGES CO.
10019               AAA TRAVEL PORTLAND #0266                 $300.00                AMERICAN CLASSIC VOYAGES CO.
1402                AAA TRAVEL READING-BERKS                $5,610.60                MULTIPLE DEBTORS
725                 AAA TRAVEL SCHUYLKILL CO.               $3,467.90                AMERICAN CLASSIC VOYAGES CO.
4146                AAA TRAVEL TROY                         $1,386.86                AMERICAN CLASSIC VOYAGES CO.
12038               AAA TRAVEL VIRGINIA BEACH               $2,150.00                AMERICAN CLASSIC VOYAGES CO.
12229               AAA TRAVEL VIRGINIA BEACH               $2,150.00                AMERICAN CLASSIC VOYAGES CO.
10438               AAA TRAVEL WEST HARTFORD                  $850.00                THE DELTA QUEEN STEAMBOAT CO.
7504                AAA TRAVEL WINTER HAVEN                 $4,514.78                AMCV CRUISE OPERATIONS, INC
7928                AAA TRAVEL WISCONSIN, INC              $23,465.31                AMERICAN CLASSIC VOYAGES CO.
9803                AAA TRAVEL-BUFFALO                     $67,162.72                NO DEBTOR CHOSEN
161                 AAA VACATIONS SOUTHERN PINES              $300.00                MULTIPLE DEBTORS
1105                AAA VACATIONS SOUTHERN PINES              $300.00                AMERICAN CLASSIC VOYAGES CO.
4350                AAA WEST PENN/WV/SO CEN OHIO            $2,000.00                NO DEBTOR CHOSEN
4351                AAA WEST PENN/WV/SO CEN OHIO              $600.00                NO DEBTOR CHOSEN
10142               ABINGTON TVL AGENCY INC.                $3,958.00                THE DELTA QUEEN STEAMBOAT CO.
5172                ACME TRAVEL SERVICE                       $500.00                THE DELTA QUEEN STEAMBOAT CO.
3796                ACTION TRAVEL                             $500.00                THE DELTA QUEEN STEAMBOAT CO.
11359               ACTION TRAVEL CENTER INC. #8356         $1,124.20                DEBTOR NEEDS RESEARCH
4558                ADAMS, BRUCE                            $3,032.36                AMERICAN CLASSIC VOYAGES CO.
3502                ADAMS, MATIE                              $300.00                AMERICAN CLASSIC VOYAGES CO.
10576               ADKINS, SHARON                            $300.00                AMERICAN CLASSIC VOYAGES CO.
10766               ADMIRALTY TRAVEL                          $500.00                AMERICAN CLASSIC VOYAGES CO.
4445                AFC TOURS & CRUISES INC.               $13,748.50                THE DELTA QUEEN STEAMBOAT CO.
8512                AFFORDABLE ADVENTURES LTD                   $0.00                AMERICAN CLASSIC VOYAGES CO.
9670                AGUIRRE, CORINNA                        $3,074.00                THE DELTA QUEEN STEAMBOAT CO.
9673                AGUIRRE, CRISTINA                       $2,869.00                THE DELTA QUEEN STEAMBOAT CO.
9669                AGUIRRE, JAVIER                         $2,615.00                THE DELTA QUEEN STEAMBOAT CO.
9674                AGUIRRE, WERNER                         $2,869.00                THE DELTA QUEEN STEAMBOAT CO.
12017               AIRTOURS INTERNATIONAL GMBH            $20,000.00                THE DELTA QUEEN STEAMBOAT CO.
9820                ALAMO WORLD TRAVEL                     $36,025.00                THE DELTA QUEEN STEAMBOAT CO.
12386               ALBERTS, CAROLE                           $225.00                THE DELTA QUEEN STEAMBOAT CO.
10577               ALEXANDER, RUBY                           $300.00                AMERICAN CLASSIC VOYAGES CO.
6764                ALFREDFARES                             $2,388.00                AMERICAN CLASSIC VOYAGES CO.
9821                ALGONQUIN TRAVEL                          $830.47                AMERICAN CLASSIC VOYAGES CO.
617                 ALGONQUIN TRAVEL                          $830.47                AMERICAN CLASSIC VOYAGES CO.
12560               ALL ABOUT TRAVEL                        $7,401.42                AMERICAN CLASSIC VOYAGES CO.
11166               ALL ABOUT TRAVEL                          $800.00                AMERICAN CLASSIC VOYAGES CO.
10920               ALL ABOUT TRAVEL                        $2,000.00                NO DEBTOR CHOSEN
2423                ALL AROUND TRAVEL                       $2,116.32                AMERICAN CLASSIC VOYAGES CO.
7295                ALL AROUND TRAVEL                       $1,213.50                NO DEBTOR CHOSEN
2638                ALL CRUISE AND TRAVEL                     $604.00                THE DELTA QUEEN STEAMBOAT CO.
12586               ALL POINTS TRAVEL                       $1,800.00                AMERICAN CLASSIC VOYAGES CO.
10725               ALL POINTS TRAVEL CONNECTIONS           $1,500.00                AMERICAN CLASSIC VOYAGES CO.
2178                ALL SEASONS TRAVEL INC                  $1,800.00                AMERICAN CLASSIC VOYAGES CO.

                          AMERICAN CLASSIC VOYAGES CO                  7/25/2002
                                   Exhibit--D                       Page 3 of 31



CLAIM ID  CREDITOR NAME                                CLAIM AMT           DEBTOR(S) AGAINST WHOM CLAIM IS ASSERTED
--------------------------------------------------------------------------------------------------------------
2172      ALL SEASONS TRAVEL INC.                      $1,800.00           AMERICAN CLASSIC VOYAGES CO.
2200      ALL STAR CRUISES & LAND TOURS                $6,208.05           AMERICAN CLASSIC VOYAGES CO.
4246      ALLEN TRAVEL SERVICE INC.                      $650.00           THE DELTA QUEEN STEAMBOAT CO.
10472     ALLEN, DANIEL                                  $300.00           AMERICAN CLASSIC VOYAGES CO.
10473     ALLEN, MARGARET                                $300.00           AMERICAN CLASSIC VOYAGES CO.
8289      ALL-IN-ONE TOURS & CRUISES                   $1,000.00           THE DELTA QUEEN STEAMBOAT CO.
7788      ALTAIR INTERNATIONAL TRAVEL                    $400.00           THE DELTA QUEEN STEAMBOAT CO.
7078      ALUMNI TRAVEL GROUP                         $13,864.81           AMERICAN CLASSIC VOYAGES CO.
10125     ALVAREZ, DIANE                               $2,215.87           AMERICAN CLASSIC VOYAGES CO.
4092      ALVAREZ, JOE                                 $2,215.87           AMERICAN CLASSIC VOYAGES CO.
10969     AMA TRAVEL                                  $15,244.50           AMERICAN CLASSIC VOYAGES CO.
3023      AMBASSADOR TRAVEL                           $61,647.70           AMERICAN HAWAII PROPERTIES CORPORATION
899       AMERICA TRAVEL ARRANGEMENTS, INC.              $850.00           AMERICAN CLASSIC VOYAGES CO.
11522     AMERICAN EXPRESS                         $4,809,328.18           THE DELTA QUEEN STEAMBOAT CO.
11512     AMERICAN EXPRESS                         $4,809,328.18           CAPE MAY LIGHT, L.L.C.
11521     AMERICAN EXPRESS                         $4,809,328.18           GREAT INDEPENDENCE SHIP CO.
11513     AMERICAN EXPRESS                         $4,809,328.18           GREAT OCEAN CRUISE LINE, L.L.C.
11515     AMERICAN EXPRESS                         $4,809,328.18           CAPE COD LIGHT, L.L.C.
11518     AMERICAN EXPRESS                         $4,809,328.18           CRUISE AMERICAN TRAVEL, INCORPORATED
11514     AMERICAN EXPRESS                         $4,809,328.18           GREAT AQ STEAMBOAT, L.L.C.
11519     AMERICAN EXPRESS                         $4,809,328.18           AMCV CRUISE OPERATIONS, INC.
11523     AMERICAN EXPRESS                         $4,809,328.18           GREAT HAWAIIAN PROPERTIES CORPORATION
11516     AMERICAN EXPRESS                         $4,809,328.18           GREAT RIVER CRUISE LINE, L.L.C.
11517     AMERICAN EXPRESS                         $4,809,328.18           DELTA QUEEN COASTAL VOYAGES, L.L.C.
11520     AMERICAN EXPRESS                         $4,809,328.18           CAT II, INC.
11511     AMERICAN EXPRESS                         $4,809,328.18           AMERICAN CLASSIC VOYAGES
7609      AMERICAN EXPRESS TRAVEL RELATED SVC      $4,809,328.18           GREAT HAWAIIAN CRUISE LINE, INC.
7609      AMERICAN EXPRESS TRAVEL RELATED SVC      $4,809,328.18           AMERICAN HAWAII PROPERTIES CORPORATION
7610      AMERICAN EXPRESS TRAVEL RELATED SVC      $4,809,328.18           AMCV HOLDINGS, INC.
7607      AMERICAN EXPRESS TRAVEL RELATED SVC      $4,809,328.18           GREAT PACIFIC NW CRUISE LINE, L.L.C.
6471      AMERICAN MADE TRAVEL ADVENT                  $1,500.00           AMERICAN CLASSIC VOYAGES CO.
8474      AMERICAN STAGE TOURS                         $1,200.00           THE DELTA QUEEN STEAMBOAT CO.
4773      AMERICAN TVL OF WAYCROSS                     $2,400.00           AMERICAN CLASSIC VOYAGES CO.
12290     AMERICAN WEST TRS & TVL                      $4,380.00           NO DEBTOR CHOSEN
12291     AMERICAN WEST TRS & TVL                        $450.00           AMERICAN CLASSIC VOYAGES CO.
2113      AMERICAN WORLDWIDE TRAVEL                      $877.16           AMERICAN CLASSIC VOYAGES CO.
12554     ANDERSON TRAVEL GROUP                          $425.00           AMERICAN CLASSIC VOYAGES CO.
12492     ANDERSON TRAVEL GROUP                        $2,024.66           AMERICAN CLASSIC VOYAGES CO.
12193     ANDERSON TRAVEL GROUP                          $300.00           THE DELTA QUEEN STEAMBOAT CO.
12192     ANDERSON TRAVEL GROUP                        $2,556.25           THE DELTA QUEEN STEAMBOAT CO.
12501     ANDERSON TRAVEL GROUP                        $2,556.25           THE DELTA QUEEN STEAMBOAT CO.
12503     ANDERSON TRAVEL GROUP                          $600.00           AMERICAN CLASSIC VOYAGES CO.
12502     ANDERSON TRAVEL GROUP                        $1,876.00           AMERICAN CLASSIC VOYAGES CO.
12194     ANDERSON TRAVEL GROUP                          $300.00           THE DELTA QUEEN STEAMBOAT CO.
12499     ANDERSON TRAVEL GROUP                          $600.00           AMERICAN CLASSIC VOYAGES
12491     ANDERSON TRAVEL GROUP                        $1,500.00           AMERICAN CLASSIC VOYAGES CO.
12495     ANDERSON TRAVEL GROUP                        $3,410.02           AMERICAN CLASSIC VOYAGES CO.
12498     ANDERSON TRAVEL GROUP                        $2,995.48           AMERICAN CLASSIC VOYAGES CO.
12497     ANDERSON TRAVEL GROUP                        $1,358.00           AMERICAN CLASSIC VOYAGES CO.
12493     ANDERSON TRAVEL GROUP                        $6,170.00           AMERICAN CLASSIC VOYAGES CO.
12496     ANDERSON TRAVEL GROUP                          $600.00           AMERICAN CLASSIC VOYAGES CO.
12494     ANDERSON TRAVEL GROUP                          $850.00           AMERICAN CLASSIC VOYAGES CO.

                   AMERICAN CLASSIC VOYAGES CO                        7/25/2002
                              EXHIBIT -D                           Page 4 of 31

CLAIM ID       CREDITOR NAME                 CLAIM AMT      DEBTOR(S) AGAINST WHO CLAIM IS ASSERTED
----------------------------------------------------------------------------------------------------
12500          ANDERSON TRAVEL GROUP                $2,600.00     THE DELTA QUEEN STEAMBOAT CO.
4504           ANDERSON, DANNY                     $10,791.00     NO DEBTOR CHOSEN
11904          ANDERSON, DON(TC)                      $300.00     AMERICAN CLASSIC VOYAGES CO.
10746          ANDERSON, JOAN                         $300.00     AMERICAN CLASSIC VOYAGES CO.
12598          ANDERSON, KAREN T                      $350.00     AMERICAN CLASSIC VOYAGES CO.
4529           ANDERSON, LAUREL                         $0.00     AMERICAN CLASSIC VOYAGES CO.
11903          ANDERSON, MARILYN (TC)                 $300.00     AMERICAN CLASSIC VOYAGES CO.
4530           ANDERSON, VIRGIL                         $0.00     AMERICAN CLASSIC VOYAGES CO.
12071          ANDERSON, VIRGINIA                     $865.00     AMERICAN CLASSIC VOYAGES CO.
9584           ANDREWS, CAROLE                      $2,394.99     NO DEBTOR CHOSEN
10799          ANOTHER WLD OF TRAVEL INC               $19.00     THE DELTA QUEEN STEAMBOAT CO.
10798          ANOTHER WLD OF TRAVEL INC              $372.00     THE DELTA QUEEN STEAMBOAT CO.
10575          ANTRIM, JOHN                           $300.00     AMERICAN CLASSIC VOYAGES CO.
2044           ANYWHERE TRAVEL                      $2,500.00     AMERICAN CLASSIC VOYAGES CO.
12136          APPLEBY, CRAIG                         $600.00     AMERICAN CLASSIC VOYAGES CO.
2074           ARCHER TRAVEL SERVICE                    $0.00     NO DEBTOR CHOSEN
9929           ARCHITECTS OF TRAVEL INC               $247.00     AMERICAN CLASSIC VOYAGES CO.
10755          ARMSTRONG & HEDGES                   $1,108.00     AMERICAN CLASSIC VOYAGES CO.
10754          ARMSTRONG & HEDGES #1363               $650.00     AMERICAN CLASSIC VOYAGES CO.
3494           ASHLEY, GLENN                          $350.00     AMERICAN CLASSIC VOYAGES CO.
8432           ASK AMERICA INC                        $900.00     AMERICAN CLASSIC VOYAGES CO.
8966           ASSOCIATED TRAVEL                      $500.00     THE DELTA QUEEN STEAMBOAT CO.
145            ATLANTIC TOURS LTD                  $41,386.00     MULTIPLE DEBTORS
10815          ATMA STANLEY                           $898.00     THE DELTA QUEEN STEAMBOAT CO.
4976           AUSLEY, NANCY                          $404.00     AMERICAN CLASSIC VOYAGES CO.
5737           AUSLEY, NELMA                          $404.00     AMERICAN CLASSIC VOYAGES CO.
11301          AUTO CLUB OF SOUTHERN CA           $315,807.00     AMERICAN CLASSIC VOYAGES CO.
8523           AUTOMOBILE CLUB OF HARTFORD          $9,598.00     AMERICAN CLASSIC VOYAGES CO.
9815           AVENUES TO TRAVEL                      $400.00     AMERICAN CLASSIC VOYAGES CO.
9814           AVENUES TO TRAVEL                      $400.00     AMERICAN CLASSIC VOYAGES CO.
9813           AVENUES TO TRAVEL                      $400.00     AMERICAN CLASSIC VOYAGES CO.
12364          AWAY WE GO TRAVEL                    $5,486.00     AMERICAN CLASSIC VOYAGES CO.
12348          AWAY WE GO TRAVEL                    $5,486.00     AMERICAN CLASSIC VOYAGES CO.
12369          AWAY WE GO TRAVEL                    $5,486.00     AMERICAN CLASSIC VOYAGES CO.
1393           B&L TOURS                            $9,930.00     AMERICAN CLASSIC VOYAGES CO.
10468          BABIK, JERRY                           $429.00     AMERICAN CLASSIC VOYAGES CO.
10467          BABIK, SUSAN                           $429.00     AMERICAN CLASSIC VOYAGES CO.
12058          BABIN, STANLEY                       $2,636.88     AMERICAN CLASSIC VOYAGES CO.
11941          BAKER, REG                             $300.00     AMERICAN CLASSIC VOYAGES CO.
11940          BAKER, WILMA                           $300.00     AMERICAN CLASSIC VOYAGES CO.
11895          BALOIAN, DOROTHY                       $300.00     AMERICAN CLASSIC VOYAGES CO.
11932          BALOIAN, ED                            $300.00     AMERICAN CLASSIC VOYAGES CO.
7841           BANC ONE PAYMENT SERVICES LLC   $20,350,441.55     AMERICAN CLASSIC VOYAGES CO.
12615          BANKS, CHARLES                       $3,236.90     AMERICAN CLASSIC VOYAGES CO.
8961           BANKS, NORMA                         $3,236.90     AMERICAN CLASSIC VOYAGES CO.
11143          BARBARA TOURS                        $7,320.22     AMERICAN CLASSIC VOYAGES CO.
12175          BARKLEY, JUNE                        $1,063.09     AMERICAN CLASSIC VOYAGES CO.
12572          BARKYS TRAVEL WORLD                    $155.35     THE DELTA QUEEN STEAMBOAT CO.
12571          BARKY'S TRAVEL WORLD                   $155.35     THE DELTA QUEEN STEAMBOAT CO.
11896          BARNES, LENORE                         $300.00     AMERICAN CLASSIC VOYAGES CO.
11889          BARNES, MARDEN                         $300.00     AMERICAN CLASSIC VOYAGES CO.
10042          BARR, NANCY                              $0.00     THE DELTA QUEEN STEAMBOAT CO.

                          AMERICAN CLASSIC VOYAGES CO                  7/25/2002
                                  EXHIBIT - D                       Page 5 of 31




CLAIM ID       CREDITOR NAME                      CLAIM AMT.          DEBTOR(S) AGAINST WHOM CLAIM IS ASSERTED
--------       -------------                      ----------          ----------------------------------------
10578          BARRON RUTH                        $   300.00          AMERICAN CLASSIC VOYAGES CO.
4528           BARTELSON, ALLYN                   $     0.00          AMERICAN CLASSIC VOYAGES CO.
4527           BARTELSON, BEVERLY                 $     0.00          AMERICAN CLASSIC VOYAGES CO.
9823           BAUMGART, DONALD & SHARON          $ 5,535.40          AMERICAN CLASSIC VOYAGES CO.
10580          BAUSCH, DAVID                      $   300.00          AMERICAN CLASSIC VOYAGES CO.
10581          BAUSCH, DAVID JR.                  $   300.00          AMERICAN CLASSIC VOYAGES CO.
11052          BAUSCH, LULA JEAN                  $   300.00          AMERICAN CLASSIC VOYAGES CO.
10583          BAUSCH, SHARON                     $   300.00          AMERICAN CLASSIC VOYAGES CO.
10029          BECHERT, DEBORAH                   $     0.00          THE DELTA QUEEN STEAMBOAT CO.
10061          BECHERT, JAMES                     $     0.00          THE DELTA QUEEN STEAMBOAT CO.
11930          BECKETT, CARLES                    $   300.00          AMERICAN CLASSIC VOYAGES CO.
11931          BECKETT, GEORGIA                   $   300.00          AMERICAN CLASSIC VOYAGES CO.
9834           BECKY SELLERS                      $   550.00          THE DELTA QUEEN STEAMBOAT CO.
4870           BEEMAN, DUANE                      $   300.00          THE DELTA QUEEN STEAMBOAT CO.
4869           BEEMAN, NANCY                      $   300.00          THE DELTA QUEEN STEAMBOAT CO.
4863           BEERY (TC), RUSSELL                $   275.00          THE DELTA QUEEN STEAMBOAT CO.
4864           BEERY,  JANET (TC)                 $   275.00          THE DELTA QUEEN STEAMBOAT CO.
11922          BEHLEN, DONNA                      $   300.00          AMERICAN CLASSIC VOYAGES CO.
11921          BEHLEN, RON                        $   300.00          AMERICAN CLASSIC VOYAGES CO.
11936          BEISEL, EUVON                      $   300.00          AMERICAN CLASSIC VOYAGES CO.
9657           BELL, JANET                        $   300.00          AMERICAN CLASSIC VOYAGES CO.
9658           BELL, RONALD                       $   300.00          AMERICAN CLASSIC VOYAGES CO.
5296           BENNETT, CLARENCE                  $   905.00          AMERICAN CLASSIC VOYAGES CO.
4963           BENNETT, JEAN                      $   905.00          AMERICAN CLASSIC VOYAGES CO.
6784           BERGMANS, STEVEN                   $ 1,294.50          NO DEBTOR CHOSEN
7441           BERKSHIRE TRAVEL CENTRE            $   600.00          AMERICAN CLASSIC VOYAGES CO.
12093          BERRY, ROY                         $ 1,442,50          AMERICAN CLASSIC VOYAGES CO.
12092          BERRY, SUE                         $ 1,442,50          AMERICAN CLASSIC VOYAGES CO.
8769           BERTRUM, AMY & BRUCE               $ 1,000.00          AMERICAN CLASSIC VOYAGES CO.
12214          BETHANY TRAVEL SPECIALTIES INC.    $ 1,925.00          THE DELTA QUEEN STEAMBOAT CO.
12105          BETTELS, ALEX & ROSWITHA           $ 1,035.00          THE DELTA QUEEN STEAMBOAT CO.
10571          BETTER WORLD TRAVEL INC.           $   974.00          AMERICAN CLASSIC VOYAGES CO.
1115           BIKE & CRUISE TOURS                $ 1,000.00          AMERICAN CLASSIC VOYAGES CO.
11034          BILDERBACK CHARLES/MARIE           $   858.00          AMERICAN CLASSIC VOYAGES CO.
1007           BILDERBACK, CHARLES & MARIE        $   858.00          AMERICAN CLASSIC VOYAGES CO.
11036          BILDERBACK, CHARLES & MARIE        $   858.00          AMERICAN CLASSIC VOYAGES CO.
12217          BINGAMAN, WILBUR & MELINDA         $ 2,387.20          NO DEBTOR CHOSEN
4563           BINGHAM, MARY                      $     0.00          AMERICAN CLASSIC VOYAGES CO.
3499           BIZZLE, CHARLOTTE                  $   300.00          AMERICAN CLASSIC VOYAGES CO.
4712           BJC TRAVEL                         $   414.58          NO DEBTOR CHOSEN
10288          BLACK, MARILYN                     $ 1,730.00          AMERICAN CLASSIC VOYAGES CO.
10287          BLACK, WALTER                      $ 1,730.00          AMERICAN CLASSIC VOYAGES CO.
10582          BLAES, JEANNIE                     $   729.00          AMERICAN CLASSIC VOYAGES CO.
12090          BLEVINS, BARBARA                   $ 1,442.50          AMERICAN CLASSIC VOYAGES CO.
10611          BLOCK, BETTE                       $   300.00          AMERICAN CLASSIC VOYAGES CO.
10579          BLOCK, LOUISE                      $   300.00          AMERICAN CLASSIC VOYAGES CO.
10588          BLOCKER, CAROL                     $   300.00          AMERICAN CLASSIC VOYAGES CO.
10131          BOB NEFF TOURS, INC                $36,337.85          AMERICAN CLASSIC VOYAGES CO.
4505           BOCK, RALPH                        $   600.00          AMERICAN CLASSIC VOYAGES CO.
12070          BOESCH, RITA                       $   865.00          AMERICAN CLASSIC VOYAGES CO.
3919           BOHANNON, JOYCE ANN                $   400.00          AMERICAN CLASSIC VOYAGES CO.

                          AMERICAN CLASSIC VOYAGES CO                  7/25/2002
                          Exhibit - D                               Page 6 of 31

CLAIM ID  CREDITOR NAME                 CLAIM AMT      DEBTOR(S) AGAINST WHOM CLAIM IS ASSERTED
-----------------------------------------------------------------------------------------------
8762      BOISVERT, RICHARD              $3,289.06      AMERICAN CLASSIC VOYAGES CO.
12490     BOLAN, W JEAN                    $429.00      THE DELTA QUEEN STEAMBOAT CO.
11918     BOLEA, BETTY                     $300.00      AMERICAN CLASSIC VOYAGES CO.
12002     BON VOYAGE CRUISE & VAC INC.     $271.20      AMERICAN CLASSIC VOYAGES CO.
10821     BOOTH, LOVETTE                   $300.00      AMERICAN CLASSIC VOYAGES CO.
7440      BOSCOV'S TRAVEL CENTER         $4,820.00      DELTA QUEEN COASTAL VOYAGES, L.L.C.
6990      BOTZUM, GERALD & JUNE          $3,287.30      AMERICAN CLASSIC VOYAGES CO.
12040     BOULDER CITY TRAVEL            $2,214.80      NO DEBTOR CHOSEN
10713     BOWDEN TRAVEL SERVICE          $2,589.16      AMERICAN CLASSIC VOYAGES CO.
4513      BOYSEN, VELMA                      $0.00      AMERICAN CLASSIC VOYAGES CO.
12032     BRADFORD, PATRICIA               $419.00      AMERICAN CLASSIC VOYAGES CO.
10033     BRANDT, JOHN                       $0.00      THE DELTA QUEEN STEAMBOAT CO.
10034     BRANDT, NORMA                      $0.00      THE DELTA QUEEN STEAMBOAT CO.
10290     BRASHER, BARBARA                 $300.00      AMERICAN CLASSIC VOYAGES CO.
10289     BRASHER, STEPHEN                 $300.00      AMERICAN CLASSIC VOYAGES CO.
7391      BRAUSCH, CLAUDIA                 $300.00      AMERICAN CLASSIC VOYAGES CO.
7392      BRAUSCH, WILLIAM                 $300.00      AMERICAN CLASSIC VOYAGES CO.
4908      BRAZO, LEAH                      $300.00      THE DELTA QUEEN STEAMBOAT CO.
9802      BREA TRAVEL SERVICE            $7,000.00      AMERICAN CLASSIC VOYAGES CO.
10586     BREEZE, DAVID                    $300.00      AMERICAN CLASSIC VOYAGES CO.
10585     BREEZE, HELEN                    $300.00      AMERICAN CLASSIC VOYAGES CO.
4907      BRETT, ZELDA                     $300.00      THE DELTA QUEEN STEAMBOAT CO.
4909      BREWER, MARY LOU                 $300.00      THE DELTA QUEEN STEAMBOAT CO.
10977     BRIGHT, TINA                     $300.00      THE DELTA QUEEN STEAMBOAT CO.
12487     BROCK, MARILYN & WOODROW         $600.00      THE DELTA QUEEN STEAMBOAT CO.
9425      BRONX BETHANY CHURCH
            OF NAZARENE                 $43,186.27      AMERICAN CLASSIC VOYAGES CO.
12655     BROOKHAVEN TRAVEL CENTRE
           INC                             $414.00      AMERICAN CLASSIC VOYAGES CO.
12656     BROOKHAVEN TVL CENTRE
           INC                             $414.00      AMERICAN CLASSIC VOYAGES CO.
12091     BROOKOVER, CAROL               $1,442.50      AMERICAN CLASSIC VOYAGES CO.
2276      BROUSSARD, FAYE                  $429.00      AMERICAN CLASSIC VOYAGES CO.
2278      BROUSSARD, PAUL                  $429.00      AMERICAN CLASSIC VOYAGES CO.
6676      BROWN, KATHRYN &
            KORCZYNSKI, BETHIA             $368.00      NO DEBTOR CHOSEN
12104     BRUMEN, L/BRUMEN, S            $1,220.01      AMCV CRUISE OPERATIONS, INC
12079     BUCHANAN, MARGARET             $1,445.00      AMERICAN CLASSIC VOYAGES CO.
10584     BUCHER, JOAN                     $300.00      AMERICAN CLASSIC VOYAGES CO.
10593     BUCHER, RONALD                   $300.00      AMERICAN CLASSIC VOYAGES CO.
11778     BUDGET TRAVEL                    $732.00      AMERICAN CLASSIC VOYAGES CO.
10822     BUERKETT, DOROTHY                $300.00      AMERICAN CLASSIC VOYAGES CO.
2274      BUIE, JIMMIE                     $429.00      AMERICAN CLASSIC VOYAGES CO.
11270     BURKE INTL TOURS #7616        $34,354.60      MULTIPLE DEBTORS
5735      BURKHALTER, ANGELYN              $404.00      AMERICAN CLASSIC VOYAGES CO.
6674      BURKHARDT, ETHEL                 $250.00      NO DEBTOR CHOSEN
12075     BURKMAN, PAT                   $1,096.00      AMERICAN CLASSIC VOYAGES CO.
4526      BURMEISTER, RICHARD                $0.00      AMERICAN CLASSIC VOYAGES CO.
4525      BURMEISTER, SHARON                 $0.00      AMERICAN CLASSIC VOYAGES CO.
9864      BURNELL, FRANCES               $1,526.62      AMERICAN CLASSIC VOYAGES CO.
11072     BURNS, SAMIE                     $300.00      THE DELTA QUEEN STEAMBOAT CO.
2146      BURWELL GROUP TRAVEL             $300.00      AMERICAN CLASSIC VOYAGES CO.
2147      BURWELL GROUP TRAVEL           $4,650.00      AMERICAN CLASSIC VOYAGES CO.
2144      BURWELL GROUP TRAVEL             $300.00      DELTA QUEEN COASTAL VOYAGES, L.L.C.
2145      BURWELL GROUP TRAVEL           $4,700.00      DELTA QUEEN COASTAL VOYAGES, L.L.C.
12186     BUSH, LEO & ROSALIE            $1,341.00      AMERICAN CLASSIC VOYAGES CO.

                          AMERICAN CLASSIC VOYAGES CO                  7/25/2002
                                  EXHIBIT - D                       PAGE 7 OF 31

CLAIM ID       CREDITOR NAME                             CLAIM AMT        DEBTOR(S) AGAINST WHOM CLAIM IS ASSERTED
--------       -------------                             ---------        ----------------------------------------
9867           BUSKIST, JAMES                            $1,288.37         AMERICAN CLASSIC VOYAGES CO.
10592          BUTTERFIELD, BILLY                        $  300.00         AMERICAN CLASSIC VOYAGES CO.
10591          BUTTERFIELD, GEORGIA                      $  300.00         AMERICAN CLASSIC VOYAGES CO.
12388          BYRD, CHERYL                              $  225.00         THE DELTA QUEEN STEAMBOAT CO.
12520          BYRD, ROBERT                              $  225.00         THE DELTA QUEEN STEAMBOAT CO.
10823          CAIRNS, MARY                              $  299.54         AMERICAN CLASSIC VOYAGES CO.
10824          CAIRNS, WARD                              $  299.54         AMERICAN CLASSIC VOYAGES CO.
12076          CALDWELL, NANCY                           $1,445.00         AMERICAN CLASSIC VOYAGES CO.
12077          CALDWELL, RUBY                            $1,445.00         AMERICAN CLASSIC VOYAGES CO.
10590          CALDWELL, VI                              $  300.00         AMERICAN CLASSIC VOYAGES CO.
10558          CALHOUN, CAROLYN ROSANN                   $  300.00         AMERICAN CLASSIC VOYAGES CO.
2872           CAMPBELL, LORRAINE                        $2,710.61         NO DEBTOR CHOSEN
12489          CAMPBELL, MARY LOU/FIFE MARSHA            $  858.00         THE DELTA QUEEN STEAMBOAT CO.
4240           CAMPBELL, NANCY                           $  429.00         AMERICAN CLASSIC VOYAGES CO.
2457           CAMPBELL, ROBERT & EILEEN                 $4,244.74         AMERICAN CLASSIC VOYAGES CO.
2874           CAMPBELL, SEAN AND L                      $    0.00         NO DEBTOR CHOSEN
2873           CAMPBELL, TIMOTHY AND L                   $    0.00         NO DEBTOR CHOSEN
495            CANDY'S CAREFREE TRAVEL INC               $2,149.49         AMERICAN CLASSIC VOYAGES CO.
920            CANDY'S CAREFREE TRAVEL INC               $2,149.49         AMERICAN CLASSIC VOYAGES CO.
12583          CANGELOSI, JOSEPH                         $  600.00         AMERICAN CLASSIC VOYAGES CO.
12581          CANGELOSI, MINNIE                         $  600.00         AMERICAN CLASSIC VOYAGES CO.
10589          CANNAVA, GINNY                            $  300.00         AMERICAN CLASSIC VOYAGES CO.
12036          CANUSA TOURISTIK                          $5,954.40         NO DEBTOR CHOSEN
12037          CANUSA TOURISTIK                          $4,000.00         NO DEBTOR CHOSEN
12463          CAPITOL AREA TOURS                        $1,000.00         NO DEBTOR CHOSEN
4834           CAREFREE TRAVEL                           $  900.00         MULTIPLE DEBTORS
12596          CARLSON WAGONLIT TRAVEL                   $1,587.00         THE DELTA QUEEN STEAMBOAT CO.
10974          CARLSON, DAVIS & DORIS                    $  600.00         THE DELTA QUEEN STEAMBOAT CO.
10825          CARMAN, PAT                               $  300.00         AMERICAN CLASSIC VOYAGES CO.
10826          CARMAN, VIC                               $  300.00         AMERICAN CLASSIC VOYAGES CO.
11401          CARROLLWOOD TRAVELWORLD                   $1,000.00         AMERICAN CLASSIC VOYAGES CO.
8383           CARROUSEL TRAVEL                          $4,404.15         AMERICAN CLASSIC VOYAGES CO.
10177          CARTER, BEVERLY                           $  961.27         AMERICAN CLASSIC VOYAGES CO.
10178          CARTER, CHARLES                           $  961.27         AMERICAN CLASSIC VOYAGES CO.
10770          CARTER, HUGH                              $  449.00         THE DELTA QUEEN STEAMBOAT CO.
10699          CARTER, MARY LOU                          $  449.00         THE DELTA QUEEN STEAMBOAT CO.
12055          CARTER, RUTH                              $  765.00         AMERICAN CLASSIC VOYAGES CO.
10046          CASSADA(ESCORT), DAWN                     $    0.00         THE DELTA QUEEN STEAMBOAT CO.
10047          CASSADA, RICHARD                          $    0.00         THE DELTA QUEEN STEAMBOAT CO.
3491           CATHEY, GEORGE                            $  300.00         AMERICAN CLASSIC VOYAGES CO.
3492           CATHEY, JOSEPHINE                         $  300.00         AMERICAN CLASSIC VOYAGES CO.
9854           CAUFIELD, EVELYN                          $2,255.00         THE DELTA QUEEN STEAMBOAT CO.
9855           CAUFIELD, THOMAS                          $2,255.00         THE DELTA QUEEN STEAMBOAT CO.
9338           CAVEMAN TRAVEL AGENCY                     $  750.00         THE DELTA QUEEN STEAMBOAT CO.
4501           CAVIEZEL, JANE/STEPHEN                    $  258.00         AMERICAN CLASSIC VOYAGES CO.
4500           CAVIEZEL, STEPHAN                         $1,000.00         AMERICAN CLASSIC VOYAGES CO.
4543           CAVIEZEL, STEPHAN                         $  600.00         AMERICAN CLASSIC VOYAGES CO.
4499           CAVIEZEL, STEPHAN                         $1,000.00         AMERICAN CLASSIC VOYAGES CO.
4288           CELEBRITY TOUR & TRAVEL                   $  275.00         AMERICAN CLASSIC VOYAGES CO.
7014           CERNIC, ED & NANCY                        $5,222.15         NO DEBTOR CHOSEN
4236           CHAMBERLAIN, GAIL                         $1,646.39         MULTIPLE DEBTORS
4235           CHAMBERLAIN, GERALD                       $1,646.39         AMERICAN CLASSIC VOYAGES CO.

                          AMERICAN CLASSIC VOYAGES CO                 7/25/2002
                          EXHIBIT - D                              PAGE 8 OF 31


CLAIM 1D  CREDITOR NAME                           CLAIM AMT      DEBTOR(S) AGAINST WHOM CLAIM IS ASSERTED
---------------------------------------------------------------------------------------------------------
3430      CHAPPARRAL TRAVEL                         $600.00      AMERICAN CLASSIC VOYAGES CO.
699       CHAPEL HILL TRAVEL CENTER               $4,187.72      AMERICAN CLASSIC VOYAGES CO.
3985      CHARLES CLARKE TRAVEL SERVICE           $1,430.20      AMERICAN CLASSIC VOYAGES CO.
10470     CHARLIE & FRIENDS TOURS, INC.           $2,492.00      AMERICAN CLASSIC VOYAGES CO.
12519     CHARLTON, MARJORIE                       $225.00       THE DELTA QUEEN STEAMBOAT CO.
12521     CHARLTON, THOMAS                         $225.00       THE DELTA QUEEN STEAMBOAT CO.
10561     CHASTAIN, DAVID                          $300.00       AMERICAN CLASSIC VOYAGES CO.
10595     CHASTAIN, JANET                          $300.00       AMERICAN CLASSIC VOYAGES CO.
8377      CHESAPEAKE TVL AGCY INC                $3,723.00       AMERICAN CLASSIC VOYAGES CO.
12106     CHEYENNE MOUNTAIN TRAVEL                 $858.00       AMERICAN CLASSIC VOYAGES CO.
10594     CHILD, SUE                               $300.00       AMERICAN CLASSIC VOYAGES CO.
7539      CHRISTENSEN, ARTHUR/CHRISTENSEN, JANE    $562.76       NO DEBTOR CHOSEN
5736      CLARK, BERNADEAN                         $404.00       AMERICAN CLASSIC VOYAGES CO.
10913     CLARK, POLLY                             $300.00       THE DELTA QUEEN STEAMBOAT CO.
10914     CLARK, R. BRADBURY                       $300.00       THE DELTA QUEEN STEAMBOAT CO.
11935     CLARK, SHERRI                            $300.00       AMERICAN CLASSIC VOYAGES CO.
6596      CLARK, TIMOTHY & RIDER, SARAH            $600.00       AMERICAN CLASSIC VOYAGES CO.
12351     CLARK, WILLIAM                           $600.00       THE DELTA QUEEN STEAMBOAT CO.
3924      CLARKE, CAROLYN                          $275.00       AMERICAN CLASSIC VOYAGES CO.
3925      CLARKE, DANIEL                           $275.00       AMERICAN CLASSIC VOYAGES CO.
3903      CLEMENTS, MACK                           $275.00       AMERICAN CLASSIC VOYAGES CO.
3902      CLEMENTS, MARY PEARL                     $275.00       AMERICAN CLASSIC VOYAGES CO.
10424     CLOUTIER, SHIRLEY                      $1,179.00       THE DELTA QUEEN STEAMBOAT CO.
6815      COCKE, DONALD & HELEN                    $600.00       NO DEBTOR CHOSEN
1709      COLEMAN, TRAVEL                          $858.00       AMERICAN CLASSIC VOYAGES CO.
4132      COLEMAN TRAVEL                           $858.00       AMERICAN CLASSIC VOYAGES CO.
6761      COLEMAN, LINDA                         $1,296.58       AMERICAN CLASSIC VOYAGES CO.
6760      COLEMAN, SCOTT                         $1,296.58       AMERICAN CLASSIC VOYAGES CO.
12566     COLLEGE SQUARE TRAVEL                  $5,003.06       AMERICAN CLASSIC VOYAGES CO.
10050     COLLINS, CAROLEE                           $0.00       THE DELTA QUEEN STEAMBOAT CO.
10045     COLLINS, MICHAEL                           $0.00       THE DELTA QUEEN STEAMBOAT CO.
3911      CONASTER, PEGGY                          $400.00       AMERICAN CLASSIC VOYAGES CO.
2589      CONCORDIA TRAVEL CENTER                  $425.00       THE DELTA QUEEN STEAMBOAT CO.
10759     CONFERENCE & TRAVEL SVCS               $6,600.00       AMERICAN CLASSIC VOYAGES CO.
8515      CONFERENCE & TRAVEL SVCS               $6,600.00       AMERICAN CLASSIC VOYAGES CO.
7416      CONLIN TRAVEL                         $72,000.00       AMCV CRUISE OPERATIONS, INC
2042      CONNECTICUT TOURS LTD                  $1,243.74       NO DEBTOR CHOSEN
3927      CONNER, FRANK                            $275.00       AMERICAN CLASSIC VOYAGES CO.
11071     CONNER, NATALIE                          $300.00       THE DELTA QUEEN STEAMBOAT CO.
3926      CONNER, WANDA                            $275.00       AMERICAN CLASSIC VOYAGES CO.
4922      CONTINENTAL TRAVEL GROUP              $14,014.00       AMERICAN CLASSIC VOYAGES CO.
91        CONWAY TOURS, INC                        $800.00       AMERICAN CLASSIC VOYAGES CO.
88        CONWAY TOURS, INC                     $20,450.00       AMERICAN CLASSIC VOYAGES CO.
9243      COOK TVL AGENCY                          $600.00       AMERICAN CLASSIC VOYAGES CO.
10557     COOK, JUDY                               $300.00       AMERICAN CLASSIC VOYAGES CO.
5697      COOK, ROBERT                           $4,460.00       THE DELTA QUEEN STEAMBOAT CO.
10559     COPELAND, JAMES                          $300.00       AMERICAN CLASSIC VOYAGES CO.
10560     COPELAND, SHIRLEY                        $300.00       AMERICAN CLASSIC VOYAGES CO.
7483      CORI, BRYAN                            $1,303.50       NO DEBTOR CHOSEN
7480      CORI, MARIE                            $1,303.50       NO DEBTOR CHOSEN
7482      CORI, STEVE                            $1,298.00       NO DEBTOR CHOSEN
9666      CORPORATE TRAVEL SERVICE INC.         $15,000.00       AMCV CRUISE OPERATIONS, INC

                          AMERICAN CLASSIC VOYAGES CO                 7/25/2002
                          EXHIBIT - D                              PAGE 9 OF 31


CLAIM ID  CREDITOR NAME                           CLAIM AMT      DEBTOR(S) AGAINST WHOM CLAIM IS ASSERTED
--------------------------------------------------------------------------------------------------------
9665      CORPORATE TVL SERVICE INC               $15,000.00     THE DELTA QUEEN STEAMBOAT CO.
12350     COSTA, BRUCE                               $600.00     THE DELTA QUEEN STEAMBOAT CO.
4975      COTTINGHAM, SALLIEANN                      $404.00     AMERICAN CLASSIC VOYAGES CO.
11583     COURSEY, RICKY                               $0.00     NO DEBTOR CHOSEN
11584     COURSEY, SHARON                              $0.00     NO DEBTOR CHOSEN
6985      COVINGTON INT'L TRAVEL                   $2,105.17     AMERICAN CLASSIC VOYAGES CO.
6984      COVINGTON INT'L TRAVEL                  $34,146.58     THE DELTA QUEEN STEAMBOAT CO.
6983      COVINGTON INT'L TRAVEL                     $800.00     CAPE COD LIGHT, L.L.C.
6981      COVINGTON INT'L TRAVEL                   $2,743.40     AMERICAN CLASSIC VOYAGES CO.
6982      COVINGTON INT'L TRAVEL                   $1,800.00     THE DELTA QUEEN STEAMBOAT CO.
12089     COWART, MARY                             $1,897.50     AMERICAN CLASSIC VOYAGES CO.
12088     COWART, MELVIN                           $1,897.50     AMERICAN CLASSIC VOYAGES CO.
11004     COX, LEA                                   $350.00     NO DEBTOR CHOSEN
4544      COXTOWNSEND, LINDA                       $1,287.00     AMERICAN CLASSIC VOYAGES CO.
3920      CRABTREE, RUTH                             $400.00     AMERICAN CLASSIC VOYAGES CO.
10554     CRADDOCK, MARY                             $300.00     AMERICAN CLASSIC VOYAGES CO.
10553     CRADDOCK, TOM                              $300.00     AMERICAN CLASSIC VOYAGES CO.
9604      CRADY, EDWARD                              $300.00     AMERICAN CLASSIC VOYAGES CO.
9602      CRADY, PATRICIA                            $300.00     AMERICAN CLASSIC VOYAGES CO.
11884     CRAIG, CHERYL                              $300.00     AMERICAN CLASSIC VOYAGES CO.
11890     CRAIG, CHERYL                              $300.00     AMERICAN CLASSIC VOYAGES CO.
3929      CRAIGHEAD, DWYANE                          $275.00     AMERICAN CLASSIC VOYAGES CO.
3928      CRAIGHEAD, FRANCES                         $275.00     AMERICAN CLASSIC VOYAGES CO.
11888     CRAMER, BETTY                              $300.00     AMERICAN CLASSIC VOYAGES CO.
11887     CRAMER, PAUL                               $300.00     AMERICAN CLASSIC VOYAGES CO.
10150     CREATIVE TRAVEL INC                      $1,089.26     AMERICAN CLASSIC VOYAGES CO.
9587      CRICHTON, ZOE                              $404.00     NO DEBTOR CHOSEN
6611      CROSSROADS TRAVEL & CRUISE                 $800.00     AMERICAN CLASSIC VOYAGES CO.
6610      CROSSROADS TRAVEL & CRUISE                 $800.00     AMERICAN CLASSIC VOYAGES CO.
6609      CROSSROADS TRAVEL & CRUISE                 $800.00     AMERICAN CLASSIC VOYAGES CO.
10721     CROSSROADS TVL SVC INC                   $1,200.00     MULTIPLE DEBTORS
9660      CROUSE, DONNA                              $150.00     AMERICAN CLASSIC VOYAGES CO.
12660     CROUSE, JAY                                $150.00     AMERICAN CLASSIC VOYAGES CO.
8968      CRUISE AGENCY, THE                       $1,800.00     THE DELTA QUEEN STEAMBOAT CO.
4716      CRUISE CONNECTION #4490                    $503.60     AMERICAN CLASSIC VOYAGES CO.
10983     CRUISE DISCOUNTERS                       $6,750.00     NO DEBTOR CHOSEN
10988     CRUISE DISCOUNTERS                       $6,750.00     NO DEBTOR CHOSEN
10982     CRUISE DISCOUNTERS                       $6,750.00     NO DEBTOR CHOSEN
4748      CRUISE HOLIDAYS OF GROVER BCH            $1,075.60     AMERICAN CLASSIC VOYAGES CO.
9417      CRUISE HOLIDAYS OF RICHMOND              $1,825.00     AMERICAN CLASSIC VOYAGES CO.
9872      CRUISE HOLIDAYS OF STATE COLLEGE         $3,558.00     AMERICAN CLASSIC VOYAGES CO.
9551      CRUISE ONE                               $1,650.00     AMERICAN CLASSIC VOYAGES CO.
3884      CRUISE VACATIONS, INC                      $600.00     AMERICAN CLASSIC VOYAGES CO.
5028      CSA TRS & LENZ TVL SVCS                  $2,799.88     AMERICAN CLASSIC VOYAGES CO.
3868      CULLEN, ALISON                           $2,585.00     THE DELTA QUEEN STEAMBOAT CO.
630       CULTURAL STUDIES ACADEMY INC, THE        $2,799.88     AMERICAN CLASSIC VOYAGES CO.
5027      CULTURAL STUDIES ACADEMY INC, THE        $2,799.88     AMERICAN CLASSIC VOYAGES CO.
12062     CURRINGTON, FRAN                         $1,897.50     AMERICAN CLASSIC VOYAGES CO.
558       CWT/ABERDAK TRAVEL                       $3,592.00     AMERICAN CLASSIC VOYAGES CO.
4541      CZAPIEWSKI, JANET                        $1,600.00     NO DEBTOR CHOSEN
4542      CZAPIEWSKI, ROBERT                       $1,600.00     NO DEBTOR CHOSEN
12073     DAILEY, GENE                               $865.00     AMERICAN CLASSIC VOYAGES CO.

                          AMERICAN CLASSIC VOYAGES CO                 7/25/2002
                          EXHIBIT - D                              PAGE 10 OF 31


CLAIM 1D  CREDITOR NAME                           CLAIM AMT      DEBTOR(S) AGAINST WHOM CLAIM IS ASSERTED
--------------------------------------------------------------------------------------------------------
1813      DANE, RICHARD                             $429.00      MULTIPLE DEBTORS
10910     DANIELS EVELYN                            $425.00      THE DELTA QUEEN STEAMBOAT CO.
8335      DANVILLE TRAVEL SERVICE                   $858.00      AMERICAN CLASSIC VOYAGES CO.
12096     DARNELL, ELNORA                         $1,442.50      AMERICAN CLASSIC VOYAGES CO.
2174      DAVIS, ANDREW                             $600.00      AMERICAN CLASSIC VOYAGES CO.
6675      DAVIS, ELIZABETH & TEEVAN, JEAN           $500.00      NO DEBTOR CHOSEN
11937     DAVIS, FAE                                $300.00      AMERICAN CLASSIC VOYAGES CO.
2173      DAVIS, HALEY                              $600.00      AMERICAN CLASSIC VOYAGES CO.
10548     DAVIS, SYLVIA                             $300.00      AMERICAN CLASSIC VOYAGES CO.
10987     DAVIS, VIOLA                              $350.00      NO DEBTOR CHOSEN
2294      DAY BY DAY TRIPS                          $800.00      THE DELTA QUEEN STEAMBOAT CO.
12074     DEATON, PAM                             $1,096.00      AMERICAN CLASSIC VOYAGES CO.
10518     DECKER, DAVID                             $300.00      AMERICAN CLASSIC VOYAGES CO.
10519     DECKER, JAMES                             $300.00      AMERICAN CLASSIC VOYAGES CO.
10520     DECKER, MADELINE                          $300.00      AMERICAN CLASSIC VOYAGES CO.
10517     DECKER, NORMA                             $300.00      AMERICAN CLASSIC VOYAGES CO.
10986     DEDLASIO, HENNY                           $350.00      NO DEBTOR CHOSEN
10989     DEDLASIO, SAM                             $350.00      NO DEBTOR CHOSEN
10547     DELAY, DONALD                             $300.00      AMERICAN CLASSIC VOYAGES CO.
10546     DELAY, PHYLLIS                            $300.00      AMERICAN CLASSIC VOYAGES CO.
4064      DELK, DENNIS                              $300.00      AMERICAN CLASSIC VOYAGES CO.
4063      DELK, KELLY                               $300.00      AMERICAN CLASSIC VOYAGES CO.
10041     DENGLER, LORRAINE                           $0.00      THE DELTA QUEEN STEAMBOAT CO.
10545     DESANTIS, JOSEPH                          $429.00      AMERICAN CLASSIC VOYAGES CO.
10543     DESANTIS, SANDY                           $429.00      AMERICAN CLASSIC VOYAGES CO.
2115      DESIGNS ON TRAVEL                       $4,650.00      NO DEBTOR CHOSEN
7082      DESSART, LAWRENCE                         $300.00      THE DELTA QUEEN STEAMBOAT CO.
2421      DESTINATION TRAVEL SERVICES               $700.00      AMERICAN HAWAII PROPERTIES CORPORATION
11127     DESTINATIONS TRAVEL                       $898.00      AMERICAN CLASSIC VOYAGES CO.
770       DESTINATIONS/A TRAVEL CORP                $794.00      AMERICAN CLASSIC VOYAGES CO.
12423     DEVANEY, DEBORAH                        $2,794.00      AMERICAN CLASSIC VOYAGES CO.
4498      DIECHWESKI, ROY                           $600.00      AMERICAN CLASSIC VOYAGES CO.
5664      DIFFIE, PAT A                           $2,100.00      AMERICAN CLASSIC VOYAGES CO.
5663      DIFFIE, PAT A                             $300.00      AMERICAN CLASSIC VOYAGES CO.
5662      DIFFIE, PAT A                           $2,100.00      AMERICAN CLASSIC VOYAGES CO.
5661      DIFFIE, PAT A                             $300.00      AMERICAN CLASSIC VOYAGES CO.
5660      DIFFIE, PAT A                           $2,100.00      NO DEBTOR CHOSEN
9691      DILLARDS TRAVEL BELLEVUE                $1,200.00      AMERICAN CLASSIC VOYAGES CO.
12409     DISCOUNT TRAVELS                        $2,250.00      AMERICAN CLASSIC VOYAGES CO.
1749      DISCOVER FINANCIAL SERVICES                 $0.00      AMERICAN CLASSIC VOYAGES CO.
2029      DISCOVER FINANCIAL SERVICES INC     $4,387,196.55      AMERICAN CLASSIC VOYAGES CO.
12412     DIVA SYSTEMS CORPORATION                $1,559.40      AMERICAN CLASSIC VOYAGES CO.
10521     DIXON, ANN                                $300.00      AMERICAN CLASSIC VOYAGES CO.
12064     DODD, EVERETT                           $1,670.00      AMERICAN CLASSIC VOYAGES CO.
12065     DODD, VIOLA                             $1,670.00      AMERICAN CLASSIC VOYAGES CO.
2325      DODEK, CAROLYN                            $850.00      MULTIPLE DEBTORS
4881      DOMINICAN SISTERS                       $3,150.74      AMERICAN CLASSIC VOYAGES CO.
10522     DORMAN, BARARA                            $300.00      AMERICAN CLASSIC VOYAGES CO.
11962     DOTSON, NANCY K                           $550.00      THE DELTA QUEEN STEAMBOAT CO.
12526     DOVE TRAVEL                             $5,563.50      AMERICAN CLASSIC VOYAGES CO.
11957     DUDE, ANNA                                $300.00      AMERICAN CLASSIC VOYAGES CO.
8772      DUHNOVSKY, DEBORAH & JOHN               $2,387.00      AMERICAN CLASSIC VOYAGES CO.

                          AMERICAN CLASSIC VOYAGES CO                 7/25/2002
                                  Exhibit - D                     Page 11 of 31

CLAIM ID            CREDITOR NAME                           CLAIM AMT                DEBTOR(S) AGAINST WHOM CLAIM IS ASSERTED
---------------------------------------------------------------------------------------------------------------------------------
8771                DUHNOVSKY, MARILYN & WILLIAM            $2,607.00                AMERICAN CLASSIC VOYAGES CO.
10993               DUMAIN, MAXINE                            $350.00                NO DEBTOR CHOSEN
10544               DUNN, RITA                                $300.00                AMERICAN CLASSIC VOYAGES CO.
10512               DUNN, WENDELL                             $300.00                AMERICAN CLASSIC VOYAGES CO.
795                 DURGAN TRAVEL SERVICE                     $500.00                AMERICAN CLASSIC VOYAGES CO.
4302                DURGAN TRAVEL SERVICE                       $0.00                AMERICAN CLASSIC VOYAGES CO.
2358                DURGIN, ROBERT & GAIL                     $858.00                AMERICAN CLASSIC VOYAGES CO.
12352               DUTTON, JOAN                            $1,624.00                AMERICAN CLASSIC VOYAGES CO.
10106               EAST COAST TOURS/TRANS TRAVEL           $3,600.00                MULTIPLE DEBTORS
9966                EAST COAST TOURS/TRANS TRAVEL           $3,600.00                AMERICAN CLASSIC VOYAGES CO.
3706                EASTHAMPTON TRAVEL                        $400.00                THE DELTA QUEEN STEAMBOAT CO.
9332                EBERHARD, JOHN                            $429.00                AMCV CRUISE OPERATIONS, INC.
12664               EBERHARD, PATRICIA                        $429.00                AMCB CRUISE OPERATIONS, INC.
2916                EBERSOLE, PATRICIA                        $449.00                AMERICAN CLASSIC VOYAGES CO.
4444                EBERSOLE, RICHARD                         $449.00                AMERICAN CLASSIC VOYAGES CO.
896                 EDUCATIONAL TOURS, INC.                 $1,950.00                AMERICAN CLASSIC VOYAGES CO.
4507                EDWARDS, LEROY OWEN                       $600.00                AMERICAN CLASSIC VOYAGES CO.
10511               EFFINGER, LOU                             $300.00                AMERICAN CLASSIC VOYAGES CO.
10510               EFFINGER, NORMAN                          $300.00                AMERICAN CLASSIC VOYAGES CO.
7546                EFRON, STANLEY & JEANNE                   $437.50                NO DEBTOR CHOSEN
6904                EHLERS TRAVEL SERVICE                     $250.00                DELTA QUEEN COASTAL VOYAGES, L.L.C.
12134               ELEGANCE TRAVEL                           $850.00                THE DELTA QUEEN STEAMBOAT CO.
11910               ELIA, ROBERT                              $300.00                AMERICAN CLASSIC VOYAGES CO.
11913               ELIA, VI                                  $300.00                AMERICAN CLASSIC VOYAGES CO.
12522               ELLIOTT, MARTHA & JOHN                    $550.00                THE DELTA QUEEN STEAMBOAT CO.
12585               ELLIS, BETTY                              $600.00                AMERICAN CLASSIC VOYAGES CO.
12580               ELLIS, WARREN                             $600.00                AMERICAN CLASSIC VOYAGES CO.
3769                ELOISE TRAVEL & TOURS CORP.               $900.00                AMERICAN CLASSIC VOYAGES CO.
12349               EMPRESS TRAVEL                            $500.00                AMERICAN CLASSIC VOYAGES CO.
10507               EMSTRING, MARY LOU                        $300.00                AMERICAN CLASSIC VOYAGES CO.
11885               ENGLISH, BRENDA                           $300.00                AMERICAN CLASSIC VOYAGES CO.
11886               ENGLISH, JERRY                            $300.00                AMERICAN CLASSIC VOYAGES CO.
10509               ENGLISH, SUSAN                            $300.00                AMERICAN CLASSIC VOYAGES CO.
10508               ENGLISH, WILLIAM                          $300.00                AMERICAN CLASSIC VOYAGES CO.
11926               ENSMINGER, AUDREY                         $300.00                AMERICAN CLASSIC VOYAGES CO.
4540                ERICSON, BARBARA                             $0.0                NO DEBTOR CHOSEN
4531                ERICSON, RICHARD                             $0.0                NO DEBTOR CHOSEN
10640               ESPECIALLY YOURS TRAVEL                   $600.00                AMERICAN CLASSIC VOYAGES CO.
8824                EVANS, ANTHONY                          $1,716.00                AMERICAN CLASSIC VOYAGES CO.
10889               EXPERIENCE TRAVEL, INC.                $10,257.15                MULTIPLE DEBTORS
7323                EYRE TOUR/TRAVEL LTD.                  $16,166.00                THE DELTA QUEEN STEAMBOAT CO.
2584                EZ TRAVEL                                 $327.40                AMERICAN CLASSIC VOYAGES CO.
7131                FAIRFIELD TRAVEL LTD.                   $2,800.00                AMERICAN CLASSIC VOYAGES CO.
6989                FALENDER, LAWRENCE                      $3,605.00                AMERICAN CLASSIC VOYAGES CO.
10771               FAR & WIDE TRAVEL CORP                $248,747.00                MULTIPLE DEBTORS
11640               FEDER, DOROTHY                            $600.00                THE DELTA QUEEN STEAMBOAT CO.
9134                FELL TRAVEL INC.                        $4,000.00                AMERICAN CLASSIC VOYAGES CO.
10506               FERGUSON, RICHARD                         $398.48                AMERICAN CLASSIC VOYAGES CO.
10597               FERGUSON, RITA                            $398.48                AMERICAN CLASSIC VOYAGES CO.
10428               FIELDS, SHIRLEY                         $1,008.25                THE DELTA QUEEN STEAMBOAT CO.
723                 FINESSE WEST TOURS                     $10,025.00                AMERICAN CLASSIC VOYAGES CO.
10423               FINNEGAN, HELEN                         $1,179.00                THE DELTA QUEEN STEAMBOAT CO.

                          AMERICAN CLASSIC VOYAGES CO                  7/25/2002
                          Exhibit - D                              Page 12 of 31

CLAIM ID  CREDITOR NAME                   CLAIM AMT      DEBTOR(S) AGAINST WHOM CLAIM IS ASSERTED
-------------------------------------------------------------------------------------------------
10596     FINNICUM, ANN                       $300.00    AMERICAN CLASSIC VOYAGES CO.
11126     FINNICUM, RAY                       $300.00    AMERICAN CLASSIC VOYAGES CO.
4794      FIRST TOURS                         $750.00    MULTIPLE DEBTORS
2708      FIRST WORLD TRAVEL                $1,200.00    AMCV CRUISE OPERATIONS, INC
4524      FISCUS, LEONARD                       $0.00    AMERICAN CLASSIC VOYAGES CO.
4511      FISCUS, MADGE                         $0.00    AMERICAN CLASSIC VOYAGES CO.
2714      FISH, EDWIN                         $600.00    AMERICAN CLASSIC VOYAGES CO.
12358     FITZGERALD TOURS & CRUISES        $9,744.00    AMERICAN CLASSIC VOYAGES CO.
765       FIVE SEASONS TRAVEL LTD             $908.60    AMERICAN CLASSIC VOYAGES CO.
5995      FIVE SEASONS TRAVEL LTD.          $1,817.20    NO DEBTOR CHOSEN
3916      FLEMING, PRISCILLA                  $400.00    AMERICAN CLASSIC VOYAGES CO.
8890      FLEMMING TOURS                    $1,250.00    NO DEBTOR CHOSEN
8263      FLEUR DE LIS TRAVEL SVC, INC.       $250.00    CAPE MAY LIGHT, L.L.C.
9350      FLORAM TRAVEL INC                   $550.00    AMERICAN CLASSIC VOYAGES CO.
3128      FOOSE, RICHARD                    $3,467.90    AMERICAN CLASSIC VOYAGES CO.
9405      FOOTHILLS TRAVEL                    $364.50    AMERICAN CLASSIC VOYAGES CO.
811       FOOTLOOSE TOURS, INC              $2,800.00    AMERICAN CLASSIC VOYAGES CO.
10772     FOR TRAVELERS ONLY                $1,050.00    NO DEBTOR CHOSEN
10439     FORTUNA, FRANK                      $600.00    AMERICAN CLASSIC VOYAGES CO.
10523     FRAASC, VELMA                       $300.00    AMERICAN CLASSIC VOYAGES CO.
10183     FRANCIS CUSTOM TOURS              $1,000.00    GREAT HAWAIIAN CRUISE LINE, INC.
9804      FRANCIS CUSTOM TOURS             $43,807.52    THE DELTA QUEEN STEAMBOAT CO.
10524     FRANCIS, MARY                       $300.00    AMERICAN CLASSIC VOYAGES CO.
10525     FRANCIS, WILLIAM                    $300.00    AMERICAN CLASSIC VOYAGES CO.
9606      FRANK, CLARENCE                     $300.00    AMERICAN CLASSIC VOYAGES CO.
9605      FRANK, NANCY                        $300.00    AMERICAN CLASSIC VOYAGES CO.
7211      FRANKLIN TRAVEL AGENCY, INC       $3,750.00    DELTA QUEEN COASTAL VOYAGER, L.L.C.
4953      FRANKLIN TRAVEL AGENCY, INC       $4,500.00    MULTIPLE DEBTORS
428       FRED'S TRAVEL WORLD, INC          $3,500.00    AMERICAN CLASSIC VOYAGES CO.
5732      FREE, JEANETTE                      $404.00    AMERICAN CLASSIC VOYAGES CO.
2620      FREEDOM TRAVEL                    $2,178.00    AMERICAN CLASSIC VOYAGES CO.
12427     FRIENDSHIP TVL SVC CORP           $7,256.02    AMERICAN CLASSIC VOYAGES CO.
6672      FUCIK, EDWARD & MARGARET            $500.00    NO DEBTOR CHOSEN
6671      FUCIK, RUTH & FRANK                 $500.00    NO DEBTOR CHOSEN
9133      FUGAZY INTL TRAVEL                  $400.00    AMERICAN CLASSIC VOYAGES CO.
10060     GIT TRAVEL INC                    $1,500.00    THE DELTA QUEEN STEAMBOAT CO.
10059     G.I.T. TRAVEL, INC                    $0.00    THE DELTA QUEEN STEAMBOAT CO.
3410      GAINUS, IRENE                       $858.00    AMERICAN CLASSIC VOYAGES CO.
5711      GANDY, VIRGINIA                     $404.00    AMERICAN CLASSIC VOYAGES CO.
5351      GANDY, VIRGINIA S                   $404.00    AMERICAN CLASSIC VOYAGES CO.
9617      GANNON TRAVEL ASSOCIATES          $4,495.00    THE DELTA QUEEN STEAMBOAT CO.
11911     GARABEDIAN, ROSE                    $300.00    AMERICAN CLASSIC VOYAGES CO.
3608      GARCIA, ANTHONY                     $600.00    GREAT HAWAIIAN CRUISE LINE, INC.
4241      GARNER, BONNIE                      $429.00    AMERICAN CLASSIC VOYAGES CO.
11955     GARZA, JOE                          $300.00    AMERICAN CLASSIC VOYAGES CO.
11954     GARZA, MARY                         $300.00    AMERICAN CLASSIC VOYAGES CO.
9437      GATEWAYS TRAVEL                   $1,402.41    AMERICAN CLASSIC VOYAGES CO.
10724     GEIST, NINA                         $429.00    AMERICAN CLASSIC VOYAGES CO.
3772      GEORGE M SIMONDS TRAVEL           $3,586.50    AMERICAN CLASSIC VOYAGES CO.
10534     GEORGE, ROBERT                      $429.00    AMERICAN CLASSIC VOYAGES CO.
10535     GEORGE, SANDRA                      $429.00    AMERICAN CLASSIC VOYAGES CO.
11400     GERECHT, MARY                     $4,019.50    AMERICAN CLASSIC VOYAGES CO.

                          AMERICAN CLASSIC VOYAGES CO                  7/25/2002
                                  Exhibit - D                      Page 13 of 31

CLAIM ID  CREDITOR NAME                           CLAIM AMT           DEBTOR(S) AGAINST WHOM CLAIM IS ASSERTED
--------------------------------------------------------------------------------------------------------------
11901     GHAN, DON                               $   300.00          AMERICAN CLASSIC VOYAGES CO.
11902     GHAN, DORIS                             $   300.00          AMERICAN CLASSIC VOYAGES CO.
11905     GIACOLINI, EARL                         $   300.00          AMERICAN CLASSIC VOYAGES CO.
11906     GIACOLINI, JAN                          $   300.00          AMERICAN CLASSIC VOYAGES CO.
11923     GILLILAND, BARBARA                      $   300.00          AMERICAN CLASSIC VOYAGES CO.
9591      GILROY, EDWARD                          $ 2,021.01          NO DEBTOR CHOSEN
9592      GILROY, JANICE                          $ 2,021.01          NO DEBTOR CHOSEN
11998     GLEN HEAD TRAVEL CENTER 9382            $ 3,360.00          THE DELTA QUEEN STEAMBOAT CO.
3503      GLENN'S TRAVEL & TOURS                  $   300.00          AMERICAN CLASSIC VOYAGES CO.
3854      GOLD KEY TVL LTD                        $ 1,000.00          THE DELTA QUEEN STEAMBOAT CO.
7498      GOLDEN BEAR TRAVEL AGENCY, INC          $   365.30          NO DEBTOR CHOSEN
10934     GOLDEN GATE TOURS                       $ 1,000.00          THE DELTA QUEEN STEAMBOAT CO.
12230     GOLDEN GATE TOURS                       $ 1,700.00          THE DELTA QUEEN STEAMBOAT CO.
10933     GOLDEN GATE TOURS                       $   600.00          THE DELTA QUEEN STEAMBOAT CO.
10932     GOLDEN GATE TOURS                       $   750.00          THE DELTA QUEEN STEAMBOAT CO.
10930     GOLDEN GATE TOURS                       $   750.00          THE DELTA QUEEN STEAMBOAT CO.
4620      GOLDEN TOURS, INC                       $ 1,498.00          AMERICAN CLASSIC VOYAGES CO.
10919     GOOD TIMES TRAVEL CLUB                  $ 3,550.50          MULTIPLE DEBTORS
8829      GOODWIN, KRISTIN                        $ 1,166.14          NO DEBTOR CHOSEN
4538      GOOS, JANET                             $     0.00          NO DEBTOR CHOSEN
4539      GOOS, MERLE                             $     0.00          NO DEBTOR CHOSEN
10020     GORDON, CHARLES                         $ 2,934.50          AMERICAN CLASSIC VOYAGES CO.
12233     GOULD DOROTHY/BAILEY CHARLOTTE          $    71.55          AMERICAN CLASSIC VOYAGES CO.
9848      GOULD, LEONARD                          $ 2,506.50          THE DELTA QUEEN STEAMBOAT CO.
9860      GOULD, VIRGINIA                         $ 2,506.50          THE DELTA QUEEN STEAMBOAT CO.
11990     GOULDING, DIANE                         $   429.00          MULTIPLE DEBTORS
11991     GOULDING, KATIE                         $     0.00          MULTIPLE DEBTORS
11988     GOULDING, MEGAN                         $     0.00          MULTIPLE DEBTORS
11989     GOULDING, PHILIP                        $   429.00          MULTIPLE DEBTORS
12354     GRAFFORT, ADAH                          $ 1,624.00          AMERICAN CLASSIC VOYAGES CO.
10570     GRAHAM, JEAN                            $ 1,378.00          AMERICAN CLASSIC VOYAGES CO.
10572     GRAHAM, WILLIAM                         $ 1,378.00          AMERICAN CLASSIC VOYAGES CO.
3261      GRAVES, HOWARD                          $   429.00          NO DEBTOR CHOSEN
12041     GREAT ATLANTIC TRAVEL & TOUR CO.        $32,549.00          MULTIPLE DEBTORS
12417     GREAT ATLANTIC TRAVEL & TOUR CO.        $25,446.00          MILTIPLE DEBTORS
9436      GREAT SHIP ADVENTURE CRUISES INC.       $ 6,383.40          AMERICAN CLASSIC VOYAGES CO.
10971     GREAT WESTERN TOURS/TVL                 $ 2,000.00          THE DELTA QUEEN STEAMBOAT CO.
10425     GREEK, MARION                           $ 1,179.00          THE DELTA QUEEN STEAMBOAT CO.
7113      GREEN HILLS TRAVEL CENTER               $   400.00          AMERICAN CLASSIC VOYAGES CO.
10526     GREEN, CHARLENE                         $   300.00          AMERICAN CLASSIC VOYAGES CO.
10655     GREEN, JEANETTA                         $   347.52          AMERICAN CLASSIC VOYAGES CO.
10533     GREEN, JEFF                             $   300.00          AMERICAN CLASSIC VOYAGES CO.
10532     GREEN, MARK                             $   300.00          AMERICAN CLASSIC VOYAGES CO.
10656     GREEN, NANCY                            $   300.00          AMERICAN CLASSIC VOYAGES CO.
10515     GREEN, PATRICIA                         $   300.00          AMERICAN CLASSIC VOYAGES CO.
10516     GREEN, ROBERT                           $   300.00          AMERICAN CLASSIC VOYAGES CO.
10514     GREEN, ROBERT                           $   347.52          AMERICAN CLASSIC VOYAGES CO.
12387     GREENE, THEODORE                        $   225.00          THE DELTA QUEEN STEAMBOAT CO.
10549     GREGORY, PAULA                          $   300.00          AMERICAN CLASSIC VOYAGES CO.
10503     GREVANO, CATHERINE                      $   300.00          AMERICAN CLASSIC VOYAGES CO.
7541      GRIFFITH, MERLE & PATRICIA              $   910.30          NO DEBTOR CHOSEN
10552     GROBELNIK, LILLIE                       $   300.00          AMERICAN CLASSIC VOYAGES CO.

                           AMERICAN CLASSIC VOYAGES CO                 7/25/2002
                           EXHIBIT -- D                            PAGE 14 OF 31



CLAIM ID            CREDITOR NAME                CLAIM AMT          DEBTOR(S) AGAINST WHOM CLAIM IS ASSERTED
____________________________________________________________________________________________________________



10551               GROBELNIK, ROBERT                $300.00         AMERICAN CLASSIC VOYAGES CO.
9588                GROUNSELL, EDNA                  $429.00         NO DEBTOR CHOSEN
7736                GROUP                          $1,500.00         AMERICAN CLASSIC VOYAGES CO.
4353                GROUP TRAVEL DEPT.               $900.00         NO DEBTOR CHOSEN
1383                GROUP TRAVEL SPECIALISTS         $600.00         AMERICAN CLASSIC VOYAGES CO.
5261                GULFPORT TRAVEL & CRUISE CTR.    $858.00         NO DEBTOR CHOSEN
3262                GULFPORT TRAVEL & CRUISE CTR.    $858.00         NO DEBTOR CHOSEN
656                 GULFSTREAM TRAVEL, INC         $1,396.60         AMERICAN CLASSIC VOYAGES CO.
10095               GULLIVER'S TRAVEL AGENCY         $414.58         AMERICAN CLASSIC VOYAGES CO.
10991               GURALNIK, DOROTHY                $350.00         NO DEBTOR CHOSEN
10992               GURALNIK, GEORGE                 $350.00         NO DEBTOR CHOSEN
9683                H ISINGS TRAVEL AGCY INC         $300.00         THE DELTA QUEEN STEAMBOAT CO.
9682                H ISINGS TRAVEL AGCY INC       $1,000.00         AMCV CRUISE OPERATIONS, INC.
9681                H IAINFA TRAVEL AGCY INC         $800.00         AMERICAN CLASSIC VOYAGES CO.
11820               HAAG, DAVID                      $429.00         DEBTOR NEEDS RESEARCH
11819               HAAG, DON                        $429.00         DEBTOR NEEDS RESEARCH
11821               HAAG, JASON                        $0.00         MULTIPLE DEBTORS
11822               HAAG, LINDA                      $429.00         MULTIPLE DEBTORS
11823               HAAG, RICHARD                    $429.00         DEBTOR NEEDS RESEARCH
6447                HAFNER'S TRAVEL                  $789.59         AMERICAN CLASSIC VOYAGES CO.
12057               HAGARMAN, JOYCE                  $765.00         AMERICAN CLASSIC VOYAGES CO.
12082               HAGARMAN, R.E.                   $765.00         AMERICAN CLASSIC VOYAGES CO.
5718                HAGGARD, PATRICIA                $404.00         AMERICAN CLASSIC VOYAGES CO.
10484               HAIG, MARY ANN                   $300.00         AMERICAN CLASSIC VOYAGES CO.
10502               HAIG, PAUL                       $300.00         AMERICAN CLASSIC VOYAGES CO.
7548                HALLETT, JOHN & JANET            $517.50         NO DEBTOR CHOSEN
10550               HALLMARK, SHIRLEY                $300.00         AMERICAN CLASSIC VOYAGES CO.
10556               HALLMARK, WILLIAM                $300.00         AMERICAN CLASSIC VOYAGES CO.
12231               HAMILTON, LARRY                  $750.00         THE DELTA QUEEN STEAMBOAT CO.
4512                HANSEN, HAZEL                      $0.00         AMERICAN CLASSIC VOYAGES CO.
3202                HANSON TRAVEL IDEAS                $0.00         AMERICAN CLASSIC VOYAGES CO.
3200                HANSON TRAVEL IDEAS                $0.00         AMERICAN CLASSIC VOYAGES CO.
3199                HANSON TRAVEL IDEAS                $0.00         AMERICAN CLASSIC VOYAGES CO.
4514                HARDESTY, JOHN                     $0.00         AMERICAN CLASSIC VOYAGES CO.
4515                HARDESTY, PATRICIA                 $0.00         AMERICAN CLASSIC VOYAGES CO.
3906                HARLAN, BRENDA                   $275.00         AMERICAN CLASSIC VOYAGES CO.
10555               HARMS, DEANNA                    $300.00         AMERICAN CLASSIC VOYAGES CO.
9664                HARNED, KAY                    $2,116.87         AMERICAN CLASSIC VOYAGES CO.
9663                HARNED, RICHARD                $2,116.87         AMERICAN CLASSIC VOYAGES CO.
10830               HARPER, DONALD                   $300.00         AMERICAN CLASSIC VOYAGES CO.
10829               HARPER, JAMES                    $300.00         AMERICAN CLASSIC VOYAGES CO.
4910                HARRINGTON, CARMEL               $300.00         THE DELTA QUEEN STEAMBOAT CO.
10827               HARRIS, BILL                     $300.00         AMERICAN CLASSIC VOYAGES CO.
3900                HARRIS, DWIGHT                   $300.00         AMERICAN CLASSIC VOYAGES CO.
3904                HARRIS, JOHN                     $275.00         AMERICAN CLASSIC VOYAGES CO.
3901                HARRIS, JOSEPHINE                $300.00         AMERICAN CLASSIC VOYAGES CO.
12034               HARRIS, MAE                      $419.00         AMERICAN CLASSIC VOYAGES CO.
10828               HARRIS, MARJORIE                 $300.00         AMERICAN CLASSIC VOYAGES CO.
10505               HARRISON, VIDA                   $300.00         AMERICAN CLASSIC VOYAGES CO.
10990               HARTMAN, BETTY                   $350.00         NO DEBTOR CHOSEN
3869                HARTSHORN, MR & MRS DONALD       $898.00         THE DELTA QUEEN STEAMBOAT CO.
7010                HASSLACHER, KATHRYN              $858.00         NO DEBTOR CHOSEN




                          AMERICAN CLASSIC VOYAGES CO                  7/25/2002
                                  EXHIBIT - D                      Page 15 of 31



CLAIM ID       CREDITOR NAME                      CLAIM AMT.          DEBTOR(S) AGAINST WHOM CLAIM IS ASSERTED
--------------------------------------------------------------------------------------------------------------
2486           HAYS TRAVEL & TOURS, LLC              $500.00          AMERICAN CLASSIC VOYAGES CO.
2487           HAYS TRAVEL & TOURS, LLC              $550.00          THE DELTA QUEEN STEAMBOAT CO.
9585           HEDDEN, JOELLE                      $1,305.56          NO DEBTOR CHOSEN
9586           HEDDEN, RUSSELL                     $1,305.56          NO DEBTOR CHOSEN
10833          HEFFNER, PATTIE                       $300.00          NO DEBTOR CHOSEN
2742           HEGTVEDT, MICHAEL & WENDY           $1,000.00          AMERICAN CLASSIC VOYAGES CO.
6743           HEISHMAN, ALFRED & GENEVIEVE        $4,824.24          AMERICAN CLASSIC VOYAGES CO.
6744           HEISHMAN, RICHARD & CHARLOTTE       $4,808.90          AMERICAN CLASSIC VOYAGES CO.
12362          HELLMANN, CLEM & MARY JO              $943.48          THE DELTA QUEEN STEAMBOAT CO.
4516           HENNINGSEN, LANA                        $0.00          AMERICAN CLASSIC VOYAGES CO.
4517           HENNINGSEN, RONALD                      $0.00          AMERICAN CLASSIC VOYAGES CO.
10832          HERMSMEYER, CARL                      $300.00          AMERICAN CLASSIC VOYAGES CO.
10831          HERMSMEYER, LINDA                     $300.00          AMERICAN CLASSIC VOYAGES CO.
3909           HERRON, JOYCE                         $200.00          AMERICAN CLASSIC VOYAGES CO.
10457          HERSBERGER, ZELLA                     $300.00          AMERICAN CLASSIC VOYAGES CO.
10504          HERSHBERGER, RICHARD                  $300.00          AMERICAN CLASSIC VOYAGES CO.
12438          HESS, JAMES & DOROTHY               $3,059.50          AMCV HOLDINGS, INC.
9853           HETMAN, JACQUELINE                  $2,244.00          THE DELTA QUEEN STEAMBOAT CO.
10607          HIGGS, HARRIET                        $300.00          AMERICAN CLASSIC VOYAGES CO.
4974           HILDRETH, ALLYSON                     $404.00          AMERICAN CLASSIC VOYAGES CO.
11946          HILL, ALICE                           $300.00          AMERICAN CLASSIC VOYAGES CO.
10606          HIMEBAUGH, RAY                        $300.00          AMERICAN CLASSIC VOYAGES CO.
10605          HIMEBAUGH, VIRGINIA                   $300.00          AMERICAN CLASSIC VOYAGES CO.
11938          HIRASUNA, HELEN                       $300.00          AMERICAN CLASSIC VOYAGES CO.
11939          HIRASUNA, LES                         $300.00          AMERICAN CLASSIC VOYAGES CO.
2344           HOBBIT TRAVEL                       $2,546.52          NO DEBTOR CHOSEN
2343           HOBBIT TRAVEL                         $600.00          NO DEBTOR CHOSEN
10973          HOCKER, IRENE                         $300.00          THE DELTA QUEEN STEAMBOAT CO.
10273          HODGSON, CHARLES                   $2,3225.00          AMERICAN CLASSIC VOYAGES CO.
2270           HOENCK, DEANNA                      $2,265.00          AMERICAN CLASSIC VOYAGES CO.
10604          HOFF, PAULA                           $300.00          AMERICAN CLASSIC VOYAGES CO.
10458          HOFFSTADT, BEVERLY                    $300.00          AMERICAN CLASSIC VOYAGES CO.
10459          HOFFSTADT, RONALD                     $300.00          AMERICAN CLASSIC VOYAGES CO.
9941           HOGAN, JOSEPH                       $2,045.00          AMERICAN CLASSIC VOYAGES CO.
9995           HOGAN, JUDITH                       $2,045.50          AMERICAN CLASSIC VOYAGES CO.
11947          HOLLAND, RUTH                         $300.00          AMERICAN CLASSIC VOYAGES CO.
4497           HOLLOWAY, ALAN                        $600.00          NO DEBTOR CHOSEN
9866           HOLMDAHL, CHARLOTTE                 $2,202.32          AMERICAN CLASSIC VOYAGES CO.
11085          HOLMEN, CHARLES                       $429.00          AMERICAN CLASSIC VOYAGES CO.
12697          HOLMEN, MARYJO                        $429.00          AMERICAN CLASSIC VOYAGES CO.
10603          HOLTCAMP, DOROTHY                     $300.00          AMERICAN CLASSIC VOYAGES CO.
10602          HOLTCAMP, WILLIAM                     $300.00          AMERICAN CLASSIC VOYAGES CO.
11934          HOMEN, SHIRLEY                        $300.00          AMERICAN CLASSIC VOYAGES CO.
10962          HOMESTEAD TRAVEL                    $1,200.00          AMERICAN CLASSIC VOYAGES CO.
11864          HOUDE, JEFFREY & BRENDA HAYES       $4,302.38          AMERICAN CLASSIC VOYAGES CO.
12083          HOUSTON, CARL                         $765.00          AMERICAN CLASSIC VOYAGES CO.
12084          HOUSTON, MARJORIE                     $765.00          AMERICAN CLASSIC VOYAGES CO.
793            HUDSON HIGHLANDS TRAVEL, INC.       $2,047.28          NO DEBTOR CHOSEN
10601          HUGHS, VICTORIA                       $300.00          AMERICAN CLASSIC VOYAGES CO.
10057          HUNGERFORD, SHIRLEY                     $0.00          THE DELTA QUEEN STEAMBOAT CO.
10048          HUNTER, SHIRLEY                         $0.00          THE DELTA QUEEN STEAMBOAT CO.
10049          HUNTER, VIRGINIA                        $0.00          THE DELTA QUEEN STEAMBOAT CO.


                          AMERICAN CLASSIC VOYAGES CO                  7/25/2002
                                  EXHIBIT - D                      Page 16 of 31




CLAIM ID       CREDITOR NAME                      CLAIM AMT.          DEBTOR(S) AGAINST WHOM CLAIM IS ASSERTED
--------       -------------                      ----------          ----------------------------------------
10276          HUTCHINSON, BARBARA                $   275.00          AMERICAN CLASSIC VOYAGES CO.
9339           HUTCHINSON, DOROTHY                $   429.00          THE DELTA QUEEN STEAMBOAT CO.
10600          HUTCHWITH, JOCELYN                 $   300.00          AMERICAN CLASSIC VOYAGES CO.
10599          HUTTO, GENE                        $   429.00          AMERICAN CLASSIC VOYAGES CO.
10598          HUTTO, LAVERNE                     $   429.00          AMERICAN CLASSIC VOYAGES CO.
4096           INTERNATIONAL TOURS & CRUISES      $ 2,450.00          AMERICAN CLASSIC VOYAGES CO.
12339          INTERNATIONAL TRAVEL               $ 1,000.00          AMERICAN CLASSIC VOYAGES CO.
6867           INTERVAL TRAVEL                    $11,274.44          AMCV CRUISE OPERATIONS, INC
8051           ISLANDS IN THE SUN CRUISES         $22,185.00          MULTIPLE DEBTORS
10115          J A B TVL & CRUISE CENTER          $ 2,760.44          AMERICAN CLASSIC VOYAGES CO.
8832           J A B TVL & CRUISE CENTER          $19,875.30          MULTIPLE DEBTORS
10114          JAB TRAVEL & CRUISE                $19,875.30          AMERICAN CLASSIC VOYAGES CO.
299            JAB TRAVEL & CRUISE                $19,875.30          AMERICAN CLASSIC VOYAGES CO.
10749          JACOBS, DON                        $     0.00          AMERICAN CLASSIC VOYAGES CO.
10748          JACOBS, EDITH                      $   300.00          AMERICAN CLASSIC VOYAGES CO.
10494          JACOBY, NELD LEE                   $   300.00          AMERICAN CLASSIC VOYAGES CO.
10437          JAN MAZZUCA TRAVEL                 $ 2,815.32          AMERICAN CLASSIC VOYAGES CO.
10632          JANICE M. SANFILIPPO               $ 2,395.00          THE DELTA QUEEN STEAMBOAT CO.
12063          JEANES, JEAN                       $ 1,897.50          AMERICAN CLASSIC VOYAGES CO.
3092           JEMMOTT, CONRAD & MARY             $ 2,579.28          AMERICAN CLASSIC VOYAGES CO.
4518           JENSEN, CLARENCE                   $     0.00          AMERICAN CLASSIC VOYAGES CO.
12337          JENSEN, JANET                      $    50.00          MULTIPLE DEBTORS
4519           JENSEN, LOUISE                     $     0.00          AMERICAN CLASSIC VOYAGES CO.
4906           JERVIS, MONA                       $   300.00          THE DELTA QUEEN STEAMBOAT CO.
4520           JESCHKE, BERDELL                   $     0.00          AMERICAN CLASSIC VOYAGES CO.
4521           JESCHKE, MARILYN                   $     0.00          AMERICAN CLASSIC VOYAGES CO.
10574          JESTICE, LINDA                     $   300.00          AMERICAN CLASSIC VOYAGES CO.
11069          JETTE, GERALD                      $   300.00          THE DELTA QUEEN STEAMBOAT CO.
11070          JETTE, LINDA                       $   300.00          THE DELTA QUEEN STEAMBOAT CO.
9096           JOHNSON, LORIN                     $   300.00          THE DELTA QUEEN STEAMBOAT CO.
4555           JOHNSON, DONALD                    $ 1,000.00          AMERICAN CLASSIC VOYAGES CO.
11925          JOHNSON, FRANCES                   $   300.00          AMERICAN CLASSIC VOYAGES CO.
11953          JOHNSON, G.L.                      $   300.00          AMERICAN CLASSIC VOYAGES CO.
4535           JOHNSON, GERALD                    $     0.00          NO DEBTOR CHOSEN
10469          JOHNSON, HAROLD                    $   429.00          AMERICAN CLASSIC VOYAGES CO.
11952          JOHNSON, JACKIE                    $   300.00          AMERICAN CLASSIC VOYAGES CO.
4534           JOHNSON, JEAN                      $     0.00          NO DEBTOR CHOSEN
4565           JOHNSON, JOAN                      $     0.00          AMERICAN CLASSIC VOYAGES CO.
4536           JOHNSON, JUNE                      $     0.00          NO DEBTOR CHOSEN
10542          JOHNSON, MARTHA                    $   429.00          AMERICAN CLASSIC VOYAGES CO.
3500           JOHNSON, MELBA                     $   300.00          AMERICAN CLASSIC VOYAGES CO.
7543           JOHNSON, MILDRED/UDSETH/GEORGE     $   647.00          NO DEBTOR CHOSEN
4537           JOHNSON, ORLEN                     $     0.00          NO DEBTOR CHOSEN
3917           JOHNSON, RITA                      $   400.00          AMERICAN CLASSIC VOYAGES CO.
10975          JOHNSON, THELMA                    $   300.00          THE DELTA QUEEN STEAMBOAT CO.
7544           JOHNSON, TIM, ANNETTE, ERIK, KARI  $   527.40          NO DEBTOR CHOSEN
8763           JONAS, ROLAND & RUTH               $ 3,428.60          THE DELTA QUEEN STEAMBOAT CO.
5302           JONES, ALBERT                      $ 4,608.00          THE DELTA QUEEN STEAMBOAT CO.
10492          JONES, CAROL                       $   429.00          AMERICAN CLASSIC VOYAGES CO.
10493          JONES, HARRY                       $   429.00          AMERICAN CLASSIC VOYAGES CO.
11956          JONES, MARGOT                      $   300.00          AMERICAN CLASSIC VOYAGES CO.
9609           JONES, PATRICIA                    $   300.00          AMERICAN CLASSIC VOYAGES CO.

                   AMERICAN CLASSIC VOYAGES CO                         7/25/2002
                   Exhibit - D                                     Page 17 of 31


CLAIM ID       CREDITOR NAME                      CLAIM AMT      DEBTOR(S) AGAINST WHOM CLAIM IS ASSERTED
----------------------------------------------------------------------------------------------------
11881          JONES, ROSELEE                         $0.00      NO DEBTOR CHOSEN
10286          JONES, THERESA                     $1,870.00      AMERICAN CLASSIC VOYAGES CO.
10819          JORDAN, RILEY                        $390.00      THE DELTA QUEEN STEAMBOAT CO.
11091          JOURNEYS INC.                        $600.00      MULTIPLE DEBTORS
3930           JUDD, HERSCHEL                       $275.00      AMERICAN CLASSIC VOYAGES CO.
3931           JUDD, NANCY                          $275.00      AMERICAN CLASSIC VOYAGES CO.
4522           KAHL, DORIS                            $0.00      AMERICAN CLASSIC VOYAGES CO.
12341          KAMPEL, RONALD/KAMPEL, FRANCE        $464.48      AMERICAN CLASSIC VOYAGES CO.
3355           KANE, MICHAEL                      $1,590.83      AMERICAN CLASSIC VOYAGES CO.
3357           KANE, VICTORIA                     $1,590.83      AMERICAN CLASSIC VOYAGES CO.
9846           KAPLAN, CLARA                      $2,506.50      THE DELTA QUEEN STEAMBOAT CO.
9847           KAPLAN, DONALD                     $2,506.50      THE DELTA QUEEN STEAMBOAT CO.
3349           KARCHES, BETTE                       $300.00      THE DELTA QUEEN STEAMBOAT CO.
3350           KARCHES, DONALD                      $300.00      THE DELTA QUEEN STEAMBOAT CO.
10304          KAREN KINER/NOBLE TV                 $898.00      NO DEBTOR CHOSEN
7553           KASSATKIN, YVONNE & ALEXEI           $647.00      NO DEBTOR CHOSEN
8813           KAY, DAVID                           $300.00      MULTIPLE DEBTORS
8814           KAY, MARY BETH                       $300.00      MULTIPLE DEBTORS
2303           KENSINGER, MARY ELLEN              $1,287.00      MULTIPLE DEBTORS
10284          KEPP, ELIZABETH                    $1,860.00      AMERICAN CLASSIC VOYAGES CO.
10283          KEPP, LOWELL                       $1,860.00      AMERICAN CLASSIC VOYAGES CO.
12336          KIBBEY, HARLOW                       $550.00      MULTIPLE DEBTORS
3907           KIBBONS, JOAN                        $275.00      AMERICAN CLASSIC VOYAGES CO.
2277           KINCAID, DORIS                       $429.00      AMERICAN CLASSIC VOYAGES CO.
3905           KINCHEN, SHIRLEY                     $275.00      AMERICAN CLASSIC VOYAGES CO.
8260           KIRBY, FRANK & DEBRA               $3,245.20      AMERICAN CLASSIC VOYAGES CO.
10299          KIRBY, JUNE                          $300.00      AMERICAN CLASSIC VOYAGES CO.
10300          KIRBY, WALTER                        $300.00      AMERICAN CLASSIC VOYAGES CO.
8770           KLUG, CATHLENE & KEVIN             $1,975.52      AMERICAN CLASSIC VOYAGES CO.
10442          KNUST, BURTON                      $3,230.00      THE DELTA QUEEN STEAMBOAT CO.
9331           KOBAYASHI TVL SVC LTD             $20,000.00      AMCV CRUISE OPERATIONS, INC
6817           KOCO'S TOURS                      $34,743.58      MULTIPLE DEBTORS
10281          KOFFLIN M. NORENE                    $225.00      AMERICAN CLASSIC VOYAGES CO.
10562          KOLEFF, KATHY                        $300.00      AMERICAN CLASSIC VOYAGES CO.
9564           KONA HISTORICAL SOCIETY            $5,842.20      AMERICAN CLASSIC VOYAGES CO.
6680           KORCZYNSKI, BETHIA JANE &            $250.00      NO DEBTOR CHOSEN
10440          KRAWIEC, EDWARD                    $1,500.00      NO DEBTOR CHOSEN
10998          KREISA, JOSEPH                       $350.00      NO DEBTOR CHOSEN
3353           KROEGER, JANET                       $300.00      THE DELTA QUEEN STEAMBOAT CO.
3354           KROEGER, PAUL                        $300.00      THE DELTA QUEEN STEAMBOAT CO.
9819           KROELL, JOSEPH                       $600.00      AMERICAN CLASSIC VOYAGES CO.
11114          KRUCGER, DARLENE                     $300.00      AMERICAN CLASSIC VOYAGES CO.
9662           KRUGGER, EDMUND & JANET            $4,126.74      AMERICAN CLASSIC VOYAGES CO.
10976          KRYSTEK, JULIA                       $300.00      THE DELTA QUEEN STEAMBOAT CO.
6678           KUBIAK, KATHY & ROGERS, CHARLOTTE    $500.00      NO DEBTOR CHOSEN
7213           LABREE, FREDERICK & JEANNE           $930.00      DELTA QUEEN COASTAL VOYAGES, L.L.C.
7212           LABREE FREDERICK & JEANNE            $850.00      THE DELTA QUEEN STEAMBOAT CO.
2203           LADERA TRAVEL SERVICE INC            $400.00      AMERICAN CLASSIC VOYAGES CO.
10036          LAGASSE, EUGENE                        $0.00      THE DELTA QUEEN STEAMBOAT CO.
10035          LAGASSE, PATRICIA                      $0.00      THE DELTA QUEEN STEAMBOAT CO.
11035          LAKESHORE TVL SVC INC                $858.00      AMERICAN CLASSIC VOYAGES CO.
11033          LAKESHORE TVL SVC INC                $858.00      AMERICAN CLASSIC VOYAGES CO.

                          AMERICAN CLASSIC VOYAGES CO                  7/25/2002
                          EXHIBIT - D                              PAGE 18 OF 31



CLAIM ID       CREDITOR NAME                      CLAIM AMT      DEBTOR(S) AGAINST WHOM CLAIM IS ASSERTED
---------------------------------------------------------------------------------------------------------
10495          LAND, SUE                             $300.00     AMERICAN CLASSIC VOYAGES CO.
4698           LANDMARK CRUISES                      $600.00     AMERICAN CLASSIC VOYAGES CO.
10058          LARSON (ESCORT), ROGER                  $0.00     THE DELTA QUEEN STEAMBOAT CO.
12086          LE PAGE, FREDA                        $865.00     AMERICAN CLASSIC VOYAGES CO.
12085          LE PAGE, JOHN                         $865.00     AMERICAN CLASSIC VOYAGES CO.
11948          LEE, AMY                              $300.00     AMERICAN CLASSIC VOYAGES CO.
3915           LEE, CHRISTY                          $400.00     AMERICAN CLASSIC VOYAGES CO.
3913           LEE, GENEVA                           $400.00     AMERICAN CLASSIC VOYAGES CO.
11949          LEE, STAN                             $300.00     AMERICAN CLASSIC VOYAGES CO.
12485          LEGLER, BETTY JANE                    $429.00     THE DELTA QUEEN STEAMBOAT CO.
10497          LEHMAN, JANICE                        $300.00     AMERICAN CLASSIC VOYAGES CO.
10496          LEHMAN, ROBERT                        $300.00     AMERICAN CLASSIC VOYAGES CO.
3062           LENZNER TOUR AND TRAVEL            $18,472.00     AMERICAN CLASSIC VOYAGES CO.
4895           LET'S ALL TRAVEL                      $331.40     AMERICAN CLASSIC VOYAGES CO.
11185          LEWIS, DONITA                       $3,480.30     MULTIPLE DEBTORS
11917          LIBERTA, CARMELA                      $300.00     AMERICAN CLASSIC VOYAGES CO.
9808           LIBERTY TRAVEL, INC.               $76,592.46     NO DEBTOR CHOSEN
11586          LINCH'S TRAVEL AGENCY                 $300.00     MULTIPLE DEBTORS
11585          LINCH'S TRAVEL AGENCY                 $300.00     THE DELTA QUEEN STEAMBOAT CO.
6677           LIND, EDNA                            $368.00     NO DEBTOR CHOSEN
4566           LINDEN, MARTY                         $600.00     AMERICAN CLASSIC VOYAGES CO.
10498          LINDERMAN, RUBY                       $300.00     AMERICAN CLASSIC VOYAGES CO.
10052          LINDQUIST, TRACI                        $0.00     THE DELTA QUEEN STEAMBOAT CO.
11899          LIPINSKI, ELAINE                      $300.00     AMERICAN CLASSIC VOYAGES CO.
4560           LODWICK, MARJORIE                       $0.00     AMERICAN CLASSIC VOYAGES CO.
12072          LOGAN, NANCY                          $865.00     AMERICAN CLASSIC VOYAGES CO.
11943          LONG, DORRIS                          $300.00     AMERICAN CLASSIC VOYAGES CO.
10499          LONG, JANE                            $300.00     AMERICAN CLASSIC VOYAGES CO.
10500          LOOKER, GARY                          $300.00     AMERICAN CLASSIC VOYAGES CO.
10501          LOOKER, TERESA                        $300.00     AMERICAN CLASSIC VOYAGES CO.
10441          LORD, RICHARD                       $6,104.00     CAPE MAY LIGHT, L.L.C.
1842           LOVE, ANDREW                        $1,258.00     GREAT HAWAIIAN PROPERTIES CORPORATION
11950          LOWE, JEANNE                          $300.00     AMERICAN CLASSIC VOYAGES CO.
10997          LOZANO, RUTH                          $350.00     NO DEBTOR CHOSEN
9165           LUDLOW TRAVEL SER                   $2,000.00     NO DEBTOR CHOSEN
6369           LUDLOW TRAVEL SERVICE INC CWT         $600.00     AMERICAN CLASSIC VOYAGES CO.
3498           LUDWIG, KARLHEINZ                     $600.00     THE DELTA QUEEN STEAMBOAT CO.
10999          LUPO, MONA                            $350.00     NO DEBTOR CHOSEN
6741           LYONS, JEAN                         $2,404.45     AMERICAN CLASSIC VOYAGES CO.
11384          M K TVL AND TOURS INC                   $0.00     NO DEBTOR CHOSEN
9863           MACIE, JEAN                           $974.37     AMERICAN CLASSIC VOYAGES CO.
12645          MACVEAGH, ANN                         $429.00     AMERICAN CLASSIC VOYAGES CO.
11000          MADRIGAL, MICAELA                     $350.00     NO DEBTOR CHOSEN
2396           MAGNUM TRAVEL, INC                  $2,020.00     MULTIPLE DEBTORS
6673           MAGNUSON, DAVID & CARYN               $500.00     NO DEBTOR CHOSEN
9890           MAJESTIC CRUISES INC                  $800.00     AMERICAN CLASSIC VOYAGES CO.
9900           MALACHI INTERNATIONAL TRAVEL        $5,600.00     AMERICAN CLASSIC VOYAGES CO.
4561           MALLONEE, JEAN                          $0.00     AMERICAN CLASSIC VOYAGES CO.
10038          MANGANO, BARBARA JEAN                   $0.00     THE DELTA QUEEN STEAMBOAT CO.
4532           MARKGRAF, ELIZABETH                     $0.00     NO DEBTOR CHOSEN
4533           MARKGRAF, LEON                          $0.00     NO DEBTOR CHOSEN
3493           MARROW, WHITNEE                       $300.00     AMERICAN CLASSIC VOYAGES CO.

                          AMERICAN CLASSIC VOYAGES CO                  7/25/2002
                          Exhibit - D                              Page 19 of 31

CLAIM ID  CREDITOR NAME                 CLAIM AMT      DEBTOR(S) AGAINST WHOM CLAIM IS ASSERTED
-----------------------------------------------------------------------------------------------
12486     MARSH, MILLARD & VICKY             $858.00        THE DELTA QUEEN STEAMBOAT CO.
10037     MARTEL, LILLIAN                      $0.00        THE DELTA QUEEN STEAMBOAT CO.
12594     MARTIN TRAVEL INC                  $543.30        AMERICAN HAWAII PROPERTIES CORPORATION
12593     MARTIN TRAVEL INC                  $900.00        THE DELTA QUEEN STEAMBOAT CO.
11113     MARTIN, CHARLOTTE                  $300.00        AMERICAN CLASSIC VOYAGES CO.
12361     MARTIN, GLYN & THERESA             $600.00        AMERICAN CLASSIC VOYAGES CO.
5739      MARTIN, MARY LOU                   $275.00        AMERICAN CLASSIC VOYAGES CO.
6742      MARTIN, PAUL                     $2,274.87        AMERICAN CLASSIC VOYAGES CO.
12549     MARTINEZ DEL CAMPO, JUAN           $600.00        AMERICAN CLASSIC VOYAGES CO.
10985     MARTINEZ E                       $6,750.00        NO DEBTOR CHOSEN
10984     MARTINEZ E                       $6,750.00        NO DEBTOR CHOSEN
11112     MARTINO, BARBARA                   $300.00        AMERICAN CLASSIC VOYAGES CO.
11111     MARTINO, WILLIAM                   $300.00        AMERICAN CLASSIC VOYAGES CO.
2275      MARY BROUSSARD TOURS INC           $429.00        AMERICAN CLASSIC VOYAGES CO.
11100     MATHIS, JO ELLEN                   $300.00        AMERICAN CLASSIC VOYAGES CO.
11101     MATHIS, MARVIN                     $300.00        AMERICAN CLASSIC VOYAGES CO.
11951     MAU, ALLEN                         $300.00        AMERICAN CLASSIC VOYAGES CO.
8134      MAUKA MAKAI EXCURSIONS, INC.     $3,905.98        AMERICAN CLASSIC VOYAGES CO.
9856      MAYFIELD, SANDRA                 $2,678.00        THE DELTA QUEEN STEAMBOAT CO.
10426     MCCARTHY, LUCILLE                $1,179.00        THE DELTA QUEEN STEAMBOAT CO.
11102     MCCARTY, ADRIAN                    $300.00        AMERICAN CLASSIC VOYAGES CO.
11103     MCCARTY, JUDITH                    $300.00        AMERICAN CLASSIC VOYAGES CO.
7065      MCCURDY TRAVEL INC                 $300.00        AMERICAN CLASSIC VOYAGES CO.
11104     MCDOUGALL, MARY ELIZABETH          $300.00        AMERICAN CLASSIC VOYAGES CO.
11105     MCDOUGALL, THOMAS                  $300.00        AMERICAN CLASSIC VOYAGES CO.
11106     MCDUFFY, MARGARET                  $300.00        AMERICAN CLASSIC VOYAGES CO.
12033     MCGEE, DOROTHY                     $419.00        AMERICAN CLASSIC VOYAGES CO.
6492      MCGOLDERICK, BERNADETTE          $2,035.00        AMERICAN CLASSIC VOYAGES CO.
6490      MCGOLDERICK, RICHARD             $2,035.00        AMERICAN CLASSIC VOYAGES CO.
11898     MCKERNANA, PATTI                   $300.00        AMERICAN CLASSIC VOYAGES CO.
10814     MCLEOD, BETTY                    $2,750.00        THE DELTA QUEEN STEAMBOAT CO.
10813     MCLEOD, MAX                        $850.00        THE DELTA QUEEN STEAMBOAT CO.
11121     MEADOWS, JANE                      $300.00        AMERICAN CLASSIC VOYAGES CO.
11122     MEADOWS, WAYNE                     $300.00        AMERICAN CLASSIC VOYAGES CO.
11108     MEISTER, LORETTA                   $429.00        AMERICAN CLASSIC VOYAGES CO.
11107     MEISTER, PATRICIA                  $429.00        AMERICAN CLASSIC VOYAGES CO.
12359     MELZER, GREG                     $1,105.75        AMERICAN CLASSIC VOYAGES CO.
4472      MEMORIES TRAVEL                    $100.00        NO DEBTOR CHOSEN
10698     MENDEZ, ESTAVEN                    $130.23        NO DEBTOR CHOSEN
10696     MENDEZ, ROBERT                     $419.77        NO DEBTOR CHOSEN
10697     MENDEZ, WILLIAM                    $130.23        NO DEBTOR CHOSEN
10692     MENDEZ, YOLANDA                    $419.77        NO DEBTOR CHOSEN
12484     MEYER, MARGARET                    $429.00        THE DELTA QUEEN STEAMBOAT CO.
11109     MICHALOVICH, MARGARET              $300.00        AMERICAN CLASSIC VOYAGES CO.
9661      MIDWEST AUTO CLUBS, INC         $44,708.00        NO DEBTOR CHOSEN
4872      MILLER, ANNON                      $300.00        THE DELTA QUEEN STEAMBOAT CO.
6992      MILLER, DIXIE                      $916.06        AMERICAN CLASSIC VOYAGES CO.
4562      MILLER, DONNA                        $0.00        AMERICAN CLASSIC VOYAGES CO.
4871      MILLER, IONA                       $300.00        THE DELTA QUEEN STEAMBOAT CO.
11110     MILLER, LINDA                      $300.00        AMERICAN CLASSIC VOYAGES CO.
11118     MILLER, RICHARD                    $300.00        AMERICAN CLASSIC VOYAGES CO.
6754      MIRACLE DOUG                     $1,000.00        AMERICAN CLASSIC VOYAGES CO.

                          AMERICAN CLASSIC VOYAGES CO                  7/25/2002
                          EXHIBIT - D                              PAGE 20 OF 31


CLAIM ID       CREDITOR NAME                      CLAIM AMT           DEBTOR(S) AGAINST WHOM CLAIM IS ASSERTED
----------------------------------------------------------------------------------------------------------
12097          MLCAK, MARY                           $1,442.50        AMERICAN CLASSIC VOYAGES CO.
11119          MOEHRING, PATRICIA                      $300.00        AMERICAN CLASSIC VOYAGES CO.
12098          MOFFITT, BETTY                        $1,442.50        AMERICAN CLASSIC VOYAGES CO.
12099          MOFFITT, J.D.                         $1,442.50        AMERICAN CLASSIC VOYAGES CO.
 8958          MONAHAN, ERNIE                          $858.00        AMERICAN CLASSIC VOYAGES CO.
 4911          MONAHON, CORRINE                        $300.00        THE DELTA QUEEN STEAMBOAT CO.
10631          MONARCH TRAVEL AND CRUISES              $400.00        AMERICAN CLASSIC VOYAGES CO.
10909          MONTROSE TRAVEL SERVICE               $7,433.30        THE DELTA QUEEN STEAMBOAT CO.
12232          MOORE MARVIN & MARILY                   $750.00        THE DELTA QUEEN STEAMBOAT CO.
11120          MOORE, HAROLD                           $300.00        AMERICAN CLASSIC VOYAGES CO.
10462          MOORE, JUANITA                          $300.00        AMERICAN CLASSIC VOYAGES CO.
10463          MORGAN, JUDY                            $300.00        AMERICAN CLASSIC VOYAGES CO.
10464          MORGAN, RALPH                           $300.00        AMERICAN CLASSIC VOYAGES CO.
11877          MORRIS, ASTRID                            $0.00        NO DEBTOR CHOSEN
11879          MORRIS, GARRETT                           $0.00        NO DEBTOR CHOSEN
11880          MORRIS, PATTI                             $0.00        NO DEBTOR CHOSEN
 5303          MORRIS, SHAYNE                        $5,057.67        AMERICAN CLASSIC VOYAGES CO.
12051          MORRISON DONITA                         $865.00        AMERICAN CLASSIC VOYAGES CO.
10044          MORRISON, MARIANNE                        $0.00        THE DELTA QUEEN STEAMBOAT CO.
12052          MORRISON, TEX                           $865.00        AMERICAN CLASSIC VOYAGES CO.
12673          MOUNT KISCO TRAVEL                      $400.96        NO DEBTOR CHOSEN
10465          MRAZ, LOUISE                            $729.00        AMERICAN CLASSIC VOYAGES CO.
 9857          MUKUNO, JOYCE                         $2,678.00        THE DELTA QUEEN STEAMBOAT CO.
 9321          MULLEN, NORMA                           $429.00        AMCV CRUISE OPERATIONS, INC
12665          MULLEN, WILLIAM                         $429.00        AMCV CRUISE OPERATIONS, INC
10466          MYERS, BETH                             $300.00        AMERICAN CLASSIC VOYAGES CO.
10180          MYERS, CYNTHIA                          $832.29        AMERICAN CLASSIC VOYAGES CO.
10179          MYERS, JOHNIE                           $832.29        AMERICAN CLASSIC VOYAGES CO.
 2455          NAGEOTTE, BARBARA                       $429.00        AMERICAN CLASSIC VOYAGES CO.
11893          NALE, DARLENE                           $300.00        AMERICAN CLASSIC VOYAGES CO.
11894          NALE, ROLAND                            $300.00        AMERICAN CLASSIC VOYAGES CO.
 9329          NEAL, JACK                              $429.00        AMCV CRUISE OPERATIONS, INC
 9330          NEAL, NANCY                             $429.00        AMCV CRUISE OPERATIONS, INC
11960          NELSON, AARON                           $300.00        AMERICAN CLASSIC VOYAGES CO.
 7552          NELSON, CHARLES & SHIRLEY               $572.00        NO DEBTOR CHOSEN
11958          NELSON, DARLENE                         $300.00        AMERICAN CLASSIC VOYAGES CO.
11426          NELSON, GLORIA                        $1,903.70        AMCV CRUISE OPERATIONS, INC
 5733          NESTOR, PAULINE                         $404.00        AMERICAN CLASSIC VOYAGES CO.
 6491          NEW MILFORD TRAVEL                    $4,070.00        NO DEBTOR CHOSEN
10489          NEWTON, KEN                             $300.00        AMERICAN CLASSIC VOYAGES CO.
10490          NEWTON, NETA                            $300.00        AMERICAN CLASSIC VOYAGES CO.
10491          NOBLE, JERRY PAUL                       $300.00        AMERICAN CLASSIC VOYAGES CO.
10513          NOBLE, SIERRAH SUE                      $300.00        AMERICAN CLASSIC VOYAGES CO.
 4564          NORGARD, JANET                            $0.00        AMERICAN CLASSIC VOYAGES CO.
 8129          NORMAN, ROBERT                        $4,422.56        AMCV CRUISE OPERATIONS, INC
 6888          NORTHSIDE TRAVEL                     $45,087.36        MULTIPLE DEBTORS
12357          NOTTINGHAM, PATRICIA                  $1,624.00        AMERICAN CLASSIC VOYAGES CO.
12355          NOTTINGHAM, PHILLIP                   $1,624.00        AMERICAN CLASSIC VOYAGES CO.
 9797          OAKDALE TRAVEL CENTER 1343            $2,073.48        AMERICAN CLASSIC VOYAGES CO.
 6912          O'CONNELL, LAURANIA                   $6,749.27        NO DEBTOR CHOSEN
 9862          ODDO, MARIE                             $884.37        AMERICAN CLASSIC VOYAGES CO.
 3644          ODYSSEY TRAVEL                          $414.58        AMERICAN CLASSIC VOYAGES CO.

                          AMERICAN CLASSIC VOYAGES CO                  7/25/2002
                                  EXHIBIT - D                      Page 21 of 31



CLAIM ID   CREDITOR NAME                         CLAIM AMT.   DEBTOR(S) AGAINST WHOM CLAIM IS ASSERTED
------------------------------------------------------------------------------------------------------
483        ODYSSEY TRAVEL                         $4,200.00   NO DEBTOR CHOSEN
9139       ODYSSEY TRAVEL                        $21,391.63   AMERICAN CLASSIC VOYAGES CO.
9076       OGBORNE, CARL                          $2,143.50   THE DELTA QUEEN STEAMBOAT CO.
6105       OLD REPUBLIC INSURANCE CO.               $400.00   NO DEBTOR CHOSEN
6104       OLD REPUBLIC INSURANCE CO.               $800.00   NO DEBTOR CHOSEN
6100       OLD REPUBLIC INSURANCE CO.             $1,289.56   NO DEBTOR CHOSEN
5304       OLSON, CLIFFORD                        $5,217.04   AMERICAN CLASSIC VOYAGES CO.
3722       OMAHA TOTAL TRAVEL, INC.                 $400.00   AMERICAN CLASSIC VOYAGES CO.
7036       OMNI GUIDED TOURS                      $1,347.00   AMERICAN CLASSIC VOYAGES CO.
11137      ON THE GO TRAVEL, LLC                  $3,500.00   AMERICAN CLASSIC VOYAGES CO.
9844       ORCHID, LELAND                         $1,999.00   THE DELTA QUEEN STEAMBOAT CO.
4446       ORLEANS TRAVEL BUREAU, INC             $9,854.00   DELTA QUEEN COASTAL VOYAGES, L.L.C.
11125      OSBORN, NONNIE                           $300.00   AMERICAN CLASSIC VOYAGES CO.
3014       OVESON, CHANDLER                          $72.68   NO DEBTOR CHOSEN
3011       OVESON, CHRISTOPHER                    $1,977.79   NO DEBTOR CHOSEN
3009       OVESON, VIOLET                         $1,977.79   NO DEBTOR CHOSEN
10453      OWASSO TRAVEL SERVICE                  $8,570.00   THE DELTA QUEEN STEAMBOAT CO.
4506       OZBURN, MARJORIE                       $3,003.00   AMERICAN CLASSIC VOYAGES CO.
3910       PALOMEQUE, DOROTHY                       $200.00   AMERICAN CLASSIC VOYAGES CO.
11124      PARKER, BARBARA                          $300.00   AMERICAN CLASSIC VOYAGES CO.
10917      PARRETT, FLOY                            $425.00   THE DELTA QUEEN STEAMBOAT CO.
10918      PARRETT, HOMER                           $425.00   THE DELTA QUEEN STEAMBOAT CO.
5712       PASCAL, DEBRA                            $404.00   AMERICAN CLASSIC VOYAGES CO.
6266       PASSAGEWAY TRAVEL CWT                  $2,217.76   AMERICAN CLASSIC VOYAGES CO.
2452       PAT DENNIS TOURS                      $17,125.00   THE DELTA QUEEN STEAMBOAT CO.
10285      PAUL, EVELYN                           $1,870.00   AMERICAN CLASSIC VOYAGES CO.
11123      PAULEY, HOWARD                           $429.00   AMERICAN CLASSIC VOYAGES CO.
10623      PAULEY, SUE                              $429.00   AMERICAN CLASSIC VOYAGES CO.
8283       PEARL TRAVEL                           $2,610.00   AMERICAN CLASSIC VOYAGES CO.
6670       PESHAK, MARGARET & THEODORE              $831.00   NO DEBTOR CHOSEN
11257      PETER VOLL ASSOCIATES D/B/A PVA TVL   $43,200.00   AMCV CRUISE OPERATIONS, INC.
11256      PETER VOLL ASSOCIATES D/B/A PVA TVL   $43,200.00   AMCV CRUISE OPERATIONS, INC.
9824       PETERS, DONALD                           $600.00   AMERICAN CLASSIC VOYAGES CO.
4523       PETERSEN, ARNOLD                           $0.00   AMERICAN CLASSIC VOYAGES CO.
7007       PETERSEN, DARLENE                        $930.00   DELTA QUEEN COASTAL VOYAGES, L.L.C.
4552       PETERSEN, GAYLE                            $0.00   AMERICAN CLASSIC VOYAGES CO.
4554       PETERSEN, LORETTA                          $0.00   AMERICAN CLASSIC VOYAGES CO.
4553       PETERSEN, SHARON                           $0.00   AMERICAN CLASSIC VOYAGES CO.
894        PETKER TOURS, INC.                       $850.00   AMERICAN CLASSIC VOYAGES CO.
12434      PETRY TRAVEL AGENCY, INC.              $3,680.00   AMERICAN CLASSIC VOYAGES CO.
12023      PETRY TRAVEL AGENCY, INC.              $3,680.00   AMERICAN CLASSIC VOYAGES CO.
12627      PHILADELPHIA TELCO                       $600.00   MULTIPLE DEBTORS
2709       PHILLIPS, DOLORES S                    $3,140.00   THE DELTA QUEEN STEAMBOAT CO.
12342      PHILLIPS, LYNN                           $635.63   THE DELTA QUEEN STEAMBOAT CO.
7551       PHILP, DAVID                             $572.00   NO DEBTOR CHOSEN
10817      PHINIZY, ROBERT                          $858.00   THE DELTA QUEEN STEAMBOAT CO.
11855      PICKARD, GARY                            $600.00   THE DELTA QUEEN STEAMBOAT CO.
9792       PICKARD TRAVEL SERVICES, INC             $300.00   THE DELTA QUEEN STEAMBOAT CO.
2326       PICKARD TRAVEL SERVICES, INC             $900.00   MULTIPLE DEBTORS
8313       PICKARD TVL SVC INC                       $25.00   THE DELTA QUEEN STEAMBOAT CO.
8312       PICKARD TVL SVC INC                      $600.00   THE DELTA QUEEN STEAMBOAT CO.
4545       PIECHOWSKI, MARTHA                     $2,307.32   AMERICAN CLASSIC VOYAGES CO.

                          AMERICAN CLASSIC VOYAGES CO                  7/25/2002
                          Exhibit -- D                             Page 22 of 31




CLAIM ID                 CREDITOR NAME                  CLAIM AMT                   DEBTOR(S) AGAINST WHOM CLAIM IS ASSERTED
____________________________________________________________________________________________________________________________

6810                     PIEDMONT TRAVEL                   $350.00                  THE DELTA QUEEN STEAMBOAT CO.
4159                     PILGRIM TRS AND TVL, INC          $500.00                  AMERICAN CLASSIC VOYAGES CO.
4158                     PILGRIM TRS AND TVL, INC          $500.00                  AMERICAN CLASSIC VOYAGES CO.
4157                     PILGRIM TRS AND TVL, INC          $350.00                  AMERICAN CLASSIC VOYAGES CO.
4156                     PILGRIM TRS AND TVL, INC          $350.00                  AMERICAN CLASSIC VOYAGES CO.
4155                     PILGRIM TRS AND TVL, INC          $350.00                  AMERICAN CLASSIC VOYAGES CO.
10622                    PINKERTON, BETIS                  $300.00                  AMERICAN CLASSIC VOYAGES CO.
10621                    PINKERTON, GLEN                   $300.00                  AMERICAN CLASSIC VOYAGES CO.
1869                     PINNACLE TOURS, INC               $900.00                  AMERICAN CLASSIC VOYAGES CO.
12069                    PIONEER TOUR & TRAVEL          $35,126.88                  AMERICAN CLASSIC VOYAGES CO.
12101                    PIONEER TOUR & TRAVEL          $24,323.00                  AMERICAN CLASSIC VOYAGES CO.
10620                    PIPER, SHIRLEY                    $300.00                  AMERICAN CLASSIC VOYAGES CO.
740                      PML TRAVEL & TOURS             $15,600.00                  AMERICAN CLASSIC VOYAGES CO.
11944                    POOL, ARLENE                      $300.00                  AMERICAN CLASSIC VOYAGES CO.
11945                    POOL, BOB                         $300.00                  AMERICAN CLASSIC VOYAGES CO.
10302                    PORTER, MARGARET                  $400.00                  AMERICAN CLASSIC VOYAGES CO.
10454                    PORTER, PAT                       $300.00                  AMERICAN CLASSIC VOYAGES CO.
10301                    PORTER, ROBERT                    $400.00                  AMERICAN CLASSIC VOYAGES CO.
1815                     PORTFOLIO TRAVEL INC            $1,000.00                  MULTIPLE DEBTORS
10274                    POSNIAK, HELEN                  $2,325.00                  AMERICAN CLASSIC VOYAGES CO.
10619                    POWELL, DAISY                     $300.00                  AMERICAN CLASSIC VOYAGES CO.
10618                    POWELL, RALPH                     $300.00                  AMERICAN CLASSIC VOYAGES CO.
8430                     PRESZLER, HERBERT               $3,601.56                  AMERICAN CLASSIC VOYAGES CO.
9671                     PREUSS, GABRIELA                $2,780.00                  THE DELTA QUEEN STEAMBOAT CO.
9678                     PREUSS, LISA                    $2,994.00                  THE DELTA QUEEN STEAMBOAT CO.
9677                     PREUSS, OLIVER                  $2,994.00                  THE DELTA QUEEN STEAMBOAT CO.
9672                     PREUSS, STEFAN                  $2,780.00                  THE DELTA QUEEN STEAMBOAT CO.
9667                     PREUSS, ULRIKE                  $3,369.00                  THE DELTA QUEEN STEAMBOAT CO.
1833                     PRICE, LAURENCE                   $275.00                  MULTIPLE DEBTORS
6763                     PRIME TIME TRAVEL               $2,388.00                  AMERICAN CLASSIC VOYAGES CO.
10617                    PRINCE, JUANITA                   $429.00                  AMERICAN CLASSIC VOYAGES CO.
4502                     PROPERT, JOHN                   $3,370.00                  AMERICAN CLASSIC VOYAGES CO.
5026                     PRY, MICHAEL                    $2,799.88                  AMERICAN CLASSIC VOYAGES CO.
6746                     PULLARA, ROSA                       $0.00                  AMERICAN CLASSIC VOYAGES CO.
11916                    PURVIANCE, MARILYN                $300.00                  AMERICAN CLASSIC VOYAGES CO.
11915                    PURVIANCE, NORM                   $300.00                  AMERICAN CLASSIC VOYAGES CO.
10481                    PYLEON, HELEN                     $300.00                  AMERICAN CLASSIC VOYAGES CO.
10616                    PYLES, CONNIE                     $300.00                  AMERICAN CLASSIC VOYAGES CO.
10480                    PYLES, MAXINE                     $300.00                  AMERICAN CLASSIC VOYAGES CO.
4873                     RADISH, JEAN                      $300.00                  THE DELTA QUEEN STEAMBOAT CO.
4874                     RADISH, JOAN                      $300.00                  THE DELTA QUEEN STEAMBOAT CO.
12353                    RAEBHAHN, DOROTHY               $1,624.00                  AMERICAN CLASSIC VOYAGES CO.
554                      RAINBOW TRAVEL SERVICE INC      $1,150.00                  AMERICAN CLASSIC VOYAGES CO.
11900                    RAMIREZ, TONI                     $300.00                  AMERICAN CLASSIC VOYAGES CO.
12078                    RAY, C.K.                       $1,096.00                  AMERICAN CLASSIC VOYAGES CO.
585                      RAYMAN, ROXANNE                   $800.00                  AMERICAN CLASSIC VOYAGES CO.
3489                     REA, MELINDA                      $300.00                  AMERICAN CLASSIC VOYAGES CO.
3490                     REA, WANDA                        $300.00                  AMERICAN CLASSIC VOYAGES CO.
298                      READER TRAVEL GROUP             $1,000.00                  AMERICAN CLASSIC VOYAGES CO.
2175                     REED, CHARLENE                    $600.00                  AMERICAN CLASSIC VOYAGES CO.
10669                    REED, JAMES                       $100.00                  NO DEBTOR CHOSEN
10149                    REED, JAMES                     $1,672.29                  AMERICAN CLASSIC VOYAGES CO.



                         AMERICAN CLASSIC VOYAGES CO                  7/25/2002
                          EXHIBIT - D                              PAGE 23 OF 31


CLAIM ID       CREDITOR NAME                      CLAIM AMT           DEBTOR(S) AGAINST WHOM CLAIM IS ASSERTED
----------------------------------------------------------------------------------------------------------
 2202          REED, NATHAN                              $600.00       AMERICAN CLASSIC VOYAGES CO.
10670          REED, OUIDA                               $100.00       NO DEBTOR CHOSEN
10151          REED, ROBERTA                           $1,672.29       AMERICAN CLASSIC VOYAGES CO.
10668          REED, SCOTT                               $100.00       NO DEBTOR CHOSEN
 2176          REED, STANLEY                             $600.00       AMERICAN CLASSIC VOYAGES CO.
10451          REESE, DWIGHT                           $4,899.04       AMERICAN CLASSIC VOYAGES CO.
 4547          REGAN, ROBERT                             $600.00       AMERICAN CLASSIC VOYAGES CO.
 4551          REINIG, EDWARD                              $0.00       AMERICAN CLASSIC VOYAGES CO.
 4550          REINIG, ELIZABETH                           $0.00       AMERICAN CLASSIC VOYAGES CO.
 7093          REYNOLDS (ESCORT), DOROTHY                $605.67       THE DELTA QUEEN STEAMBOAT CO.
 9603          RHODEN, ELIZABETH                         $300.00       AMERICAN CLASSIC VOYAGES CO.
 5331          RHYNE, ROBERT                           $4,501.70       AMERICAN CLASSIC VOYAGES CO.
12616          RICCA, LEON                             $3,503.20       AMERICAN CLASSIC VOYAGES CO.
 8960          RICCA, PATRICIA                         $3,503.20       AMERICAN CLASSIC VOYAGES CO.
12488          RICE, CAROLYN & DONALD                    $600.00       THE DELTA QUEEN STEAMBOAT CO.
10039          RICE, HELEN                                 $0.00       THE DELTA QUEEN STEAMBOAT CO.
10040          RICE, PAUL                                  $0.00       THE DELTA QUEEN STEAMBOAT CO.
 2919          RICHARD'S WORLD OF TVL INC                $800.00       AMERICAN CLASSIC VOYAGES CO.
 4164          RICHTER, SUSAN                            $300.00       AMERICAN CLASSIC VOYAGES CO.
10175          RIDER, NANCY                            $1,561.45       AMERICAN CLASSIC VOYAGES CO.
 3028          RIDERWOO ROVERS TRAVEL CLUB             $9,300.00       AMERICAN CLASSIC VOYAGES CO.
11876          RIGLER, MARGARET                            $0.00       NO DEBTOR CHOSEN
 5696          RITCHEY, JACQUELINE                     $4,460.00       THE DELTA QUEEN STEAMBOAT CO.
 4213          RIVERSIDE TVL SERVICES                  $1,676.00       THE DELTA QUEEN STEAMBOAT CO.
 3527          ROADRUNNER TRAVEL, INC                  $1,162.80       AMERICAN CLASSIC VOYAGES CO.
 4868          ROBB, ANDREW                              $300.00       THE DELTA QUEEN STEAMBOAT CO.
 4867          ROBB, UNALEA                              $300.00       THE DELTA QUEEN STEAMBOAT CO.
10479          ROBERTS, JAN                              $300.00       AMERICAN CLASSIC VOYAGES CO.
11924          ROBERTSON, SHIRLEY                        $300.00       AMERICAN CLASSIC VOYAGES CO.
 2133          ROBINSON, CYNTHIA                         $286.00       NO DEBTOR CHOSEN
 2134          ROBINSON, PATRICIA                        $286.00       NO DEBTOR CHOSEN
 2132          ROBINSON, RICHARD                         $286.00       NO DEBTOR CHOSEN
11679          ROCHECK RITA                              $600.00       AMERICAN CLASSIC VOYAGES CO.
  101          ROCKLAND TRAVEL BUREAU                  $4,300.00       AMERICAN CLASSIC VOYAGES CO.
 5690          RODEN, JAMES EARL & NORMA                 $701.00       NO DEBTOR CHOSEN
 1170          RODRIGUEZ, TAURINO                      $3,479.74       AMERICAN CLASSIC VOYAGES CO.
12066          ROGERS, KAY                             $1,442.50       AMERICAN CLASSIC VOYAGES CO.
 6988          ROHR, FRED                             $12,286.32       AMERICAN CLASSIC VOYAGES CO.
 3352          ROLFES, JAMES                             $300.00       THE DELTA QUEEN STEAMBOAT CO.
 3351          ROLFES, PAULINE                           $300.00       THE DELTA QUEEN STEAMBOAT CO.
11002          ROLLER, ELIANE                            $350.00       NO DEBTOR CHOSEN
10682          ROOS, LISA                                $100.00       NO DEBTOR CHOSEN
10683          ROOS, LORI                                $100.00       NO DEBTOR CHOSEN
10686          ROOS, LYNETTE                             $100.00       NO DEBTOR CHOSEN
10667          ROOS, RALPH                               $100.00       NO DEBTOR CHOSEN
10685          ROOS, TIMOTHY                             $100.00       NO DEBTOR CHOSEN
 2055          ROSEBOROUGH TRAVEL                        $600.00       DELTA QUEEN COASTAL VOYAGES, L.L.C.
 2090          ROSEBROUGH TRAVEL                         $850.00       AMERICAN CLASSIC VOYAGES CO.
 2091          ROSENBOROUGH TVL AGCY INC                 $900.00       THE DELTA QUEEN STEAMBOAT CO.
 6679          ROSS, MCGRAW                              $500.00       NO DEBTOR CHOSEN
10427          ROWAND, PRISCILLA                       $2,738.00       THE DELTA QUEEN STEAMBOAT CO.
11001          ROWE, JOHN                                $350.00       NO DEBTOR CHOSEN

                          AMERICAN CLASSIC VOYAGES CO                 7/25/2002
                          EXHIBIT - D                             PAGE 24 OF 31


CLAIM ID  CREDITOR NAME                           CLAIM AMT      DEBTOR(S) AGAINST WHOM CLAIM IS ASSERTED
--------------------------------------------------------------------------------------------------------
11003     ROWE, LUCILLE                              $350.00     NO DEBTOR CHOSEN
2105      ROYAL TOURS INC                          $1,200.00     AMERICAN CLASSIC VOYAGES CO.
10055     RUFF, LINDA                                  $0.00     THE DELTA QUEEN STEAMBOAT CO.
4556      RUSHTON, CHRISTOPHER                       $600.00     AMERICAN CLASSIC VOYAGES CO.
12698     RUSLER, BRIAN                            $1,221.70     AMERICAN CLASSIC VOYAGES CO.
11084     RUSLER, VERNA                            $1,221.70     AMERICAN CLASSIC VOYAGES CO.
12363     RUST, ARDES                                $600.00     THE DELTA QUEEN STEAMBOAT CO.
4214      RUTZ, HENRY                                $429.00     AMERICAN CLASSIC VOYAGES CO.
12592     RYAN, RONALD & DOLORES                     $850.00     THE DELTA QUEEN STEAMBOAT CO.
10478     SADLER, CONNIE                             $300.00     AMERICAN CLASSIC VOYAGES CO.
4546      SADOWSKI, FABIAN                           $600.00     AMERICAN CLASSIC VOYAGES CO.
2027      SAGA INTERNATIONAL HOLIDAYS LTD         $21,987.31     THE DELTA QUEEN STEAMBOAT CO.
10994     SANCHEZ, SOPHIA                            $350.00     NO DEBTOR CHOSEN
11068     SANDERS, DORIS                             $300.00     THE DELTA QUEEN STEAMBOAT CO.
2973      SANDYS GET AWAY TVL                      $1,600.00     AMERICAN CLASSIC VOYAGES CO.
2696      SCANTLEBURY, JOAN                          $429.00     AMERICAN CLASSIC VOYAGES CO.
533       SCARBERRY, LARRY & GLORIA                $4,187.72     AMERICAN CLASSIC VOYAGES CO.
10675     SCHALLBERGER, JEANNE                       $100.00     NO DEBTOR CHOSEN
10681     SCHALLBERGER, JOHN                         $100.00     NO DEBTOR CHOSEN
10680     SCHALLBERGER, JOSEPH                       $100.00     NO DEBTOR CHOSEN
10684     SCHALLBERGER, MARIE                        $100.00     NO DEBTOR CHOSEN
10679     SCHALLBERGER, TRACY                        $100.00     NO DEBTOR CHOSEN
4912      SCHELL, JEAN                               $300.00     THE DELTA QUEEN STEAMBOAT CO.
10660     SCHLOSSER, LINDA                           $300.00     AMERICAN CLASSIC VOYAGES CO.
10610     SCHLOSSER, WILLIAM                         $300.00     AMERICAN CLASSIC VOYAGES CO.
7554      SCHMIDT, RONALD & LYNDA                    $647.00     NO DEBTOR CHOSEN
2536      SCHNEIDER, HERBERT                         $195.00     AMERICAN CLASSIC VOYAGES CO.
9852      SCHNEIDER, LORENA                          $244.00     THE DELTA QUEEN STEAMBOAT CO.
2537      SCHNEIDER, RUTH                            $195.00     AMERICAN CLASSIC VOYAGES CO.
4503      SCHROEDER, ANN                           $1,200.00     AMERICAN CLASSIC VOYAGES CO.
4875      SCHULTHEIS, HALENE                         $300.00     THE DELTA QUEEN STEAMBOAT CO.
4238      SCHULTZ, CHRIS ELLEN                       $400.00     AMERICAN CLASSIC VOYAGES CO.
4237      SCHULTZ, DENNIS                            $400.00     AMERICAN CLASSIC VOYAGES CO.
10954     SCHUMACHER, THOMAS                       $2,777.62     AMERICAN CLASSIC VOYAGES CO.
8317      SEA & SKI TRAVEL                         $1,405.03     AMERICAN CLASSIC VOYAGES CO.
6828      SEA LIFE CRUISES                           $600.00     AMERICAN CLASSIC VOYAGES CO.
10727     SEA THE WORLD                            $1,500.00     AMERICAN CLASSIC VOYAGES CO.
1760      SEAGRAM PEARCE TRAVEL LTD DBA            $2,560.00     AMERICAN CLASSIC VOYAGES CO.
9835      SELLERS, BECKY                           $9,150.00     THE DELTA QUEEN STEAMBOAT CO.
4866      SELLERS, SANDRA                            $300.00     THE DELTA QUEEN STEAMBOAT CO.
10477     SERRA, DOROTHY                             $300.00     AMERICAN CLASSIC VOYAGES CO.
10691     SHAEFFER, ADA                            $2,149.46     NO DEBTOR CHOSEN
11428     SHAFER, AUDREY                           $1,912.70     AMCV CRUISE OPERATIONS, INC
10676     SHALLBERGER, JOHN                          $100.00     NO DEBTOR CHOSEN
12054     SHANNON, BAKER                             $865.00     AMERICAN CLASSIC VOYAGES CO.
12053     SHANNON, NANCY                             $865.00     AMERICAN CLASSIC VOYAGES CO.
10303     SHAW, HENRY                                $400.00     AMERICAN CLASSIC VOYAGES CO.
4239      SHEDLOWSKY, DELORES                        $429.00     AMERICAN CLASSIC VOYAGES CO.
11182     SHEEP VACATIONS                            $300.00     MULTIPLE DEBTORS
11184     SHEEP VACATIONS LTD                        $900.00     MULTIPLE DEBTORS
11183     SHEEP VACATIONS LTD                        $300.00     MULTIPLE DEBTORS
11181     SHEEP VACATIONS LTD                        $600.00     MULTIPLE DEBTORS

                            AMERICAN CLASSIC VOYAGES                   7/25/2002
                                   EXHIBIT D                       PAGE 25 OF 31


CLAIM ID  CREDITOR NAME                            CLAIM AMT     DEBTOR(S) AGAINST WHOM CLAIM IS ASSERTED
10455     SHEFFLER, MILLARD                          $300.00     AMERICAN CLASSIC VOYAGES CO.
10456     SHEFFLER, NORMA                            $300.00     AMERICAN CLASSIC VOYAGES CO.
2153      SHELLBACK CRUISES                        $1,000.00     DELTA QUEEN COASTAL VOYAGE, L.L.C.
10476     SHIFFER, EHTEL LAFAYE                      $300.00     AMERICAN CLASSIC VOYAGES CO.
3908      SHIPS 'N TRIPS                             $207.29     AMERICAN CLASSIC VOYAGES CO.
12060     SHIRLEY, NANCY J                           $865.00     AMERICAN CLASSIC VOYAGES CO.
1026      SHOOK, MAX & TONI                        $3,888.00     AMERICAN CLASSIC VOYAGES CO.
10221     SHORES TRAVEL CENTER                     $1,200.00     AMERICAN CLASSIC VOYAGES CO.
1130      SIAMON, R                                  $500.00     AMERICAN CLASSIC VOYAGES CO.
10474     SIEBER, FLORANCE                           $300.00     AMERICAN CLASSIC VOYAGES CO.
10475     SIEBER, JAMES                              $300.00     AMERICAN CLASSIC VOYAGES CO.
9078      SIEGLE, ALICE                            $2,143.50     THE DELTA QUEEN STEAMBOAT CO.
9077      SIEGLE, WARNER                           $2,143.50     THE DELTA QUEEN STEAMBOAT CO.
11897     SIGLER, DOROTHY                            $300.00     AMERICAN CLASSIC VOYAGES CO.
11933     SILVA, BETTY                               $300.00     AMERICAN CLASSIC VOYAGES CO.
11892     SKAGGS, FLOYD                              $300.00     AMERICAN CLASSIC VOYAGES CO.
11891     SKAGGS, IRENE                              $300.00     AMERICAN CLASSIC VOYAGES CO.
10690     SLAGLE, HARRIOT                          $1,620.30     NO DEBTOR CHOSEN
9601      SLATER, ARLA                               $465.00     CAPE MAY LIGHT, L.L.C.
10916     SLOAN, HELEN                               $449.00     THE DELTA QUEEN STEAMBOAT CO.
10915     SLOAN, ROBERT                              $449.00     THE DELTA QUEEN STEAMBOAT CO.
913       SMALL, RUTH A                            $1,225.05     AMERICAN CLASSIC VOYAGES CO.
3790      SMART TRAVEL COMMUNICATIONS              $1,994.76     THE DELTA QUEEN STEAMBOAT CO.
4643      SMITH WORLD TRAVEL INC 5671             $11,142.02     AMERICAN CLASSIC VOYAGES CO.
12523     SMITH, ALVA &  JANET                       $550.00     THE DELTA QUEEN STEAMBOAT CO.
9659      SMITH, DELLA                             $1,806.00     AMERICAN CLASSIC VOYAGES CO.
11986     SMITH, DOLLIE                              $429.00     MULTIPLE DEBTORS
11582     SMITH, GABRIEL                               $0.00     NO DEBTOR CHOSEN
5734      SMITH, JANETT                              $404.00     AMERICAN CLASSIC VOYAGES CO.
11987     SMITH, PHILIP                              $429.00     MULTIPLE DEBTORS
4062      SMITH, SHIRLEY                             $300.00     AMERICAN CLASSIC VOYAGES CO.
10486     SNIDER, POLLY                              $300.00     AMERICAN CLASSIC VOYAGES CO.
10485     SNIDER, ROY                                $300.00     AMERICAN CLASSIC VOYAGES CO.
10609     SNODGRASS, JEFF                            $300.00     AMERICAN CLASSIC VOYAGES CO.
7322      SNOUFFER, JOAN                             $479.00     AMERICAN CLASSIC VOYAGES CO.
10608     SNYDER, JOHN                               $300.00     AMERICAN CLASSIC VOYAGES CO.
10483     SNYDER, SHERLEEN                           $300.00     AMERICAN CLASSIC VOYAGES CO.
2462      SOLDANO, SHIRLEY & BURTON, JOHANNA       $3,780.00     NO DEBTOR CHOSEN
3604      SOME PLACE SPEC CRS & TVL, INC             $423.60     THE DELTA QUEEN STEAMBOAT CO.
10153     SOMERLOT, DEBORAH                        $1,248.95     AMERICAN CLASSIC VOYAGES CO.
10152     SOMERLOT, FRED                           $1,248.95     AMERICAN CLASSIC VOYAGES CO.
10031     SONGHURST, ROBERT                            $0.00     THE DELTA QUEEN STEAMBOAT CO.
10032     SONGHURST, RUTH                              $0.00     THE DELTA QUEEN STEAMBOAT CO.
1814      SONNEBORN, CAROL                           $275.00     MULTIPLE DEBTORS
2917      SOTTILE, JOHN                              $300.00     AMERICAN CLASSIC VOYAGES CO.
10275     SOURISSEAU THOMAS                          $275.00     AMERICAN CLASSIC VOYAGES CO.
3488      SPAIN, RODERICK                            $300.00     AMERICAN CLASSIC VOYAGES CO.
10482     SPARKS, SUSAN                              $300.00     AMERICAN CLASSIC VOYAGES CO.
7301      SPEARS WORLD TRAVEL CWT                  $1,100.00     AMCV CRUISE OPERATIONS, INC.
12379     SPECIALTY TOURS, INC.                   $14,391.00     THE DELTA QUEEN STEAMBOAT CO.
9828      SPECIALTY TOURS, INC.                      $250.00     THE DELTA QUEEN STEAMBOAT CO.
10054     SPENDER, JAMES                               $0.00     THE DELTA QUEEN STEAMBOAT CO.

                           AMERICAN CLASSIC VOYAGES CO                 7/25/2002
                           EXHIBIT-D                              PAGE 26 OF 31


CLAIM Id            CREDITOR NAME                      CLAIM AMT           DEBTOR(s) AGAINST WHOM CLAIM IS ASSERTED
____________________________________________________________________________________________________________________________________
10053              SPENCER, JUDITH                         $0.00           THE DELTA QUEEN STEAMBOAT CO.
9849               SPERO, ROBERTA                      $3,873.00           THE DELTA QUEEN STEAMBOAT CO.
12459              SPINOZZI, LINDA                       $250.00           AMERICAN CLASSIC VOYAGES CO.
12127              SPLENDID JOURNEYS INC               $1,100.00           AMERICAN CLASSIC VOYAGES CO.
12128              SPLENDID JOURNEYS INC               $1,100.00           AMERICAN CLASSIC VOYAGES CO.
12081              SPRINGER, BETTY                       $865.00           AMERICAN CLASSIC VOYAGES CO.
12080              SPRINGER, GENE                        $865.00           AMERICAN CLASSIC VOYAGES CO.
11912              SPRINGER, RAY                         $300.00           AMERICAN CLASSIC VOYAGES CO.
11914              SPRINGER, SHIRLEY                  $11,913.00           AMERICAN CLASSIC VOYAGES CO.
3012               SPRINGSTEAD, DARA                   $1,869.82           NO DEBTOR CHOSEN
3008               SPRINGSTEAD, SHARLA                 $1,869.82           NO DEBTOR CHOSEN
3013               SPRINGSTEAD, WILLIAM                $1,869.84           NO DEBTOR CHOSEN
10995              SPURR, JOAN                           $350.00           NO DEBTOR CHOSEN
9607               SPURRIER, BISARNE                     $300.00           AMERICAN CLASSIC VOYAGES CO.
9608               SPURRIER, MARY                        $300.00           AMERICAN CLASSIC VOYAGES CO.
12191              SR. CITIZEN TOUR & TRAVEL          $34,488.01           THE DELTA QUEEN STEAMBOAT CO.
1415               ST LOUIS GROUP TRAVEL              $10,800.00           AMCV CRUISE OPERATIONS, INC.
10650              STABER, ANNA                          $300.00           AMERICAN CLASSIC VOYAGES CO.
10659              STAHL, RONALD                         $300.00           AMERICAN CLASSIC VOYAGES CO.
10658              STAHL, VIRGINIA                       $300.00           AMERICAN CLASSIC VOYAGES CO.
10689              STALEY, PRISCILLA                   $1.620.30           NO DEBTOR CHOSEN
9926               STANDARD TVL SVC INC                $3,337.32           GREAT HAWAIIAN CRUISE LINE, INC.
9843               STANLEY, EVA                        $1,543.50           THE DELTA QUEEN STEAMBOAT CO.
4904               STASIAK, JA ANN                       $300.00           THE DELTA QUEEN STEAMBOAT CO.
3178               STATE ROAD COMPLETE TVL               $900.00           AMERICAN CLASSIC VOYAGES CO.
3177               STATE ROAD COMPLETE TVL               $600.00           AMERICAN CLASSIC VOYAGES CO.
3230               STEHBERGER, GERTRAUD                 $300.00            AMERICAN CLASSIC VOYAGES CO.
12385              STEINS, CARLETON & GLENDA             $550.00           THE DELTA QUEEN STEAMBOAT CO.
12399              STELLA INTERNATIONAL TOURS INC.     $2,364.02           AMERICAN CLASSIC VOYAGES CO.
10657              STEPHENS, BARBARA                     $300.00           AMERICAN CLASSIC VOYAGES CO.
10541              STEPHENS, FRANK                       $300.00           AMERICAN CLASSIC VOYAGES CO.
9675               STERKEL, JENS                       $2,994.00           THE DELTA QUEEN STEAMBOAT CO.
9676               STERKEL, MARINA                     $2,994.00           THE DELTA QUEEN STEAMBOAT CO.
9668               STERKEL, WALTRAUT                   $3,369.00           THE DELTA QUEEN STEAMBOAT CO.
6991               STERRETT, ROBERT & ROBERTA            $552.50           AMERICAN CLASSIC VOYAGES CO.
4921               STEWARD, MARY JEAN                    $635.19           AMERICAN CLASSIC VOYAGES CO.
12505              STOCKER, LEONORE                      $429.00           THE DELTA QUEEN STEAMBOAT CO.
11942              STOECKEL, ARLENE                      $300.00           AMERICAN CLASSIC VOYAGES CO.
10996              STOKES, MARLENE                       $350.00           NO DEBTOR CHOSEN
10487              STOPPER, BARBARA                      $300.00           AMERICAN CLASSIC VOYAGES CO.
3121               STORER TRAVEL SERVICE              $29,042.25           THE DELTA QUEEN STEAMBOAT CO.
11909              STRUNK, LAURETTA                      $300.00           AMERICAN CLASSIC VOYAGES CO.
11061              STUDIO CRUISES & TOURS              $3,300.00           AMERICAN CLASSIC VOYAGES CO.
11051              SULLIVAN, ELIZABETH                     $0.00           THE DELTA QUEEN STEAMBOAT CO.
10970              SUMNER, WILLIAM & RITA                $600.00           THE DELTA QUEEN STEAMBOAT CO.
6737               SUN TOURS LTD                       $1,700.00           THE DELTA QUEEN STEAMBOAT CO.
4510               SUNDQUIST, ALBERT                   $1,480.00           AMERICAN CLASSIC VOYAGES CO.
4509               SUNDQUIST, ALBERT                     $600.00           AMERICAN CLASSIC VOYAGES CO.
2388               SUNSET TOURS CRUISES                  $189.00           THE DELTA QUEEN STEAMBOAT CO.
3501               SUTTON, DAISY                         $300.00           AMERICAN CLASSIC VOYAGES CO.
11875              SWAN TRAVEL SERVICE                 $2,600.00           AMERICAN CLASSIC VOYAGES CO.
10282              SWEENEY, PATRICIA                     $225.00           AMERICAN CLASSIC VOYAGES CO.

                          AMERICAN CLASSIC VOYAGES CO                  7/25/2002
                                  EXHIBIT - D                      Page 27 of 31



CLAIM ID   CREDITOR NAME                         CLAIM AMT.   DEBTOR(S) AGAINST WHOM CLAIM IS ASSERTED
------------------------------------------------------------------------------------------------------
10540      TACKETT, DENNIS                          $300.00   AMERICAN CLASSIC VOYAGES CO.
10539      TACKETT, PAMALA                          $300.00   AMERICAN CLASSIC VOYAGES CO.
10816      TAITE, BARBARA                           $850.00   THE DELTA QUEEN STEAMBOAT CO.
4557       TALLETT, JAMES                         $1,400.00   NO DEBTOR CHOSEN
6903       TAMPIER, WILLIAM                         $600.00   AMERICAN CLASSIC VOYAGES CO.
10537      TAYLOR, BRUSE                            $300.00   AMERICAN CLASSIC VOYAGES CO.
11013      TAYLOR, DONALD & MARY                    $676.02   AMERICAN CLASSIC VOYAGES CO.
10538      TAYLOR, KAREN                            $300.00   AMERICAN CLASSIC VOYAGES CO.
10471      TBA                                      $600.00   AMERICAN CLASSIC VOYAGES CO.
557        TEEL ENTERPRISES DBA                   $2,801.50   AMERICAN CLASSIC VOYAGES CO.
10968      TEMCHUCK, ANNE                         $1,931.04   AMERICAN CLASSIC VOYAGES CO.
10967      TEMCHUCK, RAYMOND                      $1,931.04   AMERICAN CLASSIC VOYAGES CO.
547        TEMPO TRAVEL                           $2,726.20   AMERICAN CLASSIC VOYAGES CO.
10818      TERHEUN WILLIAM                          $412.48   THE DELTA QUEEN STEAMBOAT CO.
549        TERRY TRAVEL                             $600.00   AMERICAN CLASSIC VOYAGES CO.
10270      TERVAY, JULIAS                         $2,035.00   AMERICAN CLASSIC VOYAGES CO.
9839       TEXOMA TOURS                           $9,150.00   THE DELTA QUEEN STEAMBOAT CO.
9838       TEXOMA TOURS                           $1,000.00   THE DELTA QUEEN STEAMBOAT CO.
9833       TEXOMA TOURS                          $10,150.00   THE DELTA QUEEN STEAMBOAT CO.
9832       TEXOMA TOURS                          $10,150.00   THE DELTA QUEEN STEAMBOAT CO.
6399       THE CRUISE AGENCY                      $2,400.00   AMERICAN CLASSIC VOYAGES CO.
2961       THE TRAVEL CENTER, INC                   $414.58   NO DEBTOR CHOSEN
12587      THE TRAVEL SHOPPE                      $4,772.58   AMERICAN CLASSIC VOYAGES CO.
9489       THE TRAVELMART INC                     $1,400.00   THE DELTA QUEEN STEAMBOAT CO.
9488       THE TRAVELMART INC                     $1,400.00   THE DELTA QUEEN STEAMBOAT CO.
4548       THIEDEMAN, MARY                            $0.00   AMERICAN CLASSIC VOYAGES CO.
4549       THIEDEMAN, MERLE                           $0.00   AMERICAN CLASSIC VOYAGES CO.
10271      THOMAS, PATRICIA                       $2,150.00   AMERICAN CLASSIC VOYAGES CO.
10272      THOMAS, ROBERT                         $2,150.00   AMERICAN CLASSIC VOYAGES CO.
1834       THOMPSON, DOROTHY                        $275.00   MULTIPLE DEBTORS
381        THOMPSON, WILLIAM                        $275.00   MULTIPLE DEBTORS
10488      THURMAN, IRENE                           $300.00   AMERICAN CLASSIC VOYAGES CO.
10569      TICHNELL, CAROL                          $300.00   AMERICAN CLASSIC VOYAGES CO.
10806      TITCHENER TRAVEL INC                     $600.00   AMERICAN CLASSIC VOYAGES CO.
10181      TODD, CLETUS                           $2,039.33   AMERICAN CLASSIC VOYAGES CO.
10182      TODD, MARCIA                           $2,039.33   AMERICAN CLASSIC VOYAGES CO.
4918       TONNACLIFF, PHYLLIS                      $635.19   AMERICAN CLASSIC VOYAGES CO.
2220       TOP FLIGHT TRAVEL INC                  $1,650.00   THE DELTA QUEEN STEAMBOAT CO.
9842       TOREN, PHILIP                          $1,543.50   THE DELTA QUEEN STEAMBOAT CO.
6745       TORREROSSA, JOSEPH                         $0.00   AMERICAN CLASSIC VOYAGES CO.
5186       TOUCHED BY TRAVEL                        $514.28   AMERICAN CLASSIC VOYAGES CO.
11967      TOUR PLAN INTL LTD                       $600.00   THE DELTA QUEEN STEAMBOAT CO.
12129      TOURIFFIC TRAVEL INC                   $2,025.58   AMERICAN CLASSIC VOYAGES CO.
2678       TOURS OF DISTINCTION                   $9,625.00   THE DELTA QUEEN STEAMBOAT CO.
10687      TOWNSEND, JOANNE                       $1,705.03   NO DEBTOR CHOSEN
12087      TRAUER, RAMONA                         $1,442.50   AMERICAN CLASSIC VOYAGES CO.
12704      TRAVEL & TOURS                           $600.00   NO DEBTOR CHOSEN
2192       TRAVEL 1 CWT                             $414.58   AMERICAN CLASSIC VOYAGES CO.
9727       TRAVEL ADVISORS                        $1,250.00   NO DEBTOR CHOSEN
9743       TRAVEL ASSOCIATES                        $350.00   AMERICAN CLASSIC VOYAGES CO.
10763      TRAVEL BY AIR & SEA                    $1,150.00   THE DELTA QUEEN STEAMBOAT CO.
2097       TRAVEL BY CARMEN                         $655.00   THE DELTA QUEEN STEAMBOAT CO.

                          AMERICAN CLASSIC VOYAGES CO                  7/25/2002
                          EXHIBIT-D                                PAGE 28 OF 31

CLAIM ID            CREDITOR NAME                               CLAIM AMT           DEBTOR(S) AGAINST WHOM CLAIM IS ASSERTED
___________________________________________________________________________________________________________________________________
2680                TRAVEL CONCEPTS INC                          $3,000.00          AMERICAN CLASSIC VOYAGES CO.
12381               TRAVEL CONNECTION                            $3,850.00          THE DELTA QUEEN STEAMBOAT CO.
7242                TRAVEL CONNECTIONS                             $429.00          MULTIPLE DEBTORS
1165                TRAVEL DESIGNERS INC                         $5,727.00          AMCV CRUISE OPERATIONS, INC
726                 TRAVEL DYNAMICS, INC                         $2,000.00          AMERICAN CLASSIC VOYAGES CO.
11368               TRAVEL DYNAMICS, INC                         $2,000.00          AMERICAN CLASSIC VOYAGES CO.
10801               TRAVEL HORIZONS, INC.                          $603.18          AMERICAN CLASSIC VOYAGES CO.
2352                TRAVEL LINKS                                   $539.00          NO DEBTOR CHOSEN
9726                TRAVEL MAKERS                                $2,100.00          AMERICAN CLASSIC VOYAGES CO.
2341                TRAVEL MASTERS                               $3,800.00          THE DELTA QUEEN STEAMBOAT CO.
79                  TRAVEL PROFESSIONALS                           $600.00          AMERICAN CLASSIC VOYAGES CO.
1148                TRAVEL SERVICE INTERNATIONAL INC               $750.00          AMERICAN CLASSIC VOYAGES CO.
10807               TRAVEL SERVICES                              $1,036.45          AMERICAN CLASSIC VOYAGES CO.
9896                TRAVEL TIME                                    $550.00          NO DEBTOR CHOSEN
11533               TRAVEL TIME OF STURGIS, INC                  $1,250.00          THE DELTA QUEEN STEAMBOAT CO.
12047               TRAVEL USA WEST                              $2,208.96          AMERICAN CLASSIC VOYAGES CO.
2267                TRAVEL WORKS                                 $1,200.00          THE DELTA QUEEN STEAMBOAT CO.
10246               TRAVEL WORLD                                 $1,109.00          AMERICAN CLASSIC VOYAGES CO.
6474                TRAVELCORP                                  $16,000.00          MULTIPLE DEBTORS
6439                TRAVELERS CHOICE TRS & CRUISES               $1,000.00          THE DELTA QUEEN STEAMBOAT CO.
9496                TRAVELMART, INC., THE                       $13,429.69          AMERICAN CLASSIC VOYAGES CO.
9495                TRAVELMART, INC., THE                       $13,429.69          AMERICAN CLASSIC VOYAGES CO.
2853                TRAVELMAX                                    $7,500.00          THE DELTA QUEEN STEAMBOAT CO.
4707                TRAVELRS TRS & TRVL AGCY                     $5,510.00          THE DELTA QUEEN STEAMBOAT CO.
695                 TRAVELTIME/LIFELONG LEARNING                 $1,800.00          AMERICAN CLASSIC VOYAGES CO.
11959               TRICKETT, ELOISE                               $300.00          AMERICAN CLASSIC VOYAGES CO.
6813                TRIP PLANNERS                                  $250.00          DELTA QUEEN COASTAL VOYAGES, L.L.C.
11134               TRIPMASTERS                                  $1,650.00          AMERICAN CLASSIC VOYAGES CO.
8350                TRIPMASTERS INC                              $4,799.56          AMERICAN CLASSIC VOYAGES CO.
837                 TRIPPS TRAVEL                                $6,600.00          AMERICAN CLASSIC VOYAGES CO.
5723                TRIPQUEST, INC                               $3,258.00          AMERICAN CLASSIC VOYAGES CO.
11115               TURNER, DONALD                                 $300.46          AMERICAN CLASSIC VOYAGES CO.
11116               TURNER, DONNA                                  $300.46          AMERICAN CLASSIC VOYAGES CO.
10567               TURNER, JOSEPH                                 $300.46          AMERICAN CLASSIC VOYAGES CO.
10566               TURNER, LINDA                                  $300.46          AMERICAN CLASSIC VOYAGES CO.
10565               TURNER, MARY                                   $300.00          AMERICAN CLASSIC VOYAGES CO.
2743                TVL PROF INTL/SVLLE EAST                       $600.00          AMERICAN CLASSIC VOYAGES CO.
9865                TWARDUS, CATHERINE                           $1,529.62          AMERICAN CLASSIC VOYAGES CO.
2456                TYSON, SHIRLEY                                 $429.00          AMERICAN CLASSIC VOYAGES CO.
7095                ULTIMATE ESCAPES TRAVEL                      $2,200.00          AMERICAN CLASSIC VOYAGES CO.
11012               ULTIMATE TRAVEL                              $3,707.74          NO DEBTOR CHOSEN
2715                UNIGLOBE IONOSHERE TVL                       $1,300.00          AMERICAN CLASSIC VOYAGES CO.
12556               UNIGLOBE TVL UNLIMITED                         $817.22          AMERICAN CLASSIC VOYAGES CO.
2298                UNIGLOBE VACATION STATION                      $500.00          THE DELTA QUEEN STEAMBOAT CO.
3050                UNIQUE TRAVEL                                  $600.00          AMERICAN CLASSIC VOYAGES CO.
2660                UNIQUE TRAVEL                                  $600.00          AMERICAN CLASSIC VOYAGES CO.
2299                VACATION WORLD TRAVEL SERVICE                  $800.00          THE DELTA QUEEN STEAMBOAT CO.
11972               VAN DULING TOUR & TRAVEL                    $37,405.00          MULTIPLE DEBTORS
584                 VANBLARGAN, HENRY & KATHRYN                    $600.00          AMERICAN CLASSIC VOYAGES CO.
12095               VANN/TOB, JAMES                              $1,670.00          AMERICAN CLASSIC VOYAGES CO.
12094               VANN/TOB, MARY                               $1,670.00          AMERICAN CLASSIC VOYAGES CO.
12524               VANZEE, JOAN                                   $225.00          THE DELTA QUEEN STEAMBOAT CO.

                          AMERICAN CLASSIC VOYAGES CO                 7/25/2002
                                   EXHIBIT-D                      Page 29 of 31

CLAIM ID       CREDITOR NAME                        CLAIM AMT        DEBTOR(S) AGAINST WHOM CLAIM IS ASSERTED
--------       -------------                        ---------        ----------------------------------------
12525          VANZEE, ROBERT                          $225.00        THE DELTA QUEEN STEAMBOAT CO.
10688          VAUGHN, DAVID                           $673.50        THE DELTA QUEEN STEAMBOAT CO.
10693          VAUGHN, JACK                            $673.50        THE DELTA QUEEN STEAMBOAT CO.
10695          VAUGHN, JACQUELINE                      $673.50        THE DELTA QUEEN STEAMBOAT CO.
10694          VAUGHN, SHARON                          $673.50        THE DELTA QUEEN STEAMBOAT CO.
9845           VELEZ, MIREYA                         $1,999.00        THE DELTA QUEEN STEAMBOAT CO.
8833           VENTURE TVL & TOURS INC              $15,908.00        MULTIPLE DEBTORS
9861           VICTOR, HERMAN                            $0.00        THE DELTA QUEEN STEAMBOAT CO.
9841           VICTOR, SHIRLEY                           $0.00        THE DELTA QUEEN STEAMBOAT CO.
3941           VICTORIA TRAVEL, INC                  $1,300.00        AMERICAN CLASSIC VOYAGES CO.
1851           VIKING TRAVEL, INC                      $829.16        AMCV CRUISE OPERATIONS, INC
2843           VILLAGE TRAVEL                        $4,000.00        AMERICAN CLASSIC VOYAGES CO.
12617          VOLK, GARY                              $858.00        AMERICAN CLASSIC VOYAGES CO.
8959           VOLK, SUE                               $858.00        AMERICAN CLASSIC VOYAGES CO.
10028          VON BOEHN, ELEANOR                        $0.00        THE DELTA QUEEN STEAMBOAT CO.
10030          VON BOEHN, GERHARD                        $0.00        THE DELTA QUEEN STEAMBOAT CO.
10672          WAGNER, CARLA                           $100.00        NO DEBTOR CHOSEN
10564          WAGNER, CHARLES                         $300.00        AMERICAN CLASSIC VOYAGES CO.
10674          WAGNER, DONALD                          $100.00        NO DEBTOR CHOSEN
10678          WAGNER, HANS JR                         $100.00        NO DEBTOR CHOSEN
10664          WAGNER, HANS JR                         $100.00        NO DEBTOR CHOSEN
10673          WAGNER, JULIA                           $100.00        NO DEBTOR CHOSEN
10563          WAGNER, LOTTIE                          $300.00        AMERICAN CLASSIC VOYAGES CO.
10665          WAGNER, MYRA                            $100.00        NO DEBTOR CHOSEN
10677          WAGNER, NITA (TC)                       $100.00        NO DEBTOR CHOSEN
10666          WAGNER, RITA                            $100.00        NO DEBTOR CHOSEN
10671          WAGNER, SANDRINE                        $100.00        NO DEBTOR CHOSEN
10056          WAKEFIELD, LYNN                           $0.00        THE DELTA QUEEN STEAMBOAT CO.
10328          WALKER (B/B), WILLIAM                   $850.00        THE DELTA QUEEN STEAMBOAT CO.
10329          WALKER (B/B), WINIFRED                  $850.00        THE DELTA QUEEN STEAMBOAT CO.
10277          WALSH III, FRANCIS                      $275.00        AMERICAN CLASSIC VOYAGES CO.
10278          WALSH, CAROLYN                          $275.00        AMERICAN CLASSIC VOYAGES CO.
3984           WALT, SANDRA                            $414.58        AMERICAN CLASSIC VOYAGES CO.
8516           WARM WINDS CRUISE AND TRAVEL #4293    $3,246.58        AMERICAN CLASSIC VOYAGES CO.
12356          WATERLOW, RAYMOND                     $1,624.00        AMERICAN CLASSIC VOYAGES CO.
10568          WATTENBERG, CARL                        $300.00        AMERICAN CLASSIC VOYAGES CO.
9922           WAYFARER TRAVEL SERVICE INC             $158.48        THE DELTA QUEEN STEAMBOAT CO.
1429           WAYFARER TRAVEL SERVICE INC             $893.50        THE DELTA QUEEN STEAMBOAT CO.
9921           WAYFARER TVL SVC INC                    $544.00        AMERICAN CLASSIC VOYAGES CO.
9475           WEBB TOURS                            $5,908.00        NO DEBTOR CHOSEN
9473           WEBB TOURS                            $5,908.00        NO DEBTOR CHOSEN
10723          WEE, DANIEL                             $300.00        AMERICAN CLASSIC VOYAGES CO.
10747          WEE, KRISTIN                            $300.00        AMERICAN CLASSIC VOYAGES CO.
11117          WEGER, BARBARA                          $300.00        AMERICAN CLASSIC VOYAGES CO.
3257           WEHRLI WLD TVL LTD                    $1,600.00        AMERICAN CLASSIC VOYAGES CO.
10531          WELLS, RONALD                           $300.00        AMERICAN CLASSIC VOYAGES CO.
10530          WELLS, SUSAN                            $300.00        AMERICAN CLASSIC VOYAGES CO.
4865           WENGER, DIANE                           $300.00        THE DELTA QUEEN STEAMBOAT CO.
4559           WENZEL, EDNA                              $0.00        AMERICAN CLASSIC VOYAGES CO.
2713           WENZEL, PHYLLIS                         $600.00        AMERICAN CLASSIC VOYAGES CO.
12509          WESTFALL, DELYLA                        $429.00        THE DELTA QUEEN STEAMBOAT CO.
9294           WHAT A TOUR                          $36,603.37        AMERICAN CLASSIC VOYAGES CO.

                          AMERICAN CLASSIC VOYAGES CO                  7/25/2002
                                  EXHIBIT - D                      Page 30 of 31



CLAIM ID   CREDITOR NAME                         CLAIM AMT.   DEBTOR(S) AGAINST WHOM CLAIM IS ASSERTED
------------------------------------------------------------------------------------------------------
4508       WHATTON, JUDITH                        $3,434.74   AMERICAN CLASSIC VOYAGES CO.
3912       WHEELER, CLEDA SUE                       $400.00   AMERICAN CLASSIC VOYAGES CO.
3922       WHITAKER, MICHELLE                       $275.00   AMERICAN CLASSIC VOYAGES CO.
3923       WHITAKER, TONY                           $275.00   AMERICAN CLASSIC VOYAGES CO.
234        WHITE STAR TOURS, INC                  $1,000.00   AMERICAN CLASSIC VOYAGES CO.
233        WHITE STAR TOURS, INC                 $17,974.46   AMERICAN CLASSIC VOYAGES CO.
10461      WHITE, DONALD                            $300.00   AMERICAN CLASSIC VOYAGES CO.
10529      WHITE, JOAN                              $300.00   AMERICAN CLASSIC VOYAGES CO.
11919      WHITE, O.J.                              $300.00   AMERICAN CLASSIC VOYAGES CO.
11920      WHITE, PATTI                             $300.00   AMERICAN CLASSIC VOYAGES CO.
11907      WHITE, RAYMOND                           $300.00   AMERICAN CLASSIC VOYAGES CO.
10528      WHITE, RONALD                            $300.00   AMERICAN CLASSIC VOYAGES CO.
10460      WHITE, SALLY                             $300.00   AMERICAN CLASSIC VOYAGES CO.
11908      WHITE, WANDA                             $300.00   AMERICAN CLASSIC VOYAGES CO.
11929      WHITEHEAD, JOELLA                        $300.00   AMERICAN CLASSIC VOYAGES CO.
11927      WHITEHEAD, ROBERT                        $300.00   AMERICAN CLASSIC VOYAGES CO.
11067      WHITTEN, LUCILLE                         $300.00   THE DELTA QUEEN STEAMBOAT CO.
12056      WHYMAN, BETTY                            $765.00   AMERICAN CLASSIC VOYAGES CO.
10176      WIGFIELD, ESTHER                       $1,561.45   AMERICAN CLASSIC VOYAGES CO.
10536      WILCOX, REBECCA                          $300.00   AMERICAN CLASSIC VOYAGES CO.
10651      WILCOX, ROBERT                           $300.00   AMERICAN CLASSIC VOYAGES CO.
10911      WILDS, NANCY                             $449.00   THE DELTA QUEEN STEAMBOAT CO.
10912      WILDS, RALPH                             $449.00   THE DELTA QUEEN STEAMBOAT CO.
824        WILEY, ANGIE                           $1,406.62   AMERICAN CLASSIC VOYAGES CO.
9322       WILL TRAVEL INC                          $600.00   NO DEBTOR CHOSEN
12176      WILLARD, CHARLES                       $3,096.45   AMERICAN CLASSIC VOYAGES CO.
12178      WILLARD, HOLLY                         $1,351.37   AMERICAN CLASSIC VOYAGES CO.
12179      WILLARD, JOHN                          $2,420.76   AMERICAN CLASSIC VOYAGES CO.
12180      WILLARD, JULIE                         $2,420.76   AMERICAN CLASSIC VOYAGES CO.
12177      WILLARD, WILMA                         $3,096.45   AMERICAN CLASSIC VOYAGES CO.
3918       WILLIAMS, KATHRYN                        $400.00   AMERICAN CLASSIC VOYAGES CO.
3914       WILLIAMS, SHANNON BETH                   $400.00   AMERICAN CLASSIC VOYAGES CO.
12100      WILSON (ESCORT), BILL                  $1,897.50   AMERICAN CLASSIC VOYAGES CO.
562        WILSON TRAVEL AGENCY                   $2,790.10   AMERICAN CLASSIC VOYAGES CO.
10654      WILSON VICKIE\WEST SUSAN               $1,937.87   AMERICAN CLASSIC VOYAGES CO.
10244      WILSON WORLD TRAVEL                    $1,200.00   THE DELTA QUEEN STEAMBOAT CO.
10653      WILSON, CODY\WEST SUSAN                $1,252.46   AMERICAN CLASSIC VOYAGES CO.
4147       WILSON, JERRY & SUSAN WENT             $1,937.87   AMERICAN CLASSIC VOYAGES CO.
11878      WILSON, JOSHUA                             $0.00   NO DEBTOR CHOSEN
12061      WILSON, ROBBY                          $1,897.50   AMERICAN CLASSIC VOYAGES CO.
10613      WILSON, ROLLIE                           $300.00   AMERICAN CLASSIC VOYAGES CO.
5164       WINDMILL CITY TRAVEL INC                 $514.90   AMERICAN CLASSIC VOYAGES CO.
10614      WISLON, JOAN                             $300.00   AMERICAN CLASSIC VOYAGES CO.
2317       WITTMERS, ELFRIEDE                     $1,529.75   AMERICAN CLASSIC VOYAGES CO.
2311       WITTMERS, JOSEPH                       $1,529.75   AMERICAN CLASSIC VOYAGES CO.
10292      WOLFF, PATRICIA                          $449.00   AMERICAN CLASSIC VOYAGES CO.
10291      WOLFF, RICHARD                           $449.00   AMERICAN CLASSIC VOYAGES CO.
12582      WOLPERT, KENNETH                         $600.00   AMERICAN CLASSIC VOYAGES CO.
12584      WOLPERT, ROSE                            $600.00   AMERICAN CLASSIC VOYAGES CO.
9850       WOOD, PATRICIA                         $2,675.00   THE DELTA QUEEN STEAMBOAT CO.
9851       WOOD, WARREN                           $2,675.00   THE DELTA QUEEN STEAMBOAT CO.
10280      WOODIN, JOSEPHINE                        $275.00   AMERICAN CLASSIC VOYAGES CO.

                          AMERICAN CLASSIC VOYAGES CO                  7/25/2002
                                  EXHIBIT - D                      Page 31 of 31




CLAIM ID       CREDITOR NAME                      CLAIM AMT.          DEBTOR(S) AGAINST WHOM CLAIM IS ASSERTED
--------       -------------                      ----------          ----------------------------------------
10279          WOODIN, ROBERT                          $       275.00          AMERICAN CLASSIC VOYAGES CO.
9589           WOODSON, CONARD                         $     2,046.01          NO DEBTOR CHOSEN
9590           WOODSON, MARIANNE                       $     2,046.01          NO DEBTOR CHOSEN
76             WORLD OF TRAVEL                         $       600.00          AMERICAN CLASSIC VOYAGES CO.
75             WORLD OF TRAVEL                         $       600.00          AMERICAN CLASSIC VOYAGES CO.
2746           WORLD TRAVELTOURS                       $     3,573.92          DEBTOR NEEDS RESEARCH
6986           WTS, INC                                $     4,074.00          AMERICAN CLASSIC VOYAGES CO.
11066          WURM, BEVERLY                           $       300.00          THE DELTA QUEEN STEAMBOAT CO.
10612          WYATT, JACK                             $       300.00          AMERICAN CLASSIC VOYAGES CO.
10615          WYATT, PHYLLIS                          $       300.00          AMERICAN CLASSIC VOYAGES CO.
2268           YONKERS TRAVEL SERVICE                  $     1,200.00          AMERICAN CLASSIC VOYAGES CO.
9859           YOU & LEISURE TOURS & TRAVEL, INC       $     2,692.00          THE DELTA QUEEN STEAMBOAT CO.
9858           YOU & LEISURE TOURS & TRAVEL, INC       $     2,692.00          THE DELTA QUEEN STEAMBOAT CO.
2087           YOU COME TOO-TRAVEL CLUB                $       600.00          THE DELTA QUEEN STEAMBOAT CO.
96             YOUNG ADULT INSTITUTE                   $    19,875.30          AMERICAN CLASSIC VOYAGES CO.
889            YOUNG, KENNETH & TAMMY                  $     2,149.20          AMERICAN CLASSIC VOYAGES CO.
11065          YOUNG, NANCY                            $       625.00          THE DELTA QUEEN STEAMBOAT CO.
11074          YOUNG, ROBERT                           $       625.00          THE DELTA QUEEN STEAMBOAT CO.
2426           YOUR MAN TOURS INC                      $    52,000.00          AMCV CRUISE OPERATIONS, INC
6622           YOUR TRAVEL CENTER CWT                  $    57,829.18          AMERICAN CLASSIC VOYAGES CO.
3631           ZELLER TVL, INC                         $       650.00          AMCV CRUISE OPERATIONS, INC
3921           ZEYEN, ANN                              $       400.00          AMERICAN CLASSIC VOYAGES CO.
1895           ZIMMERMAN, LORNA                        $       429.00          MULTIPLE DEBTORS
10972          ZITEK, DONALD & MURIEL                  $       600.00          THE DELTA QUEEN STEAMBOAT CO.
11928          ZUERCHER, MARILYN                       $       300.00          AMERICAN CLASSIC VOYAGES CO.
                                                       --------------
   TOTAL -                                             $10,862,948.45
                                                       ==============

                                   EXHIBIT E

                        PLAN ADMINISTRATOR COMPENSATION


The initial Plan Administrator, Paul Gunther, shall receive $200 per hour as compensation for his services.

                                   EXHIBIT F

                       EXECUTORY CONTRACTS TO BE ASSUMED

                                      None

                                   EXHIBIT G

                              LIQUIDATION ANALYSIS

AMERICAN CLASSIC VOYAGES
HYPOTHETICAL LIQUIDATION ANALYSIS OF LIQUIDATING DEBTORS UNDER CHAPTER 7 DOLLARS IN THOUSANDS

                                        ESTIMATED
                              NOTES     RECOVERY
                              -------------------
ASSETS
     Cash in Estate            (1)       $ 1,294
     Sale Proceeds             (2)        80,900
     Preference Recoveries     (3)            --
     Other Assets              (4)            --
                                         -------
TOTAL PROCEEDS AVAILABLE FOR
  DISTRIBUTION TO CREDITORS              $82,194
                                         =======

                                              LIABILITIES             % RECOVERY         ESTIMATED RECOVERY
                                        ----------------------   ---------------------  --------------------
                                        CLAIMS AS    ESTIMATED    CLAIMS AS  ESTIMATED  CLAIMS AS  ESTIMATED
                                        FILED AND     ALLOWED     FILED AND   ALLOWED   FILED AND   ALLOWED
                                 NOTES  SCHEDULED     CLAIMS      SCHEDULED   CLAIMS    SCHEDULED   CLAIMS
                                 -----------------------------   -------------------------------------------
ADMINISTRATIVE CLAIMS
     Indemnification Reserve       (5)  $     --   $     --                             $     --    $     --
     Operating Reserve             (6)     2,000      2,000      100.0%        100.0%      2,000       2,000
     Chapter 7 Operating
       Reserve                     (7)       250        250      100.0%        100.0%        250         250
     Estimated Unpaid Chapter 11
       Costs and fees              (8)     1,500      1,500      100.0%        100.0%      1,500       1,500
     Investment Banking Fee &
       Payments due under
       Employee Plans              (9)     2,800      2,800      100.0%        100.0%      2,800       2,800
     Chapter 11 Plan
       Administrator              (10)        --         --      100.0%        100.0%         --          --
     Chapter 7 Trustee Fees        (7)     2,466      2,466      100.0%        100.0%      2,466       2,466
                                        -------------------                              -------------------
TOTAL ADMINISTRATIVE CLAIMS                9,016      9,016      100.0%        100.0%      9,016       9,016
                                        -------------------                              -------------------

Consideration Available for                                                               73,178      73,178
  Creditors

PRIORITY TAX CLAIMS               (11)       350        350       100.0%        100.0%        350         350
OTHER PRIORITY       CLASS 1      (12)     7,909      4,000       100.0%        100.0%      7,909       4,000
SECURED MARAD AQ     CLASS 2      (13)    45,735     47,312       100.0%        100.0%     45,735      47,312
OTHER AQ SECURED     CLASS 3      (14)     1,059        800       100.0%        100.0%      1,059         800
GENERAL SECURED      CLASS 4      (14)    10,239      1,800       100.0%        100.0%     10,239       1,800
CONVENIENCE CLAIMS   CLASS 5      (15)     1,696      1,700        50.0%         50.0%        848         850
GENERAL UNSECURED    CLASS 6      (16)   216,396     75,000         3.3%         24.1%      7,038      18,067
INTERCOMPANY CLAIMS  CLASS 7      (17)   281,050         --         0.0%          0.0%         --          --
INTERESTS            CLASS 8                  --         --         0.0%          0.0%         --          --
                                        -------------------                               -------------------
                                         564,434    130,962                                 73,178     73,178
                                        -------------------                               -------------------
TOTAL                                   $573,450   $139,977                                $82,194    $82,194
                                        ===================                               ===================

THE DISTRIBUTIONS OUTLINED IN THE HYPOTHETICAL LIQUIDATION ANALYSIS ARE AN ESTIMATE AS OF JULY 29, 2002 AND ARE BASED UPON PROJECTED NET RECOVERIES FROM THE COLLECTION AND THE LIQUIDATION OF THE LIQUIDATING DEBTORS' ASSETS, ESTIMATED PROFESSIONAL FEES, AND ADMINISTRATIVE, PRIORITY AND GENERAL UNSECURED CLAIMS. CREDITORS ARE CAUTIONED THAT ACTUAL DISTRIBUTIONS TO CREDITORS MAY DIFFER SIGNIFICANTLY. CREDITORS SHOULD REFER TO THE RISKS SECTION CONTAINED ON THE LAST PAGE OF THIS EXHIBIT.

AMERICAN CLASSIC VOYAGES
HYPOTHETICAL LIQUIDATION ANALYSIS OF LIQUIDATING DEBTORS UNDER CHAPTER 7 DOLLARS IN THOUSANDS

NOTES AND ASSUMPTIONS

 (1) Cash in Estate was estimated as of July 29, 2002.

 (2) Asset Sale proceeds are pursuant to the Asset Purchase Agreement dated May 13, 2002 ("APA").

 (3) The Liquidating Debtors have scheduled payments made to creditors, during the 90 days prior to filing, totaling $106.2 million. payments made may be deemed to be preferential. The Debtors have not performed an analysis of these payments to determine possible preference recoveries.

 (4) The Debtors have minimal office equipment, including computers. Total value of these assets is not estimatible at this time; however, the Debtors believe the total value is insignificant.

 (5) As part of the Plan of Liquidation, a $2.5 million indemnification reserve is being established to cover the obligations of the Debtors pursuant to their bylaws, applicable law, any employment agreement or other express agreement operational as of the Date. This analysis assumes that no claims will be made against this reserve and the entire reserve will ultimately be available for distribution to creditors.

 (6) The operating reserve is the estimated cost for the wind-down of the Debtors' estates utilizing Debtors' employees and Debtors' Counsel. As part of the Plan of Liquidation, this reserve may be funded up to $5 million. This analysis assumes that the total amount required to be funded will be $2 million, and that a projected $3 million will ultimately be available for distribution to creditors.

 (7) Due to the conversion to Chapter 7, it is estimated that operating expenses to wind-down the Debtors' estates will be greater than those estimated by the Debtors under a Chapter 11. Additionally, Chapter 7 trustee Fees are assumed to be 3% of cash distributed by the Chapter 7 Trustee.

 (8) Amount represents an estimate of the unpaid Chapter 11 fees and costs as of confirmation.

 (9) Amount represents an estimate of the maximum payable under the Investment Banking Fee and the Debtors' Employee Plans. These amounts are subject to Bankruptcy Court Approval.

(10) Amount represents the estimated cost for the Chapter 11 Plan Administrator to oversee the orderly wind-down of the Debtors' estates. This analysis assumes the conversion to Chapter 7 and thus, this amount is assumed to be zero.

(11) Amount is based on an analysis received from Logan & Co., Claims Agent.

(12) Priority claims are based on a preliminary claim analysis and require further investigation by the Debtors.

(13) MARAD AQ Secured Claim is as calculated as follows:

     Title XI Bonds      $36,198
     Title XI Notes        8,325
     New MARAD Note        2,789
                         -------
                         $47,312
                         =======

(14) Secured claims are based on a preliminary claim analysis and require further investigation by the Debtors.

(15) Convenience claims are claims less than one thousand dollars and are based on the analysis prepared by Logan & Co, Claims Agent.

(16) Approximately $216 million unsecured claims were filed against the Liquidating Debtors' estates. Based on a preliminary analysis by the Debtors, Debtors' Counsel, and the advisors to the Unsecured Creditors Committee, it is estimated that the range of allowed unsecured claims against the Liquidating Debtors' estates, after completion of the claims reconciliation and objection process, will aggregate between $65 million to $85. The analysis was prepared assuming $75 million of allowed Unsecured Claims. The table below sets forth the estimated recovery at various within the range.

      ALLOWED
     UNSECURED    ESTIMATED %
      CLAIMS       RECOVERY
     ------------------------
     $65,000        27.8%
      70,000        25.8%
      75,000        24.1%
      80,000        22.6%
      85,000        21.3%

(17) Intercompany claimants are assumed to have no recovery as the intercompany claims of the Liquidating Debtors will be substantively consolidated and the intercompany claims between the Liquidating Debtors and the Converting Debtors, will be recharacterized as Interests or offset against intercompany receivables from the Converting Debtors resulting in a net receivable to the Liquidating Debtors' Estates.

                   RISK FACTORS IN CONNECTION WITH PROJECTED
             DISTRIBUTIONS TO CREDITORS OF THE LIQUIDATING DEBTORS
             -----------------------------------------------------

     Creditors are cautioned that the distributions outlined in the prefixed Hypothetical Liquidation Analysis are an estimated as of July 29, 2002. A number of risk factors may materially affect the actual distributions to creditors, including, without limitation, the following:

     1. The Debtors have scheduled approximately $281,050,000 in intercompany claims. The Plan provides for these claims to be recharacterized as interests or offset against intercompany receivables from the Converting Debtors. To the extent all or some of the intercompany claims are not treated in this manner, the actual pro rata distributions to creditors could vary significantly.

     2. The actual distributions to creditors will be affected by the total amount of allowed professional fees and administrative claims in the case. Creditors should be aware that a last date for filing administrative claims in this case has not yet been set by the Bankruptcy Court. To the extent administrative claims are received beyond the Debtor's current projections, such claims may adversely affect the amount and timing of actual distributions to creditors.

     3. Priority claims (excluding tax claims) in the amount of approximately $7,909,000 have been filed against the Liquidating Debtors. The Hypothetical Liquidation analysis assumes that only $4,000,000 of these claims will be allowed as priority claims. While it is believed that this amount is sufficient, the actual amount of allowed priority claims might vary. In addition, creditors should be aware that the Priority Tax claims filed against the Liquidating Debtors total $350,000. While the Debtors believe that these tax claims, among others, will ultimately be disallowed, such claims to the extent allowed in full or part, may adversely affect the amount and timing of actual distributions to creditors.

     4. The actual distributions to unsecured creditors in this case will be affected by the total amount of unsecured claims ultimately allowed in the case. While the Debtors project that the total allowed unsecured claims should range between $65 and $85 million, the actual amount of allowed claims might exceed $85 million, in which case the actual pro rata distributions to creditors would be less than projected.

     5. The actual recoveries realized from the collection and liquidation of the Liquidating Debtors' remaining assets and the timing thereof may vary significantly from the Debtor's projections. Any such variation will affect the amount and timing of distributions to creditors.

     6. The projected distributions to creditors under the Plan is conditioned upon the intercompany claims among the Liquidating Debtors being eliminated by virtue of the substantive consolidation of the Liquidating Debtors estates and the intercompany claims among the Liquidating Debtors and the Converting Debtors being recharacterized an equity interests or offset from receivables due the Liquidating Debtors. Any variation from these assumptions may materially affect the amount and timing of distributions to creditors of the Liquidating Debtors.

                                   EXHIBIT H
             PAYMENTS WITHIN 90 DAYS OF FILING OF CHAPTER 11 CASES
             -----------------------------------------------------

AMERICAN CLASSIC VOYAGES
PAYMENTS MADE 90 DAYS PRIOR TO FILING
ALL PAYMENTS MADE BY AMCV CRUISE OPERATIONS, INC.

                                                       AMOUNT PAID IN
                       VENDOR                           LAST 90 DAYS
----------------------------------------------------   --------------
ADP                                                     $  7,553,935
AIRLINE REPORT CORP                                           52,691
ALAMO RENT A CAR INC                                         196,036
ALL ABOARD CHATTANOOGA TRAVEL                                 94,204
ALOHA KAUAI TOURS, INC.                                       61,216
AMERICAN AIRLINES                                         17,288,459
AMERICAN LONGSHORE MUTUAL ASSOCIATION                        150,961
AMERICAN MARITIME OFFICERS                                   457,745
AON RISK SERVICES INC OF IL                                  148,274
APEX OIL CO INC                                               75,403
ATLANTIC MARINE                                            1,100,980
AVANTI PRESS INC                                             459,128
BANK OF NEW YORK                                           4,870,080
BAY VIEW FUNDING                                             118,490
BEAMERS HELLS CANYON                                          70,497
BELLSOUTH                                                     85,624
BETA BUSINESS SOLUTIONS                                      138,663
BLUE HAWAIIAN HELICOPTERS                                     93,362
BOARD OF COMMISSIONERS OF THE PORT OF NEW ORLEANS             51,416
BOSWELL OIL CO.                                              103,325
C. EBERLE SONS CO                                             59,206
DAYCOM SYSTEMS                                             1,010,913
DELAURIER, DIANNE J                                           59,512
DELAWARE SECRETARY OF STATE - THE PRENTICE-HALL CORP          62,016
DISPENSER JUICE INC                                          107,851
DON HO PRODUCTIONS                                            60,000
ECOLAB                                                        89,862
EDELMAN                                                       50,000
EDELMAN PUBLIC RELATIONS                                     120,748
EMBASSY SUITES                                               115,479
EMBASSY VACATION RESORT                                       53,765
FAMILY TREE PRODUCE                                          250,270
FINE ART WHOLESALERS, INC                                    161,983
FLEET MEDICAL RESOURCES                                       74,933
GERRY LOU & ASSOCIATES                                       282,365
GODWIN GROUP                                               1,065,494
H.F.M. FOOD SERVICE                                          251,161
HARBOR PETROLEUM INC.                                         53,008
HAWAII MEDICAL SERVICE ASSN.                                  95,358
HAWAII STATE TAX CO                                          163,023
HAWAII STEVEDORES INC                                        264,342
HAWAIIAN TUG & BARGE                                         133,650
HELI USA AIRWAYS, INC                                        157,626
HOLLAND AMERICAN LINE                                      2,593,435
HOPEMAN BROTHERS MARINE INTERIORS                          1,085,035
HT&T COMPANY                                                  92,586
ICS LOGISTICS                                                 64,075
INGALLS                                                   15,664,000
INKTEL DIRECT                                                122,246
INTEGRAL CONSTRUCTION OF BROWARD, INC                         78,866
INTERNATIONAL BUSINESS MACHINES CORP                          54,073
IRS                                                          119,079
J P MORGAN CHASE                                          29,990,703
J WILSON & ASSOCIATES                                        238,268
JM INCORPORATED                                               77,476
JMG CORP                                                      91,667
JOHN W. STONE OIL                                            105,864
KENNEDY ENTERTAINMENT                                        169,116
KING FOOD SERVICE                                            994,197
KONA COLD LOBSTERS LTD                                        97,286
KYO-YA CO LTD.                                               103,526
LATHAM & WATKINS                                             395,328
LUKEN'S POULTRY, FISH & SEAFOOD                              594,174


                                     1 of 2

AMERICAN CLASSIC VOYAGES
PAYMENTS MADE 90 DAYS PRIOR TO FILING
ALL PAYMENTS MADE BY AMCV CRUISE OPERATIONS, INC.

                                                       AMOUNT PAID IN
                       VENDOR                           LAST 90 DAYS
----------------------------------------------------   --------------
MALOLO BEVERAGE                                         $     111,077
MARITIME TELECOMMUNICATION NETWORK                             69,593
MAUI DOWNHILL                                                  53,117
MAUI PRINCE HOTEL                                             272,455
MCCABE, HAMILTON & RENNY LTD                                  219,995
MCI WORLDCOM                                                   60,960
MERS INC / DBA THE BOAT STORE                                  97,823
METLIFE                                                        53,569
MFD 700 BISHOP INC                                             56,680
MONTSHIP                                                      140,000
MULTICOM C/O BOBROFF, HESSE, LINDMARK & MARTONE               159,090
OHANA AVIATION, INC.                                           70,675
OUTRIGGER WAILEA RESORT                                        94,418
PARAFAX                                                        83,748
PERFORMARK, INC                                               177,225
PETER A MAYER ADVERTISING INC                               2,389,863
PPF HAWAII INC./CSI                                           269,964
PRESTON GATES                                                 786,634
QWEST BUSINESS SERVICES                                       284,690
REITER PETROLEUM INC                                           56,961
ROBERTS HAWAII, INC                                           971,226
ROBINSON, LEE                                                 114,551
RYLANDER COMPANY                                               94,713
SCHOTTEL INC                                                   65,352
SEAFARERS INTERNATIONAL UNION                                 728,004
SEAKING, INC.                                                 352,100
SEYFARTH, SHAW, FAIRWEATHER & GERALDSON                        91,304
SOMERSET REFINERY, INC                                         75,055
SOUTHERN WINE & SPIRITS                                        82,522
STATE OF HAWAII                                             1,433,028
STATE OF KENTUCKY                                             235,000
STEAMSHIP INSURANCE MANAGEMENT SERVICES LTD                   306,184
SUNSHINE HELICOPTERS, INC.                                     97,155
SYSCO FOOD SERVICES                                           742,136
TESORO FUEL                                                 1,500,000
THE 401(K) COMPANY                                            513,853
THIESSEN OIL CO                                                98,511
TILLBERG DESIGN AB                                            121,613
TRANSPORTATION INSTITUTE                                       61,600
TRAVELOCITY.COM LP                                             30,000
TRIPMATE INSURANCE COMPANY                                  1,046,103
UNITED INDUSTRIAL WORKERS WELFARE PLAN                        342,903
US DEPT OF TRANSPORTATION MARITIME ADMINISTRATION              86,045
US POSTMASTER                                                 209,593
VACATION.COM                                                   69,072
VANDALIA BUS LINES, INC.                                       59,011
WAIALEALE BOAT TOURS, INC.                                     56,708
WALSH MONZACK AND MONACO, PA                                   75,000
WESTAFF                                                       144,637
WORKSPACE CORPORATION                                          75,000
WORLD MARKETING INTEGRATED SOLUTIONS INC                       71,262
Y. FUKUNAGA PRODUCTS LTD.                                      96,025
                                                        -------------
                                                        $ 106,217,857
                                                        =============


                                     2 of 2